                           JENKON INTERNATIONAL, INC.
                        7600 N.E. 41st Street, Suite 350
                           Vancouver, Washington 98662
                                 (360) 256-4400

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 31, 2000

To the Stockholders of Jenkon International, Inc.:

         You are cordially invited to attend a special meeting of stockholders of Jenkon International, Inc., a Delaware corporation ("Jenkon" or the "Company"), which will be held at the Embassy Suites Hotel, Eric Hauser Room, 319 SW Pine Street, Portland, Oregon 97204, at 10:00 a.m., Pacific Daylight Time, on Wednesday, May 31, 2000, to consider and act upon the following matters, all as more fully described in the accompanying Proxy Statement which is incorporated herein by this reference:

         1. To consider and vote upon a single, unified proposal described in the accompanying Proxy Statement, which provides for:

                  (a) Approval of the automatic conversion of 1,208,000 outstanding shares of the Company's Series B Preferred Stock into an aggregate of 12,080,000 shares of common stock of the Company ("Common Stock") in accordance with the terms of the Certificate of Designation, Preferences and Rights of Series B Preferred Stock of the Company
         (the "Series B Certificate," a copy of which is attached as Appendix A to the accompanying Proxy Statement);

                  (b) Approval of the automatic conversion of 1,208,000 outstanding shares of the Company's Series C Preferred Stock into an aggregate of 12,080,000 shares of Common Stock in accordance with the terms of the Certificate of Designation, Preferences and Rights of Series C Preferred Stock of the Company (the "Series C Certificate," a copy of which is attached as Appendix B to the accompanying Proxy Statement); and

                  (c) Approval of (i) the automatic conversion of Convertible Promissory Notes in an aggregate principal amount of $4.5 million (the "Convertible Notes," the form of which is included as Appendix C to the accompanying Proxy Statement) into an aggregate of 4,500,000 shares of Common Stock, and (ii) the automatic conversion of all accrued but unpaid interest on the Convertible Notes into shares of Common Stock at a conversion rate equal to the last reported sale price of the Company's Common Stock on the Nasdaq Small Cap Market on May 30, 2000;

         2. To consider and vote upon a proposal to approve an amendment to the Company's Certificate of Incorporation (the form of which is included as Appendix D to the accompanying Proxy Statement), pursuant to which (i) the authorized number of shares of Common Stock of the Company will be increased from 20,000,000 to 50,000,000 shares, and (ii) the name of the Company will be changed from Jenkon International, Inc. to Multimedia K.I.D., Inc.;

         3. To consider and vote upon a proposal, described in the accompanying Proxy Statement, which provides for approval of the sale of all of the outstanding capital stock of Summit V, Inc. ("Summit V"), the Company's direct sales software subsidiary, to JIA, Inc., a corporation affiliated with Daniel Jensen, a founder and former director of the Company, and Robert Cavitt, a former director of the Company and current officer of Summit V, pursuant to the terms of a Stock Purchase Agreement, dated as of April 6, 2000 (a copy of which is included as Appendix E to the accompanying Proxy Statement); and

         4. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Stockholders of record of the Company's Common Stock at the close of business on May 5, 2000, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the meeting.

         THOSE WHO CANNOT ATTEND ARE URGED TO SIGN, DATE, AND OTHERWISE COMPLETE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. ANY STOCKHOLDER GIVING A PROXY HAS THE RIGHT TO REVOKE IT ANY TIME BEFORE IT IS VOTED.

                                    BY ORDER OF THE BOARD OF DIRECTORS

                                    Cliff DeGroot, Secretary

Vancouver, Washington
May __, 2000

                           JENKON INTERNATIONAL, INC.
                        7600 N.E. 41st Street, Suite 350
                           Vancouver, Washington 98662
                                 (360) 256-4400
                                 ---------------

                                 PROXY STATEMENT
                                 ---------------

                   Approximate date proxy material first sent
                         to stockholders: [May 8, 2000]
                               ------------------

                                  INTRODUCTION

        This Proxy Statement (the "Proxy Statement") is being furnished to stockholders of Jenkon International, Inc., a Delaware corporation ("Jenkon" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") from holders of record of the Company's outstanding shares of Company common stock as of the close of business on May 5, 2000 (the "Record Date") for use at the Special Meeting of Stockholders of the Company (the "Meeting") to be held at the Embassy Suites Hotel, Eric Hauser Room, 319 SW Pine Street, Portland, Oregon 97204, at 10:00 a.m., Pacific Daylight Time, on Wednesday, May 31, 2000, and at any adjournment or postponement thereof. This Proxy Statement is first being mailed to the Company's stockholders on approximately [May 8, 2000].

MATTERS FOR CONSIDERATION AT THE MEETING

        At the Meeting, holders of shares of Company common stock will be asked to consider and vote upon the following matters:

        1. A single, unified proposal (the "Conversion Proposal") described in this Proxy Statement, providing for:

               (a) Approval of the automatic conversion of 1,208,000 outstanding shares of the Company's Series B Preferred Stock into an aggregate of 12,080,000 shares of common stock of the Company ("Common Stock") in accordance with the terms of the Certificate of Designation, Preferences and Rights of Series B Preferred Stock of the Company (the "Series B Certificate," a copy of which is included as Appendix A hereto);

               (b) Approval of the automatic conversion of 1,208,000 outstanding shares of the Company's Series C Preferred Stock into an aggregate of 12,080,000 shares of Common Stock in accordance with the terms of the Certificate of Designation, Preferences and Rights of Series C Preferred Stock of the Company (the "Series C Certificate," a copy of which is included as Appendix B hereto); and

               (c) Approval of (i) the automatic conversion of Convertible Promissory Notes in an aggregate principal amount of $4.5 million (the "Convertible Notes," the form of which is included as Appendix C hereto) into an aggregate of 4,500,000 shares of Common Stock, and (ii) the automatic conversion of all accrued but unpaid interest on the Convertible Notes into shares of Common Stock at a conversion price equal to the last reported sale price of the Company's Common Stock on the Nasdaq Small Cap Market on May 30, 2000;

        2. To consider and vote upon a proposal (the "Charter Amendment Proposal") to approve an amendment to the Company's Certificate of Incorporation (the form of which is included as Appendix D hereto), pursuant to which (i) the authorized number of shares of Common Stock of the Company will be increased from 20,000,000 to 50,000,000 shares, and (ii) the name of the Company will be changed from Jenkon International, Inc. to Multimedia K.I.D., Inc.;

        3. To consider and vote upon a proposal (the "Sale Proposal"), described in this Proxy Statement, which provides for approval of the sale of all of the outstanding capital stock of Summit V, Inc. ("Summit V"), the Company's direct sales software subsidiary, to JIA, Inc., a corporation affiliated with Daniel Jensen, a founder and former director of the Company, and Robert Cavitt, a former director of the Company and current officer of Summit

V, pursuant to the terms of a Stock Purchase Agreement (the "Purchase Agreement"), dated as of April 6, 2000 (a copy of which is included as Appendix E hereto); and

        4. To transact such other business as may properly come before the meeting or any adjournment thereof.

        THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE CONVERSION PROPOSAL, THE CHARTER AMENDMENT PROPOSAL AND THE SALE PROPOSAL.

VOTING RIGHTS AND PROXY INFORMATION

        Only holders of record of shares of Common Stock as of the close of business on the Record Date will be entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof. Holders of shares of Common Stock are entitled to one vote per share on any matter which may properly come before the Meeting.

        The presence, either in person or by properly executed proxy, of the holders of a majority of the then outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting and to permit action to be taken by the stockholders at such Meeting.

        The Conversion Proposal requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting. Thus, stockholders who are not present, in person or by proxy, at the Meeting will not affect the outcome of the vote on the Conversion Proposal but will affect whether a quorum is present at the Meeting. Abstentions as to the Conversion Proposal will have the same effect as votes against such proposal.

        Each of the Charter Amendment Proposal and the Sale Proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock. Thus, abstentions as to the Charter Amendment Proposal and the Sale Proposal will have the same effect as votes against such proposal.

        Shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Broker non-votes, however, will be treated as not voted for purposes of determining approval of the Conversion Proposal and will not be counted as votes for or against such proposal.

        Proxies duly executed and returned by stockholders and received by the Company before the Meeting will be voted "FOR" the Reorganization Proposal and "FOR" the Sale Proposal, unless a contrary choice is specified in the proxy. Where a specification is indicated as provided in the proxy, the shares represented by the proxy will be voted and cast in accordance with the specification made. As to other matters, if any, to be voted upon, the persons designated as proxies will take such actions as they, in their discretion, may deem advisable. The persons named as proxies were selected by the Board and each of them is an officer and/or director of the Company.

        In the event that a quorum is not present at the time the Meeting is convened, or if for any other reason the Company believes that additional time should be allowed for the solicitation of proxies, the Company may adjourn the Meeting with or without a vote of the stockholders. If the Company proposes to adjourn the Meeting by a vote of the stockholders, the persons named in the enclosed form of proxy will vote all shares of Common Stock for which they have voting authority in favor of such adjournment.

        Your execution of the enclosed proxy will not affect your right as a stockholder to attend the Meeting and to vote in person. Any stockholder giving a proxy has the right to revoke it at any time by either (a) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy, (b) duly executing a subsequent proxy relating to the same shares of the Common Stock and delivering it to the Secretary of the Company at or before the Meeting, or (c) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute a revocation of a proxy).

        A form of proxy is being furnished herewith by the Company to each stockholder, and, in each case, is solicited on behalf of the Board for use at the Meeting. The Company will bear the cost of the solicitation. In addition to solicitation by mail, the Company will request banks, brokers and other custodian nominees and fiduciaries to supply proxy material to the beneficial owners of the Common Stock of whom they have knowledge, and will reimburse them for their expenses in so doing; and certain directors, officers and other employees of the Company, not specifically employed for the purpose, may solicit proxies, without additional remuneration therefor, by personal interview, mail, telephone, facsimile, or telegraph. In addition, the Company has retained Corporate Investor Communications, Inc., 111 Commerce Road, Carlstadt, New Jersey 07092 to assist in the solicitation for a fee of not more than $10,000.

NO APPRAISAL RIGHTS

        Stockholders of the Company will not be entitled to appraisal or dissenter's rights under Delaware law in connection with the Conversion Proposal, the Charter Amendment Proposal or the Sale Proposal.

ATTENDANCE OF ACCOUNTANTS

        A representative of BDO Seidman LLP, the Company's principal accountants (the "Auditor"), is expected to be present at the Meeting. The Auditor will have the opportunity to make a statement with respect to the proposals contained in this Proxy Statement if the Auditor desires to do so. The Auditor is expected to be available to respond to appropriate stockholder questions, if any.

                             THE CONVERSION PROPOSAL

SUMMARY OF THE CONVERSION PROPOSAL

        The Conversion Proposal is a single, unified proposal consisting of (i) approval of the conversion of the outstanding shares of Series B Preferred Stock and Series C Preferred Stock (collectively, the "Preferred Stock") into shares of Common Stock, and (ii) approval of the conversion of the outstanding principal and interest on the Convertible Notes into shares of Common Stock, each as described in more detail below. In order to effect the foregoing, the following resolution will be offered by the Board of Directors at the Meeting:

               "RESOLVED, That the holders of the Company's outstanding Common Stock hereby authorize the conversion into Common Stock of (i) the issued and outstanding shares of Series B Preferred Stock and Series C Preferred Stock in accordance with the terms of the Certificate of Designation, Preferences and Rights of Series B Preferred Stock and Series C Preferred Stock, respectively, and
               (ii) Convertible Promissory Notes in the original principal amount of $4.5 million pursuant to the terms of such Notes, as amended."

BACKGROUND; DESCRIPTION OF PREFERRED STOCK AND CONVERTIBLE NOTES

        On December 16, 1999, the Company entered into a Stock Exchange Agreement and Plan of Reorganization (the "Exchange Agreement") with Multimedia K.I.D. - Intelligence in Education Ltd., ("MMKid"), an Israeli-based interactive educational company, and the stockholders of MMKid pursuant to which the Company acquired all of the outstanding capital stock of MMKid in exchange for the following consideration: (i) 840,000 shares of Common Stock, (ii) 1,208,000 shares of Company Series B Preferred Stock, and (iii) 1,208,000 shares of Company Series C Preferred Stock.

        DESCRIPTION OF PREFERRED STOCK. The Company currently has 1,208,000 authorized shares of Series B Preferred Stock, all of which have been issued and are currently outstanding, and 1,208,000 authorized shares of Series C Preferred Stock, all of which have been issued and are currently outstanding. Except as otherwise required by applicable law, the Preferred Stock currently has no voting rights but shall be convertible into Common Stock as described in "The Conversion Proposal -- Conversion of Preferred Stock" below.

        Holders of the Preferred Stock are not entitled to any dividends. So long as any shares of Preferred Stock are outstanding, the Corporation shall not, without the written consent of a majority of the outstanding shares of Series B Preferred Stock and Series C Preferred Stock, (i) declare or pay any dividend on, (ii) make any distributions to the holders of, or (iii) repurchase, redeem or make provision for the purchase or redemption (whether directly or through a subsidiary) of any class or series of stock of the Corporation ranking junior or equal to the Preferred Stock.

        Holders of the Preferred Stock are entitled to a liquidation preference equal to $10.00 per share, subject to customary adjustments. In the event that the assets available for distribution upon a liquidation shall be insufficient to pay the holders of the Preferred Stock the full amounts to which they are entitled, the holders of the Preferred Shares shall share ratably in any distribution. After payment of the liquidation preference, the holders of the Common Stock shall be entitled to receive ratably any remaining assets or funds of the Company remaining for distribution.

        DESCRIPTION OF CONVERTIBLE NOTES. As a condition to closing the acquisition of MMKid, the Company completed a private placement of $4.5 million of Convertible Notes, the proceeds of which were allocated among Summit V, Inc., the Company's direct sales software subsidiary, and the operations of MMKid. The Convertible Notes are not secured by any assets of the Company, bear interest at an annual rate of 12% from and after January 1, 2000 and, unless converted into Common Stock, were initially due and payable in full on or before April 1, 2000, which date was later extended by all or substantially all of the holders of the Convertible Notes to June 1, 2000. Accrued interest on the Convertible Notes was payable in cash on February 1, 2000 and March 1, 2000, with any remaining accrued but unpaid interest payable in additional shares of Common Stock at maturity. See "The Conversion Proposal -- Conversion of Convertible Notes" below.

        REGISTRATION RIGHTS. Pursuant to the terms of the Exchange Agreement and the terms by which the Convertible Notes were sold, the Company has agreed to file (at least 15 days prior to the Meeting Date), at its own expense, a registration statement covering (i) all of the shares issuable upon conversion of the Convertible Notes, and (ii) at least 8,750,000 of the shares of Common Stock issuable upon conversion of the Preferred Stock.

        In addition, the Company has granted the holders of the Preferred Stock piggy back and demand registration rights with respect to any shares of Common Stock not registered as described above. The demand registration rights shall be exercisable at any time prior to June 13, 2000 (180 days following the acquisition of MMKid). Piggy back rights will be exercisable commencing December 17, 2000. All shares registered pursuant to the exercise of these demand or piggy back registration rights shall be subject to a one year lock-up restriction which may be waived, in whole or in part, by a majority of disinterested directors and which shall terminate (i) at any time after the closing sales price of the Company's Common Stock exceeds $6.00 per share for 20 consecutive trading days, or (ii) at any time after the Company completes a public offering of Common Stock for cash (other than upon exercise of outstanding options or warrants). The registration rights of the Preferred Stockholders shall terminate with respect to any shares that may be legally sold by the holder in the public market without the volume limitations imposed by Rule 144 of the Securities Act of 1933, as amended.

        NASDAQ LISTING REQUIREMENTS. The Company currently has sufficient authorized but unissued shares of Common Stock to effect the conversion of the Convertible Notes and a portion of the Preferred Stock without obtaining approval of the stockholders. However, the listing requirements of the Nasdaq Stock Market, Inc. with respect to Nasdaq Small Cap Market companies such as the Company require a listed company to obtain stockholder approval prior to any issuance of its common stock which equals or exceeds 20% of its outstanding common stock (or 20% or more of the Company's outstanding voting power). Since the Company issued approximately 19% of its Common Stock in connection with the acquisition of MMKid, the conversion of the Convertible Notes and/or the Preferred Stock into Common Stock would cause the Company to exceed the 20% threshold imposed by Nasdaq. Failure to comply with the Nasdaq listing requirements could result in the delisting of the Company's Common Stock from trading on the Nasdaq Small Cap Market.

CONVERSION OF PREFERRED STOCK.

        Pursuant to the terms of the Series B Certificate and the Series C Certificate, respectively, upon approval of conversion by holders of a majority of the Common Stock represented and entitled to vote at a meeting of stockholders, (i) the Series B Preferred Stock will automatically convert into 12,080,000 shares of Common Stock, and (ii) the Series C Preferred Stock will have voting rights on an as-converted basis and will be convertible into an aggregate of 12,080,000 shares of Common Stock at such time as the revenues of MMKid (as a stand alone entity) shall exceed $1,700,000 for any 12 month period (including months prior to December 16, 1999). The $1.7 million 12 month revenue target has been satisfied by MMKid.

        Accordingly, in the event stockholder approval of the Conversion Proposal is obtained, all outstanding shares of the Preferred Stock will automatically be converted into an aggregate of 24,160,000 shares of Common Stock. The shares issued upon conversion of the Preferred Stock would represent approximately 71% of the issued and outstanding shares of Common Stock (assuming the simultaneous conversion of the Convertible Notes into Common Stock). See "Conversion of Convertible Notes."

        Pursuant to the terms of the Series B Certificate and the Series C Certificate, in the event that stockholder approval of the grant of conversion rights to the Series B and Series C Preferred Stock is not obtained on or prior to March 31, 2000 or such later date as the holders of a majority of the respective series shall agree (the "Stockholder Approval Date"), the shares of Series B and Series C Preferred Stock, respectively, will be redeemable at the option of the holders thereof at a redemption price equal to $10 per share (the "Redemption Price"). In March 2000, the Company obtained the written consent of a majority of the holders of the Series B Preferred Stock and Series C Preferred Stock to an extension of the Stockholder Approval Date to May 31, 2000.

        The Redemption Price increases at a rate of 15% per annum from and after April 1, 2000. As of the date of the Meeting, the Redemption Price per share will be $10.25 per share for an aggregate Redemption Price for all shares of Preferred Stock of $24,764,000. In the event that the Conversion Proposal is not approved and some or all of the holders of Preferred Stock exercise their redemption rights, it is highly unlikely that the Company will have or be able to raise sufficient funds to meet its redemption obligations. See "Conversion of Convertible Notes" and "Board Recommendation."

CONVERSION OF CONVERTIBLE NOTES.

        Pursuant to the terms of the Convertible Notes, the Board of Directors of the Corporation agreed to call a meeting in which the stockholders would be asked to approve the issuance of shares of Common Stock upon conversion of the Convertible Notes. Section 2 of the Convertible Notes provides that, upon stockholder approval of the issuance of shares upon conversion, the Convertible Notes would be automatically converted into shares of Common Stock at a conversion price of $1.00 per share. In addition, holders of all or substantially all of the Convertible Notes have agreed that any accrued but unpaid interest on the Notes will convert into shares of Common Stock at a conversion rate equal to the last reported sale price of the Company's common stock on the Nasdaq Small Cap Market on May 30, 2000. On the date of the Meeting, there will be approximately $138,000 of accrued but unpaid interest on the Convertible Notes that will be converted into shares of Common Stock.

        Accordingly, in the event stockholder approval of the Conversion Proposal is obtained, all or substantially all of the Convertible Notes will be converted into outstanding shares of the Preferred Stock which will automatically be converted into an aggregate of 4,500,000 shares of Common Stock plus such additional number of shares equal to the amount of accrued and outstanding interest (approximately $138,000) divided by the last reported sale price of the Company's Common Stock on May 30, 2000. Upon conversion, former holders of Convertible Notes would own approximately 13% of the issued and outstanding shares of Common Stock (assuming the simultaneous conversion of the Preferred Stock into Common Stock). See "Conversion of Preferred Stock."

        In the event that approval of the Conversion Proposal is not obtained on or prior to May 31, 2000, the Convertible Notes will be due and payable in full upon written notice of default by the respective holders thereof. In the event that the Company receives notice of default from holders of a significant portion of the Convertible Notes, it is unlikely that the Company will have or be able to raise sufficient funds to meet its payment obligations under the Convertible Notes.

ADDITIONAL CONSIDERATIONS.

        FUTURE SALES OF RESTRICTED SHARES COULD ADVERSELY AFFECT PRICE OF COMMON STOCK AND LIMIT THE COMPANY'S ABILITY TO COMPLETE ADDITIONAL FINANCING. Sales of a substantial number of shares of Common Stock into the public market in the future could materially adversely affect the prevailing market price for the Company's Common Stock. Upon approval of the Conversion Proposal and the Charter Amendment Proposal, the Company will issue approximately 29,000,000 shares of Common Stock, a portion of which will be registered for resale and a portion of which will become eligible for resale pursuant to Rule 144 one year following the date of issuance. Such a large "over-hang" of stock eligible for sale in the public market may have the effect of (i) depressing the price of the Company's Common Stock, and (ii) making it difficult or impossible for the Company to obtain additional debt or equity financing.

         STOCKHOLDERS WILL EXPERIENCE SIGNIFICANT DILUTION UPON CONVERSION OF PREFERRED STOCK AND CONVERTIBLE PROMISSORY NOTES. Upon approval of the Conversion Proposal and the Charter Amendment Proposal, the Company will issue approximately 29,000,000 additional shares of its Common Stock. The holders of Common Stock will experience significant dilution both in terms of ownership percentage and in terms of net tangible book value per share as a result of such conversion.

INTERESTS OF CERTAIN PERSONS IN CONVERSION PROPOSAL; CHANGE OF CONTROL.

        In connection with the acquisition of MMKid by the Company pursuant to the terms of the Exchange Agreement, the former stockholders of MMKid acquired an aggregate of 840,000 shares of Common Stock as well as the outstanding shares of Preferred Stock. The Preferred Stock does not currently have any voting rights. However, approval of the Conversion Proposal (and the Charter Amendment Proposal) will result in the former MMKid stockholders acquiring a substantial majority (approximately 73%) of the outstanding Common Stock of the Company. As a result, upon approval of the Conversion Proposal (and the Charter Amendment Proposal), the former MMKid stockholders will have sufficient voting power to control the Board of Directors of the Company as well as any matters for which a vote of stockholders is required under applicable law.

        Pessie Goldenberg, a director of the Company and an executive officer of MMKid, currently owns approximately 234,418 shares of Common Stock and 267,349 shares of Series B Preferred Stock and 267,349 shares of Series C Preferred Stock. As a result, in the event the stockholders approve the Conversion Proposal and the Charter Amendment Proposal, Mr. Goldenberg will own 5,581,398 shares of Common Stock, representing approximately 16% of the Company's issued and outstanding Common Stock.

EFFECT OF THE CONVERSION PROPOSAL ON STOCK OPTIONS

        Upon approval of the Conversion Proposal, pursuant to the terms of those stock options granted under the Company's Stock Option Plan, each outstanding option will become fully vested. As of April 30, 2000, there were 443,382 outstanding options having exercise prices ranging from $0.01 to $3.83 and a weighted average exercise price of $1.91 per share. See "The Sale Proposal Effect of the Sale Proposal on Stock Options."

VOTE REQUIRED

        The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting is required to approve the Conversion Proposal. However, because the Company does not currently have a sufficient number of authorized shares of Common Stock in order to effect all of the conversions contemplated by the Conversion Proposal, approval of the Charter Amendment Proposal (described elsewhere in this Proxy Statement) will be required in order to fully implement the Conversion Proposal.

        In the event that approval of the Conversion Proposal is obtained but approval of the Charter Amendment Proposal is not, the Board may elect to convert such portion of the Preferred Stock and Convertible Notes as the

Company has sufficient authorized shares to convert. In such event, assuming that the holders of the Preferred Stock do not exercise their redemption rights, the Company may attempt to obtain approval of the Charter Amendment Proposal in a separate meeting of stockholders after giving effect to the partial conversion.

BOARD RECOMMENDATION

        The Board of Directors unanimously believes that approval of the Conversion Proposal is in the best interests of the Company for a variety of reasons. Such belief is based in part upon the adverse consequences to the Company that will result from a failure to approve such conversion. In the event that stockholder approval of the Conversion Proposal is not obtained, (i) it is unlikely that the Company will have sufficient capital resources in order to repay its obligations under the Convertible Notes, and (ii) it is highly unlikely that the Company would have sufficient capital resources to redeem shares of Preferred Stock upon any exercise of redemption rights by the holders thereof. Accordingly, if the Conversion Proposal is not approved, the Company will be required to immediately locate an alternate source of financing to meet its obligations under the Convertible Notes and any redemption obligations it may have with respect to the Preferred Stock and/or to fund its operations if available operating funds are used to meet the Company's obligations to the holders of the Convertible Notes or Preferred Stock. There can be no assurance that the Company will be able to obtain such financing at all or on terms that are favorable to the Company. The Company's failure to obtain sufficient financing within the requisite time frame will likely result in the delisting of the Company's securities from trading on the Nasdaq Small Cap Market and could make it impossible for the Company to continue operations and/or force the Company to seek protection under federal bankruptcy law.

        In addition, the Board believes that the cancellation of the Convertible Notes and conversion of the Convertible Notes and Preferred Stock into Common Stock that will result from approval of the Conversion Proposal (and the Charter Amendment Proposal) is in the best interests of the Company since the elimination of indebtedness and the potential Preferred Stock redemption obligations increases the likelihood that the Company will be able to attract additional equity or debt financing should additional capital be required in the future. However, even if the Conversion Proposal (and the Charter Amendment Proposal) is approved, there can be no assurance that additional sources of capital will be available to the Company on favorable terms, or at all, if and when needed.

        FOR THE REASONS DESCRIBED ABOVE AND ELSEWHERE IN THIS PROXY STATEMENT, THE BOARD RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE CONVERSION PROPOSAL. SHARES REPRESENTED BY THE PROXIES WILL BE VOTED FOR THE PROPOSAL UNLESS A VOTE AGAINST THE PROPOSAL OR AN ABSTENTION IS SPECIFICALLY INDICATED ON THE PROXY CARD.

                         THE CHARTER AMENDMENT PROPOSAL

SUMMARY

        The Board of Directors of the Company has unanimously adopted, and believes that it would be in the best interest of the Company and its stockholders if the stockholders approve the Charter Amendment Proposal, which would (i) amend the Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock of the Company from 20,000,000 shares to 50,000,000 shares, and (ii) change the Company's name to Multimedia K.I.D., Inc. The full text of the proposed amendment to the Company's Certificate of Incorporation is set forth in Appendix D attached to this Proxy Statement.

BACKGROUND

        Pursuant to the terms of the Exchange Agreement, the Company has agreed to amend its Certificate of Incorporation to increase the number of authorized shares of Common Stock in order to facilitate the conversion of the Convertible Notes and Preferred Stock into Common Stock as described above under "The Conversion Proposal."

        As noted in "The Conversion Proposal" above, the Company does not currently have a sufficient number of authorized shares to permit the conversion of all outstanding Series B and Series C Preferred Stock and the Convertible Notes into Common Stock in accordance with their respective terms. The Amended Certificate will allow for the issuance of Common Stock in connection with the conversion of outstanding Series B and Series C Preferred Stock and Convertible Notes to Common Stock.

        Additionally, because the Company (i) has elected to sell its direct sales software operations that have operated under or been associated with the name Jenkon International, Inc. (see "The Sale Proposal" below), and (ii) the Company intends to focus its future resources and energies into developing and expanding the operations of MMKid, the Board of Directors has proposed to amend the Company's Certificate of Incorporation to change the name of the Company from "Jenkon International, Inc." to "Multimedia K.I.D., Inc."

        If the Charter Amendment Proposal is approved, the increased number of authorized shares of Common Stock resulting from the adoption of the amendment to the Certificate of Incorporation of the Company will be available for issuance of shares upon conversion of the Preferred Stock and Convertible Notes, exercise of outstanding options and warrants, and for issuances from time to time for such purposes and consideration as the Board may approve, and no further vote of the stockholders of the Company will be required for such issuances, except as provided under Delaware law, the rules of any national securities exchange on which the Common Stock is listed at such time or the rules of the Nasdaq Stock Market, Inc., if applicable.

INTERESTS OF CERTAIN PERSONS IN THE CHARTER AMENDMENT PROPOSAL

        See "The Conversion Proposal -- Interests of Certain Persons in the Conversion Proposal" above for a discussion of the interest of the former stockholders of MMKid, including Pessie Goldenberg, a director of the Company and executive officer of MMKid, in the Conversion Proposal. The identified interest of such persons in the Conversion Proposal are identical to their respective interest in the Charter Amendment Proposal.

VOTE REQUIRED

        The Charter Amendment Proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock. Stockholder approval of the Charter Amendment Proposal is also a necessary condition to implementation of the Conversion Proposal. Because the Company does not currently have a sufficient number of authorized shares of Common Stock in order to effect the conversions contemplated by the Conversion Proposal, approval of the Charter Amendment Proposal will be required in order to fully implement the Conversion Proposal. However, in the event that approval of the Conversion Proposal is obtained but approval of the Charter Amendment Proposal is not, the Board may elect to convert such portion of the Preferred Stock and Convertible Notes as the Company has sufficient authorized shares to convert. In such event, assuming that the holders of the Preferred Stock do not exercise their redemption rights, the Company may attempt to obtain approval of the Charter Amendment Proposal in a separate meeting of stockholders after giving effect to the partial conversion.

BOARD RECOMMENDATION

        The Board of Directors unanimously believes that approval of the Charter Amendment Proposal is in the best interests of the Company. Because of the need for approval of the Charter Amendment Proposal in order to completely effect the conversions contemplated by the Conversion Proposal, the reasons for the Board's recommendation with respect to the Charter Amendment Proposal are substantially the same as those set forth above under "The Conversion Proposal -- Board Recommendation." In addition, the Board believes that the availability of additional shares of Common Stock for issuance without the delay and expense of obtaining the approval of stockholders at a special meeting will afford the Company greater flexibility in acting upon proposed transactions or financings involving the issuance or sale of Common Stock or securities convertible into Common Stock in the future. Finally, the Company believes that the proposed name change contemplated by the Charter Amendment Proposal is in the best interests of the Company since it is more descriptive of the Company's business and strategy to focus on the development of MMKid's business and its decision to discontinue (whether through the sale of Summit V or otherwise) its direct sales software business.

        FOR THE REASONS DESCRIBED ABOVE AND ELSEWHERE IN THIS PROXY STATEMENT, THE BOARD RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE CHARTER AMENDMENT PROPOSAL. SHARES REPRESENTED BY THE PROXIES WILL BE VOTED FOR THE PROPOSAL UNLESS A VOTE AGAINST THE PROPOSAL OR AN ABSTENTION IS SPECIFICALLY INDICATED ON THE PROXY CARD.

                                THE SALE PROPOSAL

SUMMARY

        The Board has unanimously adopted, and believes that it would be in the best interest of the Company and its stockholders if the stockholders approve, the Sale Proposal, which would authorize the Company to sell its direct sales software operations through the sale of its subsidiary Summit V to JIA, Inc., a corporation affiliated with Daniel Jensen, a founder and former director of the Company, and Robert Cavitt, a former director of the Company and current officer of Summit V, pursuant to the terms of the Purchase Agreement.

        In order to effect the Sale Proposal, the following resolution will be offered by the Board at the Meeting:

               "RESOLVED, that the holders of the Company's outstanding Common Stock hereby ratify and approve the sale of the Company's Summit V, Inc. subsidiary to JIA, Inc., an affiliate of Dan Jensen and Robert Cavitt, in accordance with the terms of the Stock Purchase Agreement, dated as of April 6, 2000, by and among JIA, Inc., the Company, Summit V, Inc., and Jenkon International, Inc., a Washington corporation and wholly-owned subsidiary of the Company."

        The complete terms of the proposed sale of Summit V are contained in the Stock Purchase Agreement (the "Purchase Agreement") attached to this Proxy Statement as Exhibit E. The summary of the Sale Proposal is qualified in its entirety by the terms of the Purchase Agreement.

BACKGROUND

        On December 16, 1999, the Company acquired all of the outstanding capital stock of MMKid. See "The Conversion Proposal -- Background; Description of Preferred Stock and Convertible Notes." MMKid is an Israeli corporation engaged in the design, manufacture and sale of numerous innovative software and activity systems that together create virtual interactive learning centers for children and adults. MMKid has over 100 software titles covering content as diverse as science, nature, math, music, language, art, technology, transportation, as well as every day environments such as the home and workplace. The educational systems are designed to promote creativity, imagination, listening, reading, writing, cognitive and motor skills through a full range of media which touches on different senses and emotions. In 1998, MMKid was awarded the Computer Software Award from the Office of the Prime Minister of Israel for the category of "Special Innovation and Invention in Education."

        Prior to the acquisition of MMKid, the Company was engaged in the development, marketing and sale of software solutions for the direct sales industry. The Company's direct sales operations were handled through Summit V, a wholly-owned operating subsidiary of the Company. In February 2000, in light of Summit V's continuing losses and ongoing development costs, the Company's limited capital resources, and the Board's belief that the Company and its stockholders would be better served by focusing on the development of the business of MMKid, the Company decided to discontinue its direct sales software operations. The Board determined that the original intention to have two separate operating companies, Summit V and MMKid, was not ultimately in the best interests of the Company's shareholders due to the confusing picture presented by the two companies' respective business models and the difficulty of integrating management of the two separate businesses. At such time, the Board also decided that the discontinuation or sale of Summit V's business would free the remaining business from the significant product development expenses of the Summit V operations, thereby enabling the management of MMKid to focus its limited capital resources on the development and marketing of its educational products through MMKid.

        In response to the Board's decision to discontinue Summit V's direct sales software operations, a management group led by Dan Jensen, a founder of the Company, and Robert Cavitt entered discussions with the Board regarding the possible purchase of Summit V. At the time, Mr. Cavitt was the President and a director of the Company and Mr. Jensen was a director and significant stockholder.

        On March 15, 2000, the Company entered into a preliminary Stock Purchase Agreement to sell Summit V to JIA, Inc., a Washington corporation ("JIA"), a corporation affiliated with and controlled by Robert Cavitt and Daniel Jensen. At such time, the parties also entered into a Management Agreement whereby the Company and Summit V appointed JIA to supervise and direct the day-to-day operations of Summit V in the period between execution of the purchase agreement and the closing of the transactions contemplated thereby.
See "Terms of Agreements -- Management Agreement." At such time, Robert
Cavitt and Daniel Jensen resigned from their respective positions as officers and/or directors of the Company, with Cavitt remaining as President of Summit
V during the transition period between execution of the Purchase Agreement and the Closing.

        Immediately following the execution of the March 15, 2000 draft of the Stock Purchase Agreement, it became clear that certain material terms of the proposed transaction had not been adequately addressed. Accordingly, the March 15, 2000 Stock Purchase Agreement was canceled and the parties entered into additional discussions regarding the terms of the proposed sale. On April 6, 2000, the parties entered into a new definitive Stock Purchase Agreement (the "Purchase Agreement"), a copy of which is attached to this Proxy Statement as Appendix E.

        The sale of Summit V is subject to many contingencies, including stockholder approval and other events that are outside the Company's control. There can be no assurance that the sale of Summit V will be consummated. In the event that the Sale Proposal is not approved and the sale of Summit V is not completed, the Company's financial condition would be materially and adversely affected.

TERMS OF AGREEMENTS

        The following summarizes the material terms of the proposed sale of Summit V. The following discussion is qualified in its entirety by the copies of the Purchase Agreement and Management Agreement filed as appendices to this Proxy Statement.

        STOCK PURCHASE AGREEMENT. The Company has entered into a Stock Purchase Agreement dated April 6, 2000 (the "Purchase Agreement"), by and among JIA, Summit V, the Company and Jenkon International, Inc., a Washington corporation and wholly-owned subsidiary of the Company.

        Pursuant to the terms of the Purchase Agreement, JIA agreed to purchase 100% of the outstanding shares of Summit V (the "Shares"), for an aggregate purchase price of $1,175,000 (the "Purchase Price"). The Purchase Price is payable as follows: (i) $500,000 in cash upon the closing of the sale of Summit V stock (the "Closing"), and (ii) $675,000 by delivery of a Promissory Note of JIA bearing interest at the rate of 10% per annum payable quarterly in arrears (the "Note"), with all principal and interest due and payable one year from the date of Closing (the "Closing Date"), which Note shall be secured by a pledge of 75,000 shares of Company common stock held by stockholders or affiliates of JIA.

        The Closing shall occur two days following stockholder approval of the sale, or such other time following Company stockholder approval as the parties shall agree. The Purchase Agreement contains limited but customary representations, warranties and covenants of each of the parties, as well as customary conditions precedent to Closing. As such, any party's failure to comply with a condition precedent to Closing may jeopardize or prevent the Closing's occurrence, even if stockholder approval of the Sale Proposal has been obtained.

        For example, the Closing may not be consummated if any of the representations and warranties made by any party in the Purchase Agreement are inaccurate as of the date of the Purchase Agreement and as of the Closing Date or if a party fails to perform all of its obligations as set forth in the Purchase Agreement. The Purchase Agreement requires deliveries of numerous customary documents, including legal opinions, required third party consents, approvals and certificates. Additional conditions to closing include: (i) the execution of a two-year noncompetition agreement by David Edwards stating that he will not compete with Summit V or JIA; (ii) the execution of releases by certain current and former officers and/or directors releasing JIA, Summit V, the Company and their respective affiliates from and against any liability for loans, compensation and other claims relating to or arising prior to the Closing Date, other than claims arising out of the Purchase Agreement; (iii) consummation of the transactions contemplated by the Purchase Agreement not violating any law or regulation to which any party is subject; (iv) no material adverse change in the business, operations or prospects of Summit V occurring between the date of the Purchase Agreement and the Closing Date; and (v) there being no legal proceedings, pending or threatened, that would prevent the Closing. The failure of any of these required deliveries to be made could jeopardize the ability of the Company to complete the sale of Summit V.

        Pursuant to Article 9 of the Purchase Agreement, the Purchase Agreement may be terminated by mutual written consent of the parties, or by any party upon breach of another party's representations, warranties or agreements. The Purchase Agreement also permits a party to terminate the Purchase Agreement if any law or regulation will make consummation of the transactions illegal or otherwise prohibited. In addition, JIA may terminate the Purchase Agreement if the Company's Board withdraws or modifies its approval or recommendation of the Sale Proposal or the Purchase Agreement. Furthermore, either the Company or
JIA may terminate the Purchase Agreement for either a failure to obtain stockholder approval, a failure to close by June 30, 2000, or a determination by the Board that a failure to withdraw from or modify the Purchase Agreement would create a substantial risk of liability for breach of its fiduciary duties to the Company's stockholders under Delaware law.

        If the Purchase Agreement is terminated the Company may, in certain circumstances, be required to pay a termination fee of $200,000 plus all expenses of JIA incurred in connection with the Purchase Agreement. Such fee will be payable if the Purchase Agreement is terminated: (i) by any party for failure to obtain stockholder approval at the Company's stockholders meeting and at or prior to such meeting a "Takeover Proposal" (as defined below) shall have been publicly announced; (ii) by JIA upon a determination by the Company's Board that a failure to withdraw from or modify the Purchase Agreement would create a substantial risk of liability for breach of its fiduciary duties to the Company's stockholders under Delaware law; (iii) by JIA upon the Company's Board's (A) withdrawal or modification of its approval or recommendation of the Sale Proposal or the Purchase Agreement, (B) failure to reconfirm its recommendation after a written request to do so or its approval or recommendation of any Takeover Proposal, or (C) resolution to take any of the foregoing actions; or (iv) by JIA in the event of a willful and material breach of a covenant or agreement by the Company.

        A "Takeover Proposal" means any proposal or offer from any person relating to any direct or indirect acquisition or purchase of a substantial amount of assets of the Company or at least 20% interest in the total voting securities of the Company or any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of any class of equity securities of the Company or any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving the Company, other than the transactions contemplated by the Purchase Agreement.

        In addition, if the Purchase Agreement is terminated and, within 12 months following such termination, the Company enters into a "Company Acquisition," the Company will be required to pay the $200,000 termination fee and costs described above.

        A "Company Acquisition" includes any transaction or series of related transactions involving (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction or series of related transactions hold less than 60% of the equity interests in the surviving or resulting entity of such transaction or transactions (other than the transactions contemplated by this Agreement); (ii) a sale by the Company of assets (excluding inventory and used equipment sold in the ordinary course of business) representing in excess of 40% of the fair market value of the Company's business immediately prior to such sale; or (iii) the acquisition by any person or group (including without limitation by way of a tender offer or an exchange offer or issuance by the Company), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of 40% or more of the then outstanding shares of capital stock of the Company.

        Furthermore, in addition to any termination fee payable as described above, the Company will be required to pay JIA an additional termination fee equal to $100,000 if the Purchase Agreement is terminated by JIA based upon either (i) failure by the Company to obtain Company stockholder approval of the Sale Proposal, (ii) a determination by the Company's Board that a failure to withdraw from or modify the Purchase Agreement would create a substantial risk of liability for breach of its fiduciary duties to the Company's stockholders under Delaware law, or (iii) the Company's Board's withdrawal or modification of its approval or recommendation of the proposed sale to JIA.

        The Company may not have sufficient capital resources to pay any termination fees or costs in the event that such payments are due.

        MANAGEMENT AGREEMENT. In connection with the Purchase Agreement, in March 2000 the Company entered into a Management Agreement (the "Management Agreement"), by and among the Company, Jenkon International, Inc., a Washington corporation, Summit V and JIA, which provides for management and operations of Summit V's business by JIA during the period from March 15, 2000 to the closing of the sale of Summit V or termination of the Purchase Agreement (the "Interim Period"). The Management Agreement is attached to this Proxy Statement as Appendix F.

        Pursuant to the terms of the Management Agreement, JIA has been appointed to supervise, direct and control the day-to-day operation and management of Summit V's business during the Interim Period. The Management Agreement establishes standards of operation as well as a list of JIA's powers and authorities. In addition, the Management Agreement sets forth numerous specific covenants and limitations regarding JIA's operation of Summit V during the Interim Period. Such covenants include restrictions on sale of assets, capital and other expenditures outside of the ordinary course of business, the incurrence of debt, and the hiring and firing of employees.

        Upon execution of the Management Agreement, Jenkon and JIA established a joint bank account and agreed to cause all receipts from Summit V accounts receivable to be deposited in such account and to cause all payments with respect to liabilities of Summit V to be paid from the such account. During the Interim Period, JIA agreed to advance to Summit V through deposits in the above-referenced account, such amounts as are necessary to fund the continuing operations of Summit V's business (including, without limitation, the prompt payment of employee salaries, employment and other taxes, lease payments and other operating expenses of Summit V). In the event that the sale of Summit V is not completed for any reason, JIA agreed to return all of the business and assets to Summit V in good order and repair. During the Interim Period, JIA shall have full authority to collect all cash receipts of Summit V and make all required disbursements of cash out of the joint account. JIA is not entitled to compensation for its services in managing the operations of Summit V's business under the Management Agreement.

        Either JIA or the Company may terminate such Management Agreement in the event of a termination of the Purchase Agreement or upon a material breach of the Management Agreement by the other party. Further, either the Company or Summit V may terminate the Management Agreement if JIA commences any cause, proceeding or other action relating to bankruptcy, insolvency, reorganization or relief of debtors. Moreover, following notice to JIA and an opportunity to cure, the Company may terminate the Management Agreement upon a determination by its Board that JIA has mismanaged the operations of Summit V's business.

        If the Management Agreement is terminated prior to the Closing for any reason other than JIA's breach of the Management Agreement or the Purchase Agreement, JIA will have the right to receive all of the funding payments made by JIA with respect to the funding of the operations of Summit V during the Interim Period. Further, in the event that a Closing does not occur for any reason other than JIA's breach of the Management Agreement or the Purchase Agreement, the Company will be obligated to reimburse JIA for its costs incurred in connection with the operation of Summit V's business. The Company may not have sufficient capital resources to reimburse JIA for any such costs incurred in connection with the operation of Summit V's business in the event that such payments are due.

        OTHER AGREEMENTS. In connection with the Purchase Agreement, the Company, JIA and David Edwards entered into a Voting Agreement dated as of March 30, 2000 (the "Voting Agreement") pursuant to which Mr. Edwards agreed to vote the number of shares of Company Common Stock owned by him as of the close of business on May 5, 2000 in favor of the Sale Proposal. In connection with the Voting Agreement, Mr. Edwards also agreed to deliver to JIA an irrevocable proxy to vote his shares in favor of the Share Proposal and against any competing proposal.

FEDERAL TAX CONSEQUENCES OF THE SALE PROPOSAL

        The Company does not believe that the sale of Summit V will have any material federal income tax consequences to the Company or its stockholders.

INTERESTS OF CERTAIN PERSONS IN THE SALE PROPOSAL

        In order to facilitate the Closing of the sale of Summit V, David Edwards, the Company's Chief Executive Officer and a director, executed a promissory note in the principal sum of $100,000 payable to JIA 11 months after the Closing. Mr. Edwards received no consideration from the Company or any other party in exchange for this agreement.

        Dan Jensen and Robert Cavitt, each an officer and director of JIA, are former officers and directors of the Company. Mr. Jensen remains a significant stockholder of the Company and Mr. Cavitt remains an officer of Summit V pending completion of the sale to JIA. In addition, Mr. Cavitt holds currently exercisable options to purchase 234,680 shares of Company Common Stock. See "Voting Securities and Principal Stockholders."

EFFECT OF THE SALE PROPOSAL ON STOCK OPTIONS

        Upon the sale of Summit V, it is anticipated that all employees employed by the Company in the operations of Summit V will no longer be employed by the Company. As a result, their options will terminate unless exercised within 90 days of the Closing. See "The Conversion Proposal -- Effect of the Conversion Proposal on Stock Options."

VOTE REQUIRED

        Although the Company does not believe that stockholder approval of the sale contemplated by the Purchase Agreement is required under applicable law, the Board is requesting stockholder approval of the Sale Proposal because such approval is a condition to closing under the terms of the Purchase Agreement. The Sale Proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock.

        In the event that the stockholders do not approve the Sale Proposal at the Meeting, the Company may elect to proceed with the transactions contemplated by the Purchase Agreement in the event that JIA is willing to waive such approval as a condition to closing. The Board has retained discretion, even if stockholder approval of the Sale Proposal is obtained, to abandon, defer or modify the terms of the Sale Proposal, provided that following stockholder approval, the Board will not make any changes in the terms of the Sale Proposal unless the Board determines that such changes would not be materially adverse to the Company's stockholders. If stockholder approval of the Sale Proposal is obtained and the transactions contemplated by the Purchase Agreement are completed, in the event of a legal challenge to the Distribution, the Board of Directors of the Company intends to assert stockholder approval of the Sale Proposal as an affirmative defense against such challenge. Even if stockholder approval of the Sale Proposal is obtained, there can be no assurance that the sale contemplated by the Sale Proposal will occur.

BOARD RECOMMENDATION

        The Board of Directors unanimously believes that approval of the Sale Proposal is in the best interests of the Company for a variety of reasons. As noted elsewhere in this Proxy Statement, in February 2000, in light of Summit V's continuing losses and ongoing development costs, the Company's limited capital resources, and the Board's belief that the Company and its stockholders would be better served by focusing on the development of the business of MMKid, the Company decided to discontinue its direct sale software operations. The Board also determined that the original intention to have two separate operating companies, Summit V and MMKid, was not ultimately in the best interests of the Company's shareholders due to the confusing picture presented by the two companies' respective business models and the difficulty of integrating management of the two separate businesses. At such time, the Board also decided that the discontinuation or sale of Summit V's business would free the remaining business from the significant product development expenses of the Summit V operations, thereby enabling the management of MMKid to focus its limited capital resources on the development and marketing of its educational products through MMKid.

        In light of the Board's determination to discontinue the Company's direct sales operations, the Board believes that a sale of Summit V to JIA is the only viable alternative by which the Company will be able to receive any value for the discontinued business. In order to sell the discontinued operations to a party other than JIA, the Company believes it would be required to continue to fund the operations of Summit V until a suitable buyer could be identified and a transaction closed. Given the Company's limited financial resources and the relatively low value of the Summit V operations, absent a sale to JIA, the Board does not believe that it would be in the Company's best interest, nor would the Company have sufficient capital resources, to continue the operations of Summit V. Moreover, because of JIA's familiarity with the operations of Summit V, the Board believes that it is the only potential buyer in a position to act quickly enough to meet the Company's needs. Accordingly, the Board believes that the Sale Proposal is the only viable alternative available to the Company with respect to the disposition of Summit V's operations.

        The Board's recommendation is also based in part upon the adverse consequences to the Company that will result from a failure to approve the Sale Proposal. In particular, failure to approve the Sale Proposal will result in the Company having to reimburse JIA for the amounts advanced for Summit V's operations under the Management Agreement plus the $100,000 termination fee required under the terms of the Purchase Agreement. In addition, if the Sale Proposal is not approved and the Company subsequently sells Summit V to a third party or enters into another transaction that results in the sale of significant assets or a change in control of the Company, the Company might be required to pay an additional termination fee of $200,000. See "Terms of Agreements" above.

        In the event that the Sale Proposal is not approved and the Company and JIA do not elect to proceed with the closing, the Company may not have sufficient capital resources to pay the termination fee(s) described above and the amounts owed to JIA for funds advanced under the Management Agreement. Accordingly, if the Sale Proposal is not approved, it is likely that the Company will be required to immediately locate an alternate source of financing to meet its obligations. There can be no assurance that the Company will be able to obtain such financing at all or on terms that are favorable to the Company. The Company's failure to obtain sufficient financing within the requisite time frame will likely result in the delisting of the Company's securities from trading on the Nasdaq Small Cap Market and could make it impossible for the Company to continue operations and/or force the Company to seek protection under federal bankruptcy law.

        FOR THE REASONS DESCRIBED ABOVE AND ELSEWHERE IN THIS PROXY STATEMENT, THE BOARD RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE SALE PROPOSAL. SHARES REPRESENTED BY THE PROXIES WILL BE VOTED FOR THE PROPOSAL UNLESS A VOTE AGAINST THE PROPOSAL OR AN ABSTENTION IS SPECIFICALLY INDICATED ON THE PROXY CARD.

FAIRNESS OPINION

        In connection with the Sale Proposal, Jenkon engaged Capitalink, L.C. ("Capitalink") to render an opinion as to the fairness, from a financial point of view, to the Jenkon shareholders, of the consideration to be received. On March 22, 2000, Capitalink delivered its written opinion to the Board that, based upon and subject to the assumptions made, matters considered, and limitations on its review as set forth in the opinion, from a financial point of view, the consideration to be received in the Sale Proposal is fair to the Jenkon shareholders.

        THE FULL TEXT OF THE WRITTEN OPINION OF CAPITALINK DATED AS OF MARCH 22, 2000 IS ATTACHED AS APPENDIX G AND IS INCORPORATED HEREIN BY THIS REFERENCE (THE "CAPITALINK OPINION"). JENKON STOCKHOLDERS ARE URGED TO READ THE CAPITALINK OPINION CAREFULLY AND IN ITS ENTIRETY FOR A DESCRIPTION OF THE ASSUMPTIONS MADE, MATTERS CONSIDERED, PROCEDURES FOLLOWED AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY CAPITALINK IN RENDERING ITS OPINION. THE SUMMARY OF THE CAPITALINK OPINION SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

        The Capitalink Opinion was rendered based upon the original terms of the Stock Purchase Agreement and was rendered prior the execution of the definitive Purchase Agreement, which definitive agreement includes a higher purchase price for the purchase of Summit V. As the definitive Purchase Agreement reflects a higher purchase price and does not contain any material changes that are adverse to the Company, the Company does not believe that the changes would materially alter Capitalink's analysis and conclusions reached in its opinion or adversely impact the fairness of the Sale Proposal to the Jenkon stockholders. Accordingly, the Company has not asked Capitalink to prepare a revised opinion to reflect the terms of the definitive Purchase Agreement.

        No limitations were imposed by Jenkon on the scope of Capitalink's investigation or the procedures to be followed by Capitalink in rendering its opinion. Capitalink was not requested to and did not make any recommendation to the Board as to the form or amount of consideration received in the Sale Proposal, which, Capitalink assumed, was determined through arms length negotiations between parties. The Capitalink Opinion is for the use and benefit of the Board in connection with its consideration of the Sale Proposal and is not intended to be and does not constitute a recommendation to any shareholder of Jenkon as to how such shareholder should vote with respect to the Sale Proposal. Capitalink was not requested to opine as to, and its opinion does not address, Jenkon's underlying business decision to proceed with or effect the Sale Proposal.

        Capitalink took into account its assessment of general economic, market and financial conditions as well as its experience in connection with similar transactions and securities valuations generally. Capitalink was not asked to consider, and its opinion does not address, the relative merits of the Sale Proposal as compared to any alternative business strategy that might exist for Jenkon.

        In arriving at its opinion, Capitalink, among other things: (i) reviewed the Purchase Agreement; (ii) reviewed publicly available financial information and other data with respect to Jenkon, including the Annual Report for the fiscal year ended June 30, 1999, the Quarterly Reports on Form 10-QSB for the periods ended September 30, 1999, and December 31, 1999, and, the Current Reports on Form 8-K, dated December 30, 1999 and (on Form 8-K/A) dated February 28, 2000; (iii) reviewed the Jenkon Private Placement Memorandum dated September 10, 1999; (iv)
reviewed certain other relevant financial and operating data relating to Jenkon and Summit V made available from published sources and from the internal records of Jenkon; (v) considered the historical financial results and present financial condition of Summit V with those of other companies that we deemed relevant; (vi) reviewed and analyzed the financial terms of certain transactions that we deemed comparable to the Sale Proposal; (vii) reviewed certain publicly available information concerning the trading of, and the trading market for, the common stock of Jenkon; (viii) reviewed and analyzed certain publicly available information concerning the trading of, and the trading market for, companies that we believed to be comparable to Summit V; (ix) reviewed and discussed with representatives of the management of Jenkon and Summit V certain financial and operating information furnished to us and presented in the public filings; (x) inquired about and discussed the Sale Proposal with Jenkon and Summit V management; and (xi) performed such other analyses and examinations as Capitalink deemed appropriate.

        In arriving at its opinion, Capitalink relied upon and assumed the accuracy and completeness of all of the financial and other information that was used without assuming any responsibility for any independent verification of any such information and further relied upon the assurances of Jenkon's and Summit V's management that they were not aware of any facts or circumstances that would make any such information inaccurate or misleading. In arriving at its opinion, Capitalink did not make a physical inspection of the properties and facilities of either Jenkon or Summit V, and has not made or obtained any evaluations or appraisals of the assets and liabilities (contingent or otherwise) of either Jenkon or Summit V. Capitalink assumed that the Sale Proposal will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations. In addition, upon the advice of the management of Jenkon and its legal advisors, Capitalink assumed that the Sale Proposal would not cause any adverse tax affect to Jenkon based on the use of existing net operating loss carryforwards available. Capitalink's opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, March 22, 2000. Accordingly, although subsequent developments may affect its opinion, Capitalink did not assume any obligation to update, review or reaffirm its opinion.

        Each of the analyses conducted by Capitalink was carried out in order to provide a different perspective on the Sale Proposal, and to enhance the total mix of information available. Capitalink did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to the fairness, from a financial point of view, of the Sale Proposal to the Jenkon shareholders. Capitalink did not place any particular reliance or weight on any individual analysis, but instead concluded that its analyses, taken as a whole, supported its determination. Accordingly, Capitalink believes that its analyses must be considered as a whole and that selecting portions of its analyses or the factors it considered, without considering all analyses and factors collectively, could create an incomplete view of the process underlying the analyses performed by Capitalink in connection with the preparation of its opinion.

        Capitalink analyzed the fairness of the Sale Proposal using the following methodologies:

        DISCOUNTED CASH FLOW. Capitalink performed a discounted cash flow ("DCF") analysis, aggregating (x) the present value of Summit V's projected unlevered free cash flows over the three year forecast period with (y) the present value of a range of terminal values. Free cash flow represents the amount of cash generated and available for principal, interest and dividend payments after providing for ongoing business operations; these free cash flow figures were based upon operating and financial forecasts provided to Capitalink by the management of Jenkon. The range of terminal values represents the residual value of Summit V at the end of the forecast period; this range of terminal values was calculated by applying a range of implied multiples to Summit V's earnings before interest, taxes, depreciation and amortization ("EBITDA") in the final year of the forecast period. Capitalink analyzed two cases. In the first case (the "Management Case") Capitalink utilized the projections as provided by Jenkon management. In the second case (the "Revised Case"), Capitalink modified the Management Case by assuming certain reductions in revenue and operating performance.

        As part of the DCF analysis, Capitalink utilized (i) discount rates of 20% to 45%, which were chosen based upon several assumptions including interest rates, the inherent business risk of Summit V and Summit V's estimated cost of capital; and (ii) a range of terminal multiples. The resulting range of enterprise values were then adjusted to account for Net Debt, yielding a range of equity values for Summit V.

        Utilizing the Management Case projections and based upon a range of terminal multiples of EBITDA for fiscal year 2002 of 1.5x to 6.5x, the implied enterprise value of Summit V ranged from approximately $3.6 million to approximately $34.8 million; after subtracting net debt, the implied equity value of Summit V ranged from approximately $3.6 million to approximately $34.8 million. Utilizing the Revised Case and based upon a range of terminal multiples of EBITDA for fiscal year 2002 of 1.5x to 6.5x, the implied enterprise value of Summit V ranged from approximately $(2.5) million to approximately $(1.1) million; after subtracting net debt, the implied equity value of Summit V ranged from approximately $(2.4) million to approximately $(1.0) million.

        ASSET ACCUMULATION ANALYSIS. The Asset Accumulation Method is a balance sheet oriented valuation method whereby a company's balance sheet is restated to fair market value. This involves the revaluation of the assets and liabilities recorded on the balance sheet, and the identification and valuation of otherwise unrecorded tangible and intangible assets and liabilities.

        For the purpose of using the Asset Accumulation Method, Capitalink utilized the Summit V balance sheet as of December 31, 1999, the latest available financial data prior to the date of its opinion. The balance sheet items have been analyzed to determine whether any adjustments are necessary to the carrying values in order for the fair market values to be accurately reflected.

        In order to determine the extent of the adjustments, if any, to the balance sheet items, there are four alternative premises of value: (i) value in continued use, as part of a going concern; (ii) value in place, as part of a mass assemblage of assets; (iii) value in exchange, in an orderly disposition; and, (iv) value in exchange, in a forced liquidation.

        Based on discussions with Jenkon management, the value in exchange, in an orderly liquidation has been utilized in determining adjustments to the balance sheet items. This methodology assumes that the assets are sold piecemeal, not as part of a mass assemblage. It is further assumed that the assets have been given adequate exposure in their normal secondary market. After applying this methodology, Capitalink estimated the value of Summit V to be $160,000.

        SELECTED COMPARABLE COMPANY ANALYSIS. The selected comparable publicly traded company analysis involves the separate review of companies deemed comparable to Summit V. Capitalink reviewed certain financial information relating to Summit V in the context of the corresponding financial information, ratios and public market multiples for the publicly traded companies that it deemed comparable. No company used in Capitalink's analysis was deemed to be identical to Summit V; accordingly, Capitalink considered the multiples for such comparable companies to be more relevant than the multiples of any single company.

        The companies used for purposes of the analysis were Information Management Associates, ASD Systems, Inc., Spanlink Communications, Inc., Timberline Software Corp., Timeline, Inc., and Smith-Gardner Associates (the "Publicly-Traded Comparables").

        Based on publicly available information, Capitalink reviewed various financial information of the Publicly-Traded Comparables, including, among other things, market value, revenue, earnings per share, assets, and earnings before interest and taxes ("EBIT"). Subsequent to such review and based on the respective market values and enterprise values (defined as market value plus Net Debt, which is equal to the aggregate book value of all debt, preferred stock and minority interest, minus the aggregate cash and cash equivalents), Capitalink calculated ranges of various multiples for the Publicly-Traded Comparables.

        This analysis indicated that the approximate enterprise value multiple of last twelve months ("LTM") revenue ranged from 1.1x to 7.0x, with a mean of 3.5x, and a median of 3.4x and the approximate LTM EBIT ranged from 2.8x to 19.0x, with a mean of 10.7x, and a median of 10.3x. The analysis also indicated that the approximate LTM earnings per share ranged from 5.3x to 35.8x, with a mean of 18.4, and a median of 14.0x, the approximate equity value multiple of common equity ranged from 2.0x to 25.0x, with a mean of 10.4x, and a median of 6.4x; and the approximate equity value multiple of total assets ranged from 1.7x to 7.9x, with a mean of 3.9x, and a median of 3.6x.

        None of the Publicly-Traded Comparables utilized as a comparison is identical to Summit V. Accordingly, an analysis of publicly-traded comparable companies is not mathematical, rather it involves complex consideration and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading of the comparable companies or company to which they are being compared.

        SELECTED COMPARABLE TRANSACTION ANALYSIS: The selected comparable transaction analysis involves a review of merger, acquisition and asset purchase transactions involving companies deemed comparable to Summit V. Information is typically not disclosed for transactions involving a private seller, even when the buyer is a public company, unless the acquisition is deemed to be "material" for the acquiror. As a result, the selected comparable transaction analysis is limited to transactions involving the acquisition of a public company, or substantially all of its assets, or the acquisition of a large private company, or substantially all of its assets, by a public company.

        Capitalink began its analysis by searching for transactions entered into recently which were deemed comparable to the Sale Proposal. Capitalink located seven transactions where financial data of the acquired company and the terms of the transaction were disclosed. The resulting transactions are as follows: (i) the acquisition of FDP Corp (develops and markets software for use by life insurance agents) by SunGard Data Systems Inc.; (ii) the acquisition of Ultradata Corporation (an information management software and solutions provider) by CFI ProServices Inc.; (iii) the acquisition of MECA Software, LLC (a developer of personal financial management software) by CFI ProServices Inc.;
(iv) the acquisition of Metrowerks Inc. (develops, markets and supports ColdWarrior software development tools) by Motorola Inc.; (v) the acquisition of Prism Solutions Inc. (develops and markets data warehouse software) by Ardent Software Inc.; (vi) the acquisition of Modern Computer Systems Inc. (provides data processing and related services to financial institutions) by CFI ProServices Inc.; and (vii) the acquisition of Red Brick Systems Inc. (provides relational database products and services for data warehouse applications) by Informix Corp. (collectively, the "Comparable Transactions").

        Based on the information disclosed in the Comparable Transactions, Capitalink calculated a range of transaction value multiples based on (i) trailing twelve months ("TTM") revenue, and (ii) total assets for such transactions by dividing the respective transaction values (including cash paid, shares issued, assumption of debt and/or other consideration to the seller) by items (i) and (ii) above for each of the Comparable Transactions.

        This analysis indicated that the approximate transaction value multiple of TTM revenue ranged from 0.3x to 3.7x, with a mean of 1.7x, and a median of 1.7x; and the approximate transaction value multiple of total assets ranged from 1.2x to 5.5x, with a mean of 3.0x, and a median of 2.3x.

        None of the Comparable Transactions, or other business combinations utilized as a comparison, is identical to the Sale Proposal. Accordingly, an analysis of comparable business combinations is not mathematical, rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the Comparable Transactions and other factors that could affect the acquisition value of the comparable companies or company to which they are being compared.

        HISTORICAL STOCK PRICE ANALYSIS. Capitalink reviewed the daily closing market price and trading volume of Jenkon Common Stock over the twelve-month period March 8, 1999 through March 8, 2000. Capitalink calculated total trading volumes at various closing trade ranges. In addition, Capitalink calculated (i) closing price ranges as a percentage of total trading days in the twelve-month period, (ii) trading volume per price range as a percentage of total volume in the twelve-month period, and (iii) trading volume ranges as a percentage of total volume.

        Capitalink also prepared and compared the following indices for the twelve-month period March 8, 1999 through March 8, 2000; (i) Jenkon Common Stock price; (ii) the respective market capitalization-weighted stock prices of the Publicly-Traded Comparables; and (iii) the Russell 3000 Index.

        HISTORICAL FINANCIAL DATA ANALYSIS: Capitalink reviewed and analyzed certain financial information for Summit V, including Jenkon Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB and financial statements and schedules provided by Jenkon management.

        In connection with its services in connection with the Sale Proposal, Capitalink received $45,000. In addition, Jenkon has agreed to indemnify Capitalink for certain liabilities that may arise out of rendering this opinion.

        Capitalink is an investment banking firm which, as part of its investment banking business, regularly is engaged in the evaluation of businesses and their securities in connection with mergers, acquisitions, and private placements.

                             BUSINESS OF THE COMPANY

         The following presents certain information regarding the current business of the Company. As the Company has determined to discontinue the operations of Summit V regardless of whether the Sale Proposal is approved, the following information is presented only with respect to the operations of MMKid and excludes a discussion of the operations of Summit V. See "Sale Proposal."

GENERAL

         Founded and incorporated in January 1996, MMKid develops educational systems for kindergartens, schools, special education, management training and enrichment centers. The Company's systems combine interactive software, playful didactic aides and unique electronic interfaces. Such products have been marketed and installed in over 30 countries around the world. MMKid's products provide educational, three dimensional computerized environments that combine physical components such as wooden blocks, task cards, worksheets and books with the latest computer based technologies.

         Pursuant to an agreement dated January 21, 1996, the Company was granted a right of first refusal to purchase all the rights to an interactive learning system named "Multimedia K.I.D." and a cognitive application named "Action K.I.D." from P.M.D. Technological and Educational Systems Ltd. ("PMD"). At the time the agreement was consummated, PMD was owned and operated by an executive officer and founder of MMKid. Some of PMD's employees were transferred to the Company during 1996. The majority of PMD's employees were transferred in January 1998.

         In 1997, MMKid was granted a Computer Software Award from the office of the Prime Minister of Israel in the category of "Special Innovation and Invention in Education."

BUSINESS STRATEGY

         Although there can be no assurance that the Company will be able to achieve its goals, the Company's business objective is to expand market penetration and to become a leader in the development of educational systems and related products. In order to achieve this objective, the Company's strategy includes the following elements:

         EXPAND GEOGRAPHIC MARKET PENETRATION. The Company believes that international markets provide significant opportunity for the Company to increase sales of its products. Given the increasing acknowledgment of the need for change in educational systems in many countries throughout the world and especially in the United States, Germany, France, the United Kingdom, Scandinavia, Italy and Spain, the Company intends to expand its geographic presence by expanding the focus of its sales and marketing efforts to these international markets as well as the Israeli market.

         INCREASE MARKET PENETRATION OF CORE PRODUCTS. The Company believes that its current base of clients represents only a small portion of the total number of education institutions and learning centers that are potential users of the Company's core products. The Company will attempt to increase the market penetration through more aggressive marketing and promotional effort and by continuing to forge partnerships with corporate market leaders and industry spokespeople.

         LEVERAGE CURRENT AND FUTURE CUSTOMER BASE. The Company believes that as its customer base expands, the use of the Company's educational systems will encourage other educators to utilize the system and thus open new opportunities to provide training and additional services. Additionally, the pedagogical methodology inherent in their products promotes substantial change in the educational structure of the institution thereby providing further opportunities to sell additional products.

         The success of the Company's business strategy will depend in part upon the Company's access to capital resources to fund any expansion as well as other factors such as market demand for its products, many of which are outside of the Company's control. See "Additional Considerations and Risk Factors" below.

CORE PRODUCTS.

         All the products developed by the Company are designed to provide a comprehensive educational environment that promotes the learning development process. Although all the products have been developed in English, the various systems have been localized into more than twenty different languages.

        ACTION K.I.D. Action K.I.D. is an interactive multi-dimensional, multi-activity education center. The computerized center integrates an auditory communications system, a video photography station, and vibrant visual instructional material into a programmed wooden playground-like structure, complete with a labyrinth, balance beam, bridge, ramps and ladders to create an interactive learning wonderland for children. Built into the structure is a touch system comprised of step-on keypads, a variety of hand buttons, touch screens, and other elements that receive, convey and record real-time information relevant to the task at hand.

         MY K.I.D. The My K.I.D. software system interfaces with an interactive activity unit, playful didactic items and colorful activity mats. The system incorporates multimedia software and is designed for individual or group work, depending on pedagogical needs. My K.I.D. focuses on developing language arts, and does so by integrating vocabulary from various fields and emphasizing the different aspects of language including grammar, expressive writing, reading comprehension and listening skills.

         K.I.DUCATION. The K.I.Ducation system is a comprehensive computer-assisted learning system. The system, with its built-in electronic panel, features soft-touch keys and icons, and the ability to function as a keyboard and mouse. The subjects addressed by the K.I.Ducation system are derived from a broad range of fields including nature, hygiene, electricity, arithmetic, biology and other fields commonly covered in educational settings. The system comes with a learning kit that includes hundreds of colorful manipulatives including template mats, task cards, picture cards, wood blocks, soft sponge numbers, dice and the all-inclusive Creative Workshop.

         EDULINE. The EDULine family of systems combine an activity table, interactive software, 3D objects, didactic tools and electronic interfaces. The systems are designed to provide flexibility to enable adaptation to all learning populations. In the EDULine family, such items as a Tactile Table and Illuminated Keyboard address the special needs framework.

        The Company has also developed a new series of Home Products, in addition to the Company's current series. These products, called Spunky's Fun Keys, contain unique three-dimensional aides that are to be used in conjunction with the software.

TECHNOLOGY

         Similar to many other software packages, MMKid's products utilize various technologies including operating systems provided by various suppliers. All the Company's products currently operate on the DOS operating system and Microsoft Windows 95-98 and NT.

         The programs developed by the Company which work on the DOS operating system use PASCAL. The programs that work on Windows operating systems use Lingo (Director) and Visual C++. The programs developed by the Company require a PC with a 486 or faster processor and a sound card.

CUSTOMERS

         The Company's products (including products sold or licensed by PMD), have been installed in over 30 countries around the world. The Company's strategy is to locate companies in various countries which will serve to market the Company's products. Typical customers include schools, learning centers, government offices and management training centers. The Company's sales have been primarily generated from Israel, the United States and Eastern Europe.

         The Company's sales have historically been dependent upon a few major customers with over 95% of the Company's sales being derived from the Company's top three customers in fiscal 1999.

SALES AND MARKETING

         The Company sells its products to customers through its direct sales force inside Israel. The Company has agreements with several companies to market and sell certain products in countries outside Israel. In addition,

Company employees attend several technological education shows and participate in seminars organized by academic bodies.

         Substantially all of the Company's sales to date have been generated from sales of its Action K.I.D. Systems.

        The Company is currently upgrading its Web site. The site, among other things, will be used to increase the Company's exposure to the education industry. It will also be used to transfer didactic materials to the teachers utilizing the Company's products.

         The Company markets its products to four broad-based categories in the education industry:

                  EDUCATIONAL INSTITUTIONS. These institutions are often directed by government initiatives. They provide a forum for children and adults alike to learn through new and innovative technology incorporating cooperative group activities often not available in the home and other areas. These products are often customized according to the concepts being taught.

                  HOME PRODUCTS. This category is geared to learning in the home where competition is high. Products are not customized, but are differentiated from other off-the-shelf home learning systems by the tangible accessory items that are incorporated into the products.

                  LEARNING AND ENRICHMENT CENTERS. These centers are generally intended to cater to different sectors of the population that provide more specialized instruction.

                  COMMERCIAL PRODUCTS. The Company develops compact disc games for promotional use that are commissioned by external companies.

COMPETITION

         The market for educational products is highly competitive and is characterized by rapidly changing customer preferences and little or no barriers of entry. There are numerous businesses, many of which are better capitalized than the Company, currently offering software and other products directed at the same customer base. The Company believes that the primary competitive factors for the provision of its systems are performance specifications, sales price, customer service, brand name and service record. The Company's success will depend heavily upon its ability to provide high quality systems that meet customer specifications and are competitively priced. Other factors that will affect the Company's success in this market include the Company's ability to attract additional experienced marketing, sales, and management talent and the expansion of worldwide training capabilities.

         The Company's current and prospective competitors vary greatly from small private multimedia publishers with 10-20 employees to large international corporations with revenues in excess of $300 million in annual sales. The Company believes that their products are differentiated from nearly all their competitors by the uniqueness of the combination of technology, software and didactic aides that are incorporated into the products. Some or all of the Company's actual and potential competitors have greater market presence, engineering, marketing, sales and distribution capabilities, and financial, technological and personnel resources than those available to the Company. As a result, they may be able to adapt more swiftly to new or emerging technologies and changes in customer specifications, take advantage of acquisition and other opportunities more readily, and devote greater resources to the marketing and sale of their products than can the Company.

         Because price is a major competitive factor in the market for the Company's products, if any of the Company's present or future competitors elect to initiate and support prolonged price competition to gain market share, the Company likely would be forced to lower its prices, possibly for a protracted period, which would have a material adverse effect on its financial condition and results of operations and could threaten its economic viability.

         The Company believes that several factors will enable it to effectively compete, including a longer product shelf life for the Company's products than the shelf lives of regular multimedia educational products, ease of product adaptation, and a relatively short development cycle due to significant development experience. Other means that the Company believes it is able to differentiate itself from its competitors lie in the nature of the products themselves which are developed and tailored for school use, thereby making it easier for teachers to integrate the Company's products into the classroom.

EMPLOYEES

         As of March 31, 2000, the Company had approximately 94 employees, all of which were full-time employees. Of these, 67 employees were engaged in the operation of Summit V and will no longer be employees of the Company following any sale of Summit V to JIA. None of the employees are represented by a labor union, and the Company considers its relations with employees to be good.

RESEARCH AND DEVELOPMENT

         MMKid is currently developing a new line of products based on the technology contained in the Action K.I.D. system. One new application currently under development targets adults in management-level positions and is intended to impart management strategies and to enhance sales. The Company is also planning the development of a virtual helmet that will allow users to the systems to receive instructions and other applications.

         Since the beginning of the calendar year ended December 31, 1999, the Company's research and development activities have primarily been directed towards the development of the My K.I.D and Action K.I.D. systems. Research and development expenses were $319,467 for the six months ended June 30, 1999 and $697,611 and $223,486 for the years ended December 31, 1998 and 1997, respectively.

INTELLECTUAL PROPERTY

         The Company relies on a combination of trade secret laws and contractual restrictions to establish and protect its technology. The Company is in the process of registering certain trademarks. There can be no assurance that the steps taken by the Company will be adequate to prevent misappropriation of its technology or that the Company's competitors will not independently develop technologies and products that are substantially equivalent or superior to the Company's technology and products. In addition, there can be no assurance that licenses for any intellectual property that may be required for the Company to provide services or develop products would be available on reasonable terms, if at all.

         The Company has not historically required trade secrecy and confidentiality agreements to be executed by its employees or independent software developers in order to protect its rights in its proprietary technology. The Company is in the process of requiring employees, contractors and distributors to execute such agreements. No assurance can be given that such measures will be effective in protecting the Company's rights in its present or future technology.

         The Company has filed applications with the Israeli Registry of Trademarks for My K.I.D. and five of the animated figures incorporated into the product. Additionally, the Company intends to file for U.S. trademarks for the same. There can be no assurance that tradename protection can be obtained for these names. Although the Company does not believe that its products or tradenames infringe upon the proprietary rights of any third parties and no third parties have asserted trademark, patent, or copyright infringement or other similar claims against the Company, there can be no assurance that third parties will not assert such claims against the Company in the future or that such claims will not be successful. The Company could incur substantial costs and diversion of management resources with respect to the defense of any claims relating to proprietary rights which could have a material adverse effect on the Company's business, financial condition and results of operations. Furthermore, parties making such claims could secure a judgment awarding substantial damages, as well as injunctive or other equitable relief which could effectively block the Company's ability to sell product in the United States or abroad. Such a judgement could have a material adverse effect on the Company's business, financial condition or results of operations.

         The laws of certain foreign countries where the Company distributes or intends to distribute its products do not effectively protect technology, trademarks or tradenames that the Company uses in its business and considers proprietary. The Company has not undertaken to investigate such laws or to assure that available protection is obtained.

PROPERTY

        The Company leases approximately 300 square meters of office and 180 square meters of factory space in Petach-Tikva, Israel. The Company also leases approximately 160 square meters of factory and warehouse space in

Rosh Haain, Israel. The Company believes its facilities are adequate for its present needs and that suitable space would be available to accommodate its future needs.

LEGAL PROCEEDINGS

        The Company acquired from Redwood Technology a license to utilize certain Ardent Software, Inc. products incorporated into the Summit V software in connection with sales in certain portions of Asia, including China. The grant of the license by Unidata, Inc., a predecessor of Ardent Software, Inc., to Redwood Technology and the sublicense by Redwood Technology to Avon Products or its affiliates, have been challenged in a lawsuit (the "U.S. Claim") filed in the United States District Court for the Western District of Washington at Tacoma (Case No. C96-5459FDB) by Pacific Unidata, Ltd., the Asia licensee of Unidata, Inc., as violating the terms of such licensee's agreement with Unidata. In addition, Pacific Unidata, Ltd. brought an action (the "China Claim") against Guangzhou Avon Co., Ltd., a Chinese subsidiary of Avon Products ("Avon China"), in the Guangdong Province Supreme People's Court (the "Chinese Court") seeking damages against Avon China for infringement of Pacific Unidata, Ltd.'s copyright and exclusive rights to certain Unidata software in China. In June 1998, the Chinese Court awarded damages in favor of Pacific Unidata, Ltd. in an amount of approximately US$12 million plus costs. Avon China has informed the Company that it intends to appeal the ruling and has indicated an intention to seek indemnification against Redwood Technology and the Company in the event it is unsuccessful in its appeal. Although the Company is not a party to the China Claim or the U.S. Claim, if Unidata, Inc. does not indemnify Redwood Technology and the Company from damages resulting from the China Claim and the U.S. Claim and the Company is required to (i) devote significant resources to protect its interests and the interests of its sublicensees in Asia or (ii) if any sublicensee successfully seeks indemnification against Redwood Technology or the Company for damages suffered as a result of claims made by Pacific Unidata, Ltd. and the Company is required to pay such indemnification directly or as a successor to Redwood Technology, the Company's financial condition and results of operations could be materially adversely affected.

        In July 1995, Summit V purchased and/or licensed substantially all of the assets and assumed certain liabilities of Redwood Technology, the developer of certain of the Company's software technology. Because Redwood Technology may be deemed to have been rendered insolvent by the sale and license of certain of its assets to Summit V and because of the commonality of ownership and management of Redwood Technology and Summit V, the Company is or may be subject to claims by unsatisfied creditors of Redwood Technology challenging the Company's rights to the acquired assets or alleging successor liability or other similar claims. Whether or not litigation ensues, such claims could result in a disruption of the Company's business which would have a material adverse effect on the Company and its financial performance. The Company may elect or be required to settle obligations of Redwood Technology. In the event that the Company was required to pay all or a significant portion of the claims of creditors of Redwood Technology, the Company's business and financial conditions and its ability to achieve its business plan could be materially and adversely affected.

        In November 1999, AmeriPlan Corporation ("AmeriPlan"), a Texas corporation, filed a demand for arbitration seeking a refund of approximately $100,000 in payments owing for software and services provided by Jenkon. AmeriPlan also is seeking an undetermined amount of consequential damages. Jenkon has denied that it owes AmeriPlan any of these amounts and has also filed a counterclaim for approximately $250,000 that is still owing under the parties' agreements. The arbitration hearing is scheduled for July 2000. Jenkon intends to vigorously pursue this litigation.

        In the ordinary course of business, the Company is subject to various legal proceedings and claims. In the opinion of management, the amount of ultimate liability with respect to these proceedings will not materially affect the financial position, results of operations or cash flow of the Company.

ADDITIONAL CONSIDERATIONS AND RISK FACTORS RELATING TO MULTIMEDIA'S BUSINESS

      MULTIMEDIA HAS A HISTORY OF LOSSES AND HAS LIMITED REVENUES AND CAPITAL RESOURCES. Multimedia has not operated profitably and has experienced net losses of approximately $111,000 for the six months ended June 30, 1999 and approximately $50,000 and $428,000 for the fiscal years ended December 31, 1997 and 1998, respectively. Moreover, the Company's revenues from sales of products, services and marketing rights were approximately $748,000, $714,000 and $1,499,000 over the same periods. There can be no assurance that the Company will ever be able to generate significant revenues or profits from operations.

      NEED FOR ADDITIONAL CAPITAL. The Company's business involves the continued investment of funds towards the development of new products and modifications of existing products as well as sales and marketing efforts related thereto. To the extent that the Company is unsuccessful in generating significant cash flow from operations in order to fund such investments in product development, sales and marketing, the Company will need to rely on outside financing sources for working capital. The Company currently has no significant bank line of credit and there can be no assurance that the Company will be able to obtain sources of outside financing on favorable terms, if at all, in the event that such financing is required in the future. To the extent that the Company's operation do not generate positive working capital or enable it to secure adequate outside financing, the Company's business would be materially and adversely affected.

THE COMPANY MAY NOT BE ABLE TO MAINTAIN ITS NASDAQ LISTING; RISK OF LOW-PRICED SECURITIES. The Company's Common Stock is currently listed for trading on the Nasdaq SmallCap Market. To maintain inclusion on the Nasdaq SmallCap Market, the Company's Common Stock must continue to be registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Company must continue to have net tangible assets of at least $2,000,000, a public float of at least 500,000 shares with a market value of at least $1,000,000, at least 300 stockholders, a minimum bid price of $1.00 per share and at least two market makers. As previously reported, the Company has received a letter from the Nasdaq Listing Qualifications Division stating that the Company's net tangible assets as of June 30, 1999 did not meet the minimum amount of $2,000,000 and the Company's eligibility for continued listing on The Nasdaq Stock Market is under review. The Company believes that, upon stockholder approval of the Conversion Proposal and the Charter Amendment Proposal, the Company's net tangible assets will be in excess of the minimum requirement. However, there can be no assurance that the Company will be able to maintain the standards for Nasdaq SmallCap Market inclusion with respect to its Common Stock.

      In addition, as a result of the acquisition of MMKid and the discontinuation of Jenkon's historical direct sales software operations, Nasdaq may elect to review the Company's listing as if it were a new applicant. As the standards for new listing are more stringent than the standards for continued listing on Nasdaq, the Company might not qualify for continued listing on the Nasdaq SmallCap Market in the event of such review. If the Company fails to maintain Nasdaq SmallCap Market listing or is deemed not to qualify for continued listing upon Nasdaq review, the market value of the Common Stock likely would decline and stockholders likely would find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Common Stock. If the Common Stock ceases to be included on the Nasdaq SmallCap Market, the Common Stock could become subject to Rule 15a-9 under the Exchange Act, which imposes additional sales practice requirements on broker-dealers which sell such securities. If the Common Stock becomes subject to the penny stock rules, the ability of broker-dealers to make a market in or sell the Company's securities may be adversely affected and the market liquidity for the Company's securities could be severely adversely affected.

      NEW PRODUCTS AND RAPID TECHNOLOGICAL CHANGE. The markets for the Company's products are characterized by technological change, evolving industry standards and frequent new product introductions and enhancements. The introduction of products embodying new technologies and the emergence of new industry standards could render the Company's existing products and products currently under development obsolete and unmarketable. The Company's future success will depend upon its ability to enhance its current products and develop and successfully introduce and sell new products that keep pace with market developments and respond to evolving end-user specifications. Any failure by the Company to anticipate or respond adequately to technological developments or end-user specifications, or any significant delays in product development or introduction, could damage the Company's competitive position in the marketplace and reduce revenues. The Company may need to increase the size of its product development staff in the near term to meet these challenges. There can be no assurance that the Company will be successful in hiring and training adequate product development personnel to meet its needs. There can be no assurance that the Company will be successful in developing and marketing new products or product enhancements on a timely basis or that the Company will not experience significant delays in the future. Any failure to successfully develop and market new products and product enhancements would have a material adverse effect on the Company's results of operations.

         RISKS OF PRODUCT DEVELOPMENT IN GENERAL. The success of the Company is dependent upon its ability to deliver reliable, easy-to-use and technologically up-to-date educational products. Any failure of the Company's existing or new products to meet client specifications or expectations will have a material adverse effect on the Company's reputation and the demand for the Company's products. There can be no assurance that the Company's products will meet such specifications or expectations. In addition, continued demand for the Company's products will depend on its ability to successfully anticipate customer demand and to integrate new and emerging technologies, features and standards into its products on a timely basis. Any failure by the Company to anticipate customer demand and to successfully integrate new features and standards into its products on a timely basis could adversely affect the Company's reputation, demand for its products and, as a result, its financial condition and results of operations.

         COMPETITION. The market for educational products is highly competitive and is characterized by technological change, rapidly changing customer preferences and little or no barriers to entry. There are many businesses, many of which are better capitalized than the Company, currently offering products similar in type or scope to the Company's products. The Company's success will depend heavily upon its ability to provide high quality products that meet the demand of educators and consumers. Other factors that will affect the Company's success in this market include the Company's ability to attract additional experienced marketing, sales, and management talent, and the expansion of worldwide support, training, and service capabilities. The Company's current and prospective competitors vary greatly from small private multimedia publishers with 10-20 employees to large international corporations with revenues in excess of $300 million in annual sales. Some or all of the Company's actual and potential competitors may have greater market presence, engineering, customer support and marketing capabilities, and financial, technological and personnel resources than those available to the Company. As a result, they may be able to adapt more swiftly to new or emerging technologies and changes in customer requirements, take advantage of acquisition and other opportunities more readily, and devote greater resources to the marketing and sale of their products than can the Company.

      Because price is a major competitive factor in the market for the Company's products, if any of the Company's present or future competitors elect to initiate and support prolonged price competition to gain market share, the Company likely would be forced to lower its prices, possibly for a protracted period, which would have a material adverse effect on its financial condition and results of operations and could threaten its economic viability.

      SIGNIFICANT FLUCTUATIONS IN QUARTERLY RESULTS. The Company has experienced and expects to continue to experience significant fluctuations in its quarterly results. Such fluctuations may be caused by many factors, including, but not limited to: the size and timing of individual orders; seasonality of revenues; lengthy sales cycle; delays in introduction of products or product enhancements by the Company or other providers of components for the Company's systems; competition and pricing in the educational products industry; market acceptance of new products; reduction in demand for existing products and shortening of product life cycles as a result of new product introductions by competitors; foreign currency exchange rates; mix of products sold; conditions or events in the education industry; and general economic conditions. The Company does not typically maintain a significant backlog and therefore the revenue results for each quarter depend substantially on orders received and delivered in that quarter. As a result of the relatively high revenue amount for certain products and relatively low unit volume of those systems, any lost or delayed sales will have a disproportionately greater effect on the Company's revenues and quarterly results relative to companies that have higher unit sales volumes and less revenue associated a particular product. The Company's sales cycle varies greatly with the different products. For the higher priced systems, the typical sales cycle is three to six months from the time initial sales contact is made with a qualified prospect, making the timing of the Company's revenues difficult to predict and the Company's quarterly results difficult to forecast. The Company's sales cycle relating to the lower costing products is anywhere from two weeks to two months. The Company's expense levels are based in part on its forecasts of future revenues. Accordingly, since a large portion of the Company's expenses are fixed in nature, the Company would not be able to quickly curtail expenses in response to a decline in revenues, and operating results for a given quarter would be adversely affected. As a result, revenues for any quarter are subject to significant variation and the Company believes that period-to-period comparisons of its results of operations are not necessarily meaningful and should not be relied upon as indications of future performance. To the extent that the Company's Common Stock is publicly traded, fluctuations in operating results may also result in volatility in the market price of the Company's Common Stock.

         MANAGEMENT OF GROWTH. To manage its growth effectively, the Company will be required to continue to implement and improve its operating and financial systems and to expand, train and manage its employee base. There can be no assurance that the management skills and systems currently in place will be adequate if the Company continues to grow. In addition, although no acquisitions of companies or products, other than the reverse acquisition of Jenkon, are currently being negotiated, the Company may make acquisitions in the future. The Company's management has only limited experience with acquisitions, which involve numerous risks, including difficulties in the assimilation of acquired operations and products, the diversion of management's attention from other business concerns and the potential loss of key employees of the acquired companies.

NEW BUSINESS; ABILITY TO INTEGRATE AND MANAGE. The acquisition of MMKid has resulted in the Company operating a new business with respect to which it has little or no experience in a country (Israel) in which a majority of the Company's current Board of Directors has little experience. The business of MMKid, although software-related, is separate, distinct and not complementary to the Company's historical business. The Company's lack of experience and track record in the educational software and systems business, and the Company's inexperience with Israeli laws and business practices may result in the inability of the Company to effectively compete which may lead to operating losses and loss of standing in the industries in which the Company operates, any of which would have an adverse effect on the Company, its operations and financial condition.

DEPENDENCE ON SALES OF EXISTING PRODUCTS. Substantially all of MMKid's revenues have been derived from sales of its Action K.I.D. systems. Accordingly, any event that adversely affects fees derived from the sale of such system, such as competition from other products, significant flaws in the Company's products or incompatibility of software products with third party hardware or software products, negative publicity or evaluation, or obsolescence of the hardware platforms or software environments in which the systems run, would have a material adverse effect on the Company's results of operations. The Company's future financial performance will depend, in substantial part, on its ability to expand sales of its existing products while developing and successfully marketing new and enhanced products.

         DEPENDENCE ON THIRD PARTY SOFTWARE AND HARDWARE. The Company's products incorporate and use software products and computer hardware and equipment developed by other entities. The operating systems on which the Company's products can function (Windows 95-98 and NT) have been developed or are owned by Microsoft Corporation. The computer hardware and equipment sold as part of the Company's turnkey system are manufactured by the Pentium Company (an Israeli company), and others. There can be no assurance that all of these entities will remain in business, that their product lines will remain viable or that these products will otherwise continue to be available to the Company. If any of these entities ceases to do business, or abandons or fails to enhance a particular product line, the Company may need to seek other suppliers. This could have a material adverse effect on the Company's results of operations. In addition, there also can be no assurance that the Company's current suppliers will not significantly alter their pricing in a manner adverse to the Company.

         OPERATIONS IN ISRAEL. Multimedia's operations are based in Israel and, as a result, the Company's financial results and prospects are directly affected by economic, political and military conditions in Israel. Moreover, some of the Company's employees may be obligated to perform annual reserve duty in the Israeli Defense Forces and are subject to being called for active duty at any time upon the outbreak of hostilities. Any adverse economic, political or military developments in Israel could have a material adverse effect on the Company and its ability to operate.

                           PRICE RANGE OF COMMON STOCK

        The Common Stock of the Company is traded on the Nasdaq SmallCap Market under the symbol JNKN. The Company is in the process of changing its ticker symbol to MKID to more accurately reflect the focus of its business on the development of MMKid.

        The following table sets forth for the indicated periods, the range of high and low per share closing prices for our Common Stock as reported on the Nasdaq SmallCap Market for each quarter since the quarter commencing July 1, 1998:

                                                                                           Price Range of
                                                                                            Common Stock
                                                                                     -------------------------

                                                                                      High               Low
                                                                                     ------             ------
Year Ended June 30, 1999:
First Quarter (from August 14, 1998)..............................................   $6 1/4             $4 1/4
Second Quarter....................................................................   $5                 $3 3/8
Third Quarter.....................................................................   $4                 $1.188
Fourth Quarter....................................................................   $3 1/4             $1.188

Interim Period Ended March 31, 2000:
First Quarter.....................................................................   $2 1/4             $1 3/8
Second Quarter....................................................................   $4 3/4             $1 1/4
Third Quarter.....................................................................   $6 3/8             $3.938


        As of the Record Date there were approximately [5,501,617] holders of record of our Common Stock.

                  VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

               The Company has outstanding voting securities consisting of only Common Stock, of which [5,501,617] shares were outstanding as of the close of business on the Record Date. Only stockholders of record on the books of the Company at the close of business on the Record Date will be entitled to vote at the Meeting. Each share of Common Stock is entitled to one vote. Representation at the Meeting by the holders of a majority of the outstanding Common Stock, either by personal attendance or by proxy, will constitute a quorum.

               The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of the Record Date as to (a) each director of the Company, (b) each executive officer of the Company, (c) all executive officers and current directors of the Company as a group, and (d) each person known to the Company to beneficially own five percent or more of the outstanding shares of Common Stock. The Company believes that the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable.

                                      Shares Beneficially Owned (1)
                                      -----------------------------
Name and Address (2)                  Number of Shares of       Percent Owned    Number of Shares
--------------------                  Voting Stock Before       Prior to         of Voting Stock         Percent Owned
                                      Conversions (1)           Conversions(3)   After Conversions     After Conversions (3)
                                      -------------------       --------------   -----------------     ---------------------
David Edwards                                846,296(4)             15.2%              846,296(4)             2.5%

Pessie Goldenberg                              234,418               4.2%             5,581,398(5)           16.3%

Joseph Albanese                                   0                   0                     0                  0

Phillip Luizzo                                 25,000                0.5%                25,000               0.1%

Robert Cavitt                                 234,680(6)             4.1%               234,680(6)            0.7%

All directors and executive officers
 as a group (6 persons)                      1,343,394(7)           23.2%              6,740,374(7)          19.6%

Dan Jensen                                     759,294              13.8%                759,294              2.2%

Zehava Rubner                                  286,381               5.2%             6,818,701(8)           20.0%
Adv. Bachar
17 Marmorek
Tel-Aviv, Israel

Naomi Bodner                                   143,199               2.6%             3,409,249(9)           10.0%
16 Grosser Lane
Monsey, NY 10952

Laura Huberfeld                                143,199               2.6%             3,409,249(10)          10.0%
250 Longwood Crossing
Lawrence, NY 11559

--------------------

(1) Shares of Common Stock which the person has the right to acquire within 60 days of May 5, 2000 are deemed outstanding in calculating the percentage of ownership of the persons, but not deemed outstanding as to any other person.

(2) The business address of each of the persons listed unless stated otherwise is c/o the Company at 7600 N.E. 41st Street, Suite 350, Vancouver, Washington 98662.

(3) Percentages based on [5,501,617] shares of Common Stock outstanding as of the Record Date and [34,161,617] shares assumed to be outstanding following approval of the Conversion Proposal and Charter Amendment Proposal. Note that the figure [34,161,617] excludes that additional number of shares issuable upon conversion of the Convertible Notes, which number is equal to the amount of accrued and outstanding interest (approximately $138,000 on the date of the meeting) divided by the last reported sale price of the Company's Common Stock on May 30, 2000.

(4) Includes 50,000 shares of Common Stock issuable upon exercise of a currently exercisable option.

(5) Includes 5,346,980 shares of Common Stock issuable upon conversion of 267,349 shares of Series B Preferred Stock and 267,349 shares of Series C Preferred Stock (subject to stockholder approval hereby).

(6) Consists of shares issuable upon currently exercisable options to purchase an aggregate of 234,680 shares of Common Stock. Such options terminate will terminate 90 days following completion of the sale of Summit V in accordance with the Sale Proposal.

(7) Includes currently exercisable options to acquire an aggregate of 287,680 shares of Common Stock which are exercisable within 60 days following the Record Date.

(8) Includes 6,532,320 shares of Common Stock issuable upon conversion of 326,616 shares of Series B Preferred Stock and 326,616 shares of Series C Preferred Stock (subject to stockholder approval hereby).

(9) Includes 3,266,050 shares of Common Stock issuable upon conversion of 163,303 shares of Series B Preferred Stock and 163,302 shares of Series C Preferred Stock (subject to stockholder approval hereby).

(10) Includes 3,266,050 shares of Common Stock issuable upon conversion of 163,302 shares of Series B Preferred Stock and 163,303 shares of Series C Preferred Stock (subject to stockholder approval hereby).

        Assuming approval of the Conversion Proposal and the Charter Amendment Proposal, the former stockholders of MMKid as a group would hold approximately 73% of fully-diluted Common Stock.

                              STOCKHOLDER PROPOSALS

        Stockholders who wish to present proposals for action at the Meeting are required to submit their proposals in writing to the Secretary of the Company at the address of the Company set forth on the first page of this Proxy Statement on or prior to April 26, 2000. Matters relating to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, as amended, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

                                  OTHER MATTERS

               The management of the Company does not know of any other matters which are to be presented for action at the Meeting. Should any other matters come before the Meeting or any adjournment thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their collective judgment.


                       ANNUAL REPORT AND QUARTERLY REPORTS

               A copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1999 and a copy of any Quarterly Reports on Form 10-QSB for any quarterly periods for which such forms have been filed subsequent to the end of fiscal 1999, each as filed with the Securities and Exchange Commission (exclusive of Exhibits), will be furnished without charge to any person from whom the accompanying proxy is solicited upon written request to Jenkon International, Inc., 7600 N.E. 41st Street, Suite 350, Vancouver, Washington 98662, Attention: Secretary. If Appendix copies are requested, a copying charge of $.20 per page will be made.


                                            BY ORDER OF THE BOARD OF DIRECTORS


                                            Cliff DeGroot,
                                            Secretary

Vancouver, Washington
May __, 2000


STOCKHOLDERS ARE URGED TO SPECIFY THEIR CHOICES AND TO DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                                  APPENDIX A

 CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS OF SERIES B PREFERRED STOCK

                    CERTIFICATE OF DESIGNATION, PREFERENCES
                                 AND RIGHTS OF
                           SERIES B PREFERRED STOCK
                                      OF
                          JENKON INTERNATIONAL, INC.,
                            A DELAWARE CORPORATION


     (Pursuant to Section 151 of the General Corporation Law of the State of Delaware)

     Jenkon International, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies that, pursuant to the authority contained in Article 4, Section 2 of its Certificate of Incorporation, and in accordance with the provisions of
Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors has adopted the following resolution creating a series of its Preferred Stock designated as Series B Preferred Stock:

     RESOLVED, that a series of the class of authorized Preferred Stock of the Corporation be, and hereby is, created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, are as follows:

          BE IT RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation by the Certificate of Incorporation, the Board of Directors does hereby provide for the issue of a series of Preferred Stock, $.001 par value per share, of the Corporation, to be designated "Series B Preferred Stock", consisting of 1,208,000 shares, and to the extent that the voting powers, designations, preferences, limitations, restrictions and relative rights of the Series B Preferred Stock are not stated and expressed in the Certificate of Incorporation, does hereby fix and herein state and express such voting powers, designations, preferences, limitations, restrictions and relative rights as follows (all terms used herein which are defined in the Certificate of Incorporation shall be deemed to have the meanings provided therein):

          1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series B Preferred Stock" and the number of shares constituting such series shall be 1,208,000. Such number of shares may be decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series B Preferred Stock to a number less than the number of shares of Series B Preferred Stock then outstanding or reserved for issuance.

          2. RANKING. The Series B Preferred Stock shall rank (i) senior to the Common Stock, (ii) junior to the Series A Preferred Stock, and (ii) equal to the Series C Preferred Stock of the Corporation with respect to the payment of dividends, the distribution of assets and upon liquidation or winding up of the Corporation.

          3. DIVIDENDS. So long as any shares of Series B Preferred Stock are outstanding, the Corporation shall not, without the written consent of the holders of a majority of the outstanding shares of Series B Preferred Stock, (i) declare or pay a dividend on, (ii) make any distribution to the holders of, or (iii) repurchase, redeem or make provisions for the purchase or redemption (whether directly or through a subsidiary) of any class or series of stock of the Corporation ranking junior or equal to the Series B Preferred Stock (other than the payment of dividends payable in securities of the Corporation which shall be governed by the provisions of Section 4(e)(i) of this Certificate of Designation).

          4. CONVERSION RIGHTS AND LIMITATIONS. The holders of the Series B Preferred Stock shall have the following conversion rights and limitations:

               (a) SUBJECT TO STOCKHOLDER APPROVAL. No shares of Series B Preferred Stock shall be convertible into Common Stock of the Corporation until the holders of a majority of the Common Stock represented and entitled to vote at a meeting of stockholders at which a quorum is present shall approve the right of the Series B Preferred Stock to so convert ("Stockholder Approval").

               (b) AUTOMATIC CONVERSION. Upon Stockholder Approval, the shares of Series B Preferred Stock shall automatically convert into fully-paid and nonassessable shares of Common Stock, with identical designations, preferences and rights thereof.

               (c) CONVERSION RATE. Each share of Series B Preferred Stock shall be converted into ten (10) shares of Common Stock.

               (d) MECHANICS OF CONVERSION. Upon Stockholder Approval, each holder of Series B Preferred Stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Common Stock. Thereupon the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate representing the shares to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date (the "Conversion Date").

               (e)  ADJUSTMENTS IN CERTAIN CUSTOMARY EVENTS.

                    (i) STOCK DIVIDENDS. In the event the Corporation shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation, then and in each such event provision shall be made so that the holders of the Series B Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities of the Corporation which they would have received had their Series B Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section 4 with respect to the rights of the holders of the Series B Preferred Stock.

                    (ii) RECAPITALIZATION OR RECLASSIFICATION. If the Common Stock of the Corporation shall be changed into the same or different number of shares of any class or classes of stock of the Corporation, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in the Certificate of Incorporation or these resolutions, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in the Certificate of Incorporation or these resolutions), then and in each such event the holder of shares of Series B Preferred Stock shall have the right thereafter to convert such shares into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Series B Preferred Stock would have been converted (taking into account all accrued and unpaid dividends and interest with respect to such Series B Preferred Stock) immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

                    (iii) MERGER OR SALE OF ASSETS. If at any time or from time to time there shall be a merger or consolidation of the Corporation with or into another corporation (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares or Common Stock of the Corporation), or the sale of all or substantially all of the Corporation's properties and assets to any other person followed by a liquidation of the Corporation, then, as a part of such transaction, provision shall be made so that each holder of a share of Series B Preferred Stock then outstanding shall have the right thereafter to convert such share only into the kind and amount of securities, cash and other property of the Corporation, or of the successor corporation resulting from such merger or consolidation, receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock of the Corporation into which such share of Series B Preferred Stock might have been converted immediately prior to such consolidation, merger, sale or transfer, assuming such holder of Common Stock of the Corporation is not an entity with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be (a "constituent entity"), or an affiliate of a constituent entity. If necessary in any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Series B Preferred Stock after such transaction to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of the Series B Preferred Stock) shall be applicable after that event in a manner corresponding as nearly as may be practicable in relation to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares. The above provisions shall similarly apply to successive consolidations, mergers, sales or transfers.

                    (iv) SUBDIVISION AND COMBINATION. In the event that the outstanding Common Stock shall be subdivided (by stock split or otherwise), or combined or consolidated, by reclassification or otherwise, into a different number of shares of Common Stock, the number of shares of Common Stock into which a share of Series B Preferred Stock may be converted shall be adjusted so that the holders of the Series B Preferred Stock shall have the right to convert each share of Series B Preferred Stock into the number of shares of Common Stock which such holders would have received upon such subdivision or combination if such holders had converted such shares into Common Stock immediately prior to such subdivision or combination. Any such adjustments shall become effective at the close of business on the effective date of the subdivision or combination.

                    (v) CERTIFICATE AS TO ADJUSTMENTS. In each case of an adjustment or readjustment of the number of shares of Common Stock into which a share of Series B Preferred Stock may be converted, the Corporation will furnish each holder of Series B Preferred Stock with a certificate, executed by the President and Chief Financial Officer of the Corporation showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based. The Corporation in any such instance may, and in every instance upon the request of the holders of a majority of the Series B Preferred Stock the Corporation will, cause its independent public accountants to confirm the accuracy of such adjustment or readjustment. Any adjustment so confirmed shall be for all purposes hereof conclusively be deemed to be an appropriate adjustment.

               (f) TRANSFER TAXES. The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversions of shares of Series B Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the shares of Series B Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

               (g) SHARES TO BE VALIDLY ISSUED, ETC.. The Corporation covenants that all shares of Common Stock which may be issued upon conversions of shares of Series B Preferred Stock will upon issue be duly and validly issued, fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights.

               (h) RESERVATION OF COMMON STOCK. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          5.   REDEMPTION.

               (a) REDEMPTION RIGHTS. Upon the occurrence of a "Redemption Event" (as defined below), the shares of Series B Preferred Stock shall be redeemable at the option of the holders thereof. The redemption price of each share of Series B Preferred Stock shall be ten dollars ($10) per share (the "Redemption Price"). The Redemption Price shall increase at a rate of fifteen percent (15%) per year from and after April 1, 2000. A holder of Series B Preferred Stock desiring to redeem its shares shall provide written notice to the Corporation at its principal office of setting forth the number of shares it wishes to redeem. The Corporation shall pay the Redemption Price to a holder of Series B Preferred Stock within five (5) business days after it receives such written demand.

               (b) REDEMPTION EVENT. For purposes hereof, a "Redemption Event" shall be deemed to have occurred if:

                    (i) Stockholder Approval has not been granted on or prior to March 31, 2000, or such later date as the holders of a majority of the Series B Preferred Stock shall agree;

                    (ii) A receiver, liquidator or trustee of the Corporation or of a substantial part of its properties shall be appointed by court order and such order shall remain in effect for more than fifteen (15) days, the Corporation shall be adjudicated bankrupt or insolvent, a substantial party of the property of the Corporation shall be sequestered by court order and such order shall remain in effect for more than fifteen (15) days, or a petition to reorganize the Corporation under any bankruptcy, reorganization or insolvency law shall be filed against the Corporation and shall not be dismissed within forty-five
     (45) days after such filing;

                    (iii) The Corporation shall file a petition in voluntary bankruptcy or request reorganization under any provision of any bankruptcy, reorganization or insolvency law, or shall consent to the filing of any petition against it under any such law; or

                    (iv) The Corporation shall make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or consent to the appointment of a receiver, trustee or liquidator of the Corporation, or of all or any substantial part of its properties.

          6.   LIQUIDATION, DISSOLUTION OR WINDING UP.

               (a) LIQUIDATION PREFERENCE. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary ("Liquidation"), occurring before the date of Stockholder Approval, the holders of each share of Series B Preferred Stock shall be entitled to receive out of the "Available Funds" (as defined below), before any sums shall be paid or any assets distributed among the holders of shares of Common Stock and any other class of stock of the Corporation ranking junior to the Series B Preferred Stock, an amount or value (such amount or value as described immediately below is hereinafter called the "Series B Preference Price") equal to $10.00 per share of Series B Preferred Stock (subject to adjustment if the Series B Preferred Stock of the Corporation shall be changed into a different number of shares, whether by recapitalization, reclassification or otherwise, and then and in each such event the holder of shares of Series B Preferred Stock shall have the right thereafter to receive upon redemption such same amount aggregately receivable immediately prior to reorganization, reclassification or other change of the number of shares of Series B Preferred Stock apportioned among the number of shares into which such shares of Series B Preferred Stock are changed) plus in each case, any and all declared but unpaid dividends on such shares. As used herein, "Available Funds" shall mean the assets of the Corporation legally available for distribution to holders of the Corporation's capital stock, whether such assets are capital, surplus, or earnings. If the Available Funds shall be insufficient to permit the payment in full to all holders of the Series B Preferred Stock the full amounts (including all dividends accrued and unpaid) to which they shall be entitled by reason of such Liquidation of the Corporation, then there shall be paid to the holders of the Series B Preferred Stock in connection with such Liquidation of the Corporation, an amount equal to product derived by multiplying the amount of Available Funds times a fraction, the numerator of which shall be the full amount to which the holders of the Series B Preferred Stock shall be entitled by reason of such Liquidation of the Corporation and the denominator of which shall be the total amount which would have been distributed by reason of such Liquidation of the Corporation with respect to the Series B Preferred Stock then outstanding had the Corporation possessed sufficient assets to pay the maximum amount which the holders of all such stock would be entitled to receive in connection with such Liquidation of the Corporation.

                    The voluntary sale, conveyance, lease, exchange or transfer of all or substantially all the property or assets of the Corporation, or the merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into the Corporation, or any purchase of all or substantially all of the shares of any class or series of stock of the Corporation, shall not be deemed to be a Liquidation of the Corporation for the purposes of this
     Section 6, [so long as such transaction does not result in the issuance or creation of any shares of Preferred Stock of the Corporation, or of any successor, except any shares of Preferred Stock that rank junior (as defined elsewhere in these resolutions) to the shares of Series B Preferred Stock as to dividends and as to the distribution of assets upon dissolution, liquidation or winding up; provided, however, if more than 50% (by value as determined in good faith by the Board of Directors) of the consideration received in a transaction by holders of the Corporation's Common Stock in such transaction consists of cash, notes payable in cash or Marketable Stock (as defined below), the transaction will be deemed to be a Liquidation for purposes of this Section. The phrase "all or substantially all" as used in this definition in reference to a class of the Corporation's capital stock means 66% or more of the aggregate outstanding amount. The phrase "all or substantially all" as used in this definition in reference to the property, business or assets of the Corporation shall mean assets of a corporation as are quantitatively vital to the operations of the Corporation and substantially affects the existence and purpose of the Corporation. As used herein, the term "Marketable Stock" means the Corporation's Common Stock or common stock of any corporation that is the successor to all or substantially all of the business or assets of the Corporation or of the ultimate parent of such successor, which is (or will, upon distribution thereof, be) listed or quoted on the New York Stock Exchange, the American Stock Exchange, or the Nasdaq National Market or the Nasdaq Small Cap Market.]

                    The holder of any shares of Series B Preferred Stock shall not be entitled to receive any payment of the full balance owed for such shares under this Section 6 until such holder shall cause to be delivered to the Corporation (i) the certificate(s) representing such shares of Series B Preferred Stock (or an affidavit of lost certificate and such other documentation or assurances as are required by applicable law, in a form reasonably acceptable to the Corporation) and (ii) transfer instrument(s) satisfactory to the Corporation and sufficient to transfer such shares of Series B Preferred Stock to the Corporation free of any adverse interest. No interest shall accrue on any payment upon Liquidation after the due date thereof.

                    After the Series B Preference Price shall have been paid in full to the holders of the Series B Preferred Stock, or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of holders of the Series B Preferred Stock and available for such payment, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among the holders of Common Stock and any other class of stock of the Corporation ranking junior to the Series B Preferred Stock, and the holders of shares of the Series B

     Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation.

               (b) PROPERTY. Whenever the distribution provided for herein shall be paid in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation.

          7. VOTING RIGHTS. Except as otherwise required by applicable law, the Series B Preferred Stock shall have no voting rights.

          8. NOTICES OF RECORD DATES. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or to receive any other right, or any capital reorganization of the Corporation, any reclassifi cation or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or person, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, then and in each such event the Corporation shall mail or cause to be mailed to each holder of Series B Preferred Stock a notice specifying
     (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective,
     (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed at least 30 days prior to the date specified in such notice on which such action is to be taken.

          9. NO REISSUANCE OF THE SERIES B PREFERRED STOCK. No share or shares of the Series B Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued. The Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series B Preferred Stock accordingly.

          10. NO SENIOR OR EQUAL SHARES. With the exception of the Series C Preferred Stock, the Board of Directors of the Corporation shall not, without the consent of the holders of a majority of the outstanding Series B Preferred Stock, create any class or series of equity security which is either senior or equal to the Series B Preferred Stock with respect to rights upon Liquidation.

          11. AMENDMENT. If any shares of Series C Preferred Stock have been issued and are outstanding, the rights, preferences and privileges of the Series C Preferred Stock may not be changed, altered or amended without the prior consent of the holders of (i) a majority of the outstanding Series C Preferred Stock, and (ii) at least eight-five percent (85%) of the outstanding Common Stock.

          12. COMMON STOCK. All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein shalt be vested in the Common Stock.

     IN WITNESS WHEREOF, the undersigned has caused this Certificate of Designation, Preferences and Rights of Series B Preferred Stock to be duly executed by its President and Chief Executive Officer and attested to by its Secretary on this ____ day of ____________, 1999.


                                           JENKON INTERNATIONAL, INC.



                                           By:
                                              ----------------------------------
                                                David Edwards, President and
                                                Chief Executive Officer


Attest:



---------------------------------
______________, Acting Secretary

                                  APPENDIX B

 CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS OF SERIES C PREFERRED STOCK

                    CERTIFICATE OF DESIGNATION, PREFERENCES
                                 AND RIGHTS OF
                           SERIES C PREFERRED STOCK
                                      OF
                          JENKON INTERNATIONAL, INC.,
                            A DELAWARE CORPORATION


     (Pursuant to Section 151 of the General Corporation Law of the State of Delaware)

     Jenkon International, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies that, pursuant to the authority contained in Article 4,
Section 2 of its Certificate of Incorporation, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors has adopted the following resolution creating a series of its Preferred Stock designated as Series C Preferred
Stock:

     "RESOLVED, that a series of the class of authorized Preferred Stock of the Corporation be, and hereby is, created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, are as follows:

          BE IT RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation by the Certificate of Incorporation, the Board of Directors does hereby provide for the issue of a series of Preferred Stock, $.001 par value per share, of the Corporation, to be designated "Series C Preferred Stock", consisting of 1,208,000 shares, and to the extent that the voting powers, designations, preferences, limitations, restrictions and relative rights of the Series C Preferred Stock are not stated and expressed in the Certificate of Incorporation, does hereby fix and herein state and express such voting powers, designations, preferences, limitations, restrictions and relative rights as follows (all terms used herein which are defined in the Certificate of Incorporation shall be deemed to have the meanings provided therein):

          1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series C Preferred Stock" and the number of shares constituting such series shall be 1,208,000. Such number of shares may be decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series C Preferred Stock to a number less than the number of shares of Series C Preferred Stock then outstanding or reserved for issuance.

          2. RANKING. The Series C Preferred Stock shall rank (i) senior to the Common Stock, and (ii) equal to the Series B Preferred Stock of the Corporation with respect to the payment of dividends, the distribution of assets and upon liquidation or winding up of the

     Corporation.

          3. DIVIDENDS. So long as any shares of Series C Preferred Stock are outstanding, the Corporation shall not, without the written consent of the holders of a majority of the outstanding shares of Series C Preferred Stock, (i) declare or pay a dividend on, (ii) make any distribution to the holders of, or (iii) repurchase, redeem or make provisions for the purchase or redemption (whether directly or through a subsidiary) of any class or series of stock of the Corporation ranking junior or equal to the Series C Preferred Stock (other than the payment of dividends payable in securities of the Corporation which shall be governed by the provisions of Section 4(f)(i) of this Certificate of Designation).

          4. CONVERSION RIGHTS AND LIMITATIONS. The holders of the Series C Preferred Stock shall have the following conversion rights and limitations:

               (a) SUBJECT TO STOCKHOLDER APPROVAL. No shares of Series C Preferred Stock shall be convertible into Common Stock of the Corporation unless and until the holders of a majority of the Common Stock represented and entitled to vote at a meeting of stockholders at which a quorum is present shall approve the right of the Series C Preferred Stock to so convert ("Stockholder Approval").

               (b) SUBJECT TO POST-MERGER REVENUES OF THE CORPORATION. Additionally, no shares of Series C Preferred Stock shall be convertible into Common Stock of the Corporation unless and until the first calendar year (or part thereof) in which revenues of Multimedia K.I.D. - Intelligence in Education, Ltd., an Israeli corporation that will become a wholly-owned subsidiary of the Corporation simultaneously with the initial issuance of the shares of Series C Preferred Stock, as a stand-alone entity, shall exceed US$1,700,000.00, exclusive of revenues generated by the portion of the Corporation that constituted the Corporation prior to the contemplated merger (the "Annual Revenue Target").

               (c) AUTOMATIC CONVERSION. Upon both Stockholder Approval and the achievement of the Annual Revenue Target, the shares of Series C Preferred Stock shall automatically convert into fully-paid and nonassessable shares of Common Stock, with identical designations, preferences and rights thereof.

               (d) CONVERSION RATE. Each share of Series C Preferred Stock shall be converted into ten (10) shares of Common Stock, subject to adjustment in accordance with Section 4(f) below.

               (e) MECHANICS OF CONVERSION. Upon Stockholder Approval and the achievement of the Annual Revenue Target, each holder of Series C Preferred Stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of the

     Corporation or of any transfer agent for the Common Stock. Thereupon the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate representing the shares to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date (the "Conversion Date").

               (f)  ADJUSTMENTS IN CERTAIN CUSTOMARY EVENTS.

                    (i) STOCK DIVIDENDS. In the event the Corporation shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation, then and in each such event provision shall be made so that the holders of the Series C Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities of the Corporation which they would have received had their Series C Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this
     Section 4 with respect to the rights of the holders of the Series C Preferred Stock.

                    (ii) RECAPITALIZATION OR RECLASSIFICATION. If the Common Stock of the Corporation shall be changed into the same or different number of shares of any class or classes of stock of the Corporation, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in the Certificate of Incorporation or these resolutions, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in the Certificate of Incorporation or these resolutions), then and in each such event the holder of shares of Series C Preferred Stock shall have the right thereafter to convert such shares into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Series C Preferred Stock would have been converted (taking into account all accrued and unpaid dividends and interest with respect to such Series C Preferred Stock) immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

                    (iii) MERGER OR SALE OF ASSETS. If at any time or from time to time there shall be a merger or consolidation of the Corporation with or into another corporation (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares or Common Stock of the Corporation), or the sale of all or substantially all of the Corporation's properties and assets to any other person followed by a liquidation of the Corporation, then, as a part of such transaction, provision shall be made so that each holder of a share of Series C Preferred Stock then outstanding shall have the right thereafter to convert such share only into the kind and amount of securities, cash and other property of the Corporation, or of the successor corporation resulting from such merger or consolidation, receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock of the Corporation into which such share of Series C Preferred Stock might have been converted immediately prior to such consolidation, merger, sale or transfer, assuming such holder of Common Stock of the Corporation is not an entity with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be (a "constituent entity"), or an affiliate of a constituent entity. If necessary in any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Series C Preferred Stock after such transaction to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of the Series C Preferred Stock) shall be applicable after that event in a manner corresponding as nearly as may be practicable in relation to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares. The above provisions shall similarly apply to successive consolidations, mergers, sales or transfers.

                    (iv) SUBDIVISION AND COMBINATION. In the event that the outstanding Common Stock shall be subdivided (by stock split or otherwise), or combined or consolidated, by reclassification or otherwise, into a different number of shares of Common Stock, the number of shares of Common Stock into which a share of Series C Preferred Stock may be converted shall be adjusted so that the holders of the Series C Preferred Stock shall have the right to convert each share of Series C Preferred Stock into the number of shares of Common Stock which such holders would have received upon such subdivision or combination if such holders had converted such shares into Common Stock immediately prior to such subdivision or combination. Any such adjustments shall become effective at the close of business on the effective date of the subdivision or combination.

                    (v) CERTIFICATE AS TO ADJUSTMENTS. In each case of an adjustment or readjustment of the number of shares of Common Stock into which a share of Series C Preferred Stock may be converted, the Corporation will furnish each holder of Series C Preferred Stock with a certificate, executed by the President and

     Chief Financial Officer of the Corporation showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based. The Corporation in any such instance may, and in every instance upon the request of the holders of a majority of the Series C Preferred Stock the Corporation will, cause its independent public accountants to confirm the accuracy of such adjustment or readjustment. Any adjustment so confirmed shall be for all purposes hereof conclusively be deemed to be an appropriate adjustment.

               (g) TRANSFER TAXES. The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversions of shares of Series C Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the shares of Series C Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

               (h) SHARES TO BE VALIDLY ISSUED, ETC.. The Corporation covenants that all shares of Common Stock which may be issued upon conversions of shares of Series C Preferred Stock will, upon issue, be duly and validly issued, fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights.

               (i) RESERVATION OF COMMON STOCK. The Corporation shall at all times from and after the date of Stockholder Approval reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series C Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series C Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series C Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          5. CANCELLATION. In the event that the Annual Revenue Target is not achieved by December 31, 2001, the shares of Series C Preferred Stock shall automatically be canceled without any further action on the part of the holders thereof or of the Corporation, and the holders of Series C Preferred Stock shall not be entitled to any rights of any sort, including, but not limited to, any rights of conversion, redemption or distribution.

          6.   REDEMPTION.

               (a) REDEMPTION RIGHTS. Upon the occurrence of a "Redemption Event" (as defined below), the shares of Series C Preferred Stock shall be redeemable at the option of the holders thereof. The redemption price of each share of Series C Preferred Stock shall be ten dollars ($10) per share (the "Redemption Price"). The Redemption Price shall increase at a rate of fifteen percent (15%) per year from and after April 1, 2000. A holder of Series C Preferred Stock desiring to redeem its shares shall provide written notice to the Corporation at its principal office of setting forth the number of shares it wishes to redeem. The Corporation shall pay the Redemption Price to a holder of Series C Preferred Stock within five (5) business days after it receives such written demand.

               (b) REDEMPTION EVENT. For purposes hereof, a "Redemption Event" shall be deemed to have occurred if:

                    (i) Stockholder Approval has not been obtained on or prior to March 31, 2000, or such later date as the holders of a majority of the Series C Preferred Stock shall agree; provided, however, that if Stockholder Approval occurs after March 31, 2000, a Redemption Event shall be deemed to occur only with respect to shares of Series C Preferred Stock with respect to which written demand for redemption shall have been made and received by the Corporation prior to the date of Stockholder Approval;

                    (ii) A receiver, liquidator or trustee of the Corporation or of a substantial part of its properties shall be appointed by court order and such order shall remain in effect for more than fifteen (15) days, the Corporation shall be adjudicated bankrupt or insolvent, a substantial party of the property of the Corporation shall be sequestered by court order and such order shall remain in effect for more than fifteen (15) days, or a petition to reorganize the Corporation under any bankruptcy, reorganization or insolvency law shall be filed against the Corporation and shall not be dismissed within forty-five
     (45) days after such filing;

                    (iii) The Corporation shall file a petition in voluntary bankruptcy or request reorganization under any provision of any bankruptcy, reorganization or insolvency law, or shall consent to the filing of any petition against it under any such law; or

                    (iv) The Corporation shall make an assignment for the benefit of its creditors or consent to the appointment of a receiver, trustee or liquidator of the Corporation, or of all or any substantial part of its properties.

          7.   LIQUIDATION, DISSOLUTION OR WINDING UP.

               (a) LIQUIDATION PREFERENCE. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary ("Liquidation"), occurring before the date of Stockholder Approval, the holders of each share of Series C Preferred Stock shall be entitled to receive out of the "Available Funds" (as defined below), before any sums shall be paid or any assets distributed among the holders of shares of Common Stock and any other class of stock of the Corporation ranking junior to the Series C Preferred Stock, an amount or value (such amount or value as described immediately below is hereinafter called the "Series C Preference Price") equal to $10.00 per share of Series C Preferred Stock (subject to adjustment if the Series C Preferred Stock of the Corporation shall be changed into a different number of shares, whether by recapitalization, reclassification or otherwise, and then and in each such event the holder of shares of Series C Preferred Stock shall have the right thereafter to receive upon redemption such same amount aggregately receivable immediately prior to reorganization, reclassification or other change of the number of shares of Series C Preferred Stock apportioned among the number of shares into which such shares of Series C Preferred Stock are changed) plus in each case, any and all declared but unpaid dividends on such shares. In the event that a Liquidation occurs subsequent to the date of Stockholder Approval but prior to the date on which the Annual Revenue Target has been achieved, holders of Series C Preferred Stock will be entitled to a Series C Preference Price of $.01 per share of Series C Preferred Stock and, after payment thereof, shall participate ratably with the Common Stock in any distribution of Available Funds on an "as converted" bases. As used herein, "Available Funds" shall mean the assets of the Corporation legally available for distribution to holders of the Corporation's capital stock, whether such assets are capital, surplus, or earnings. If the Available Funds shall be insufficient to permit the payment in full to all holders of the Series C Preferred Stock the full amounts (including all dividends accrued and unpaid) to which they shall be entitled by reason of such Liquidation of the Corporation, then there shall be paid to the holders of the Series C Preferred Stock in connection with such Liquidation of the Corporation, an amount equal to product derived by multiplying the amount of Available Funds times a fraction, the numerator of which shall be the full amount to which the holders of the Series C Preferred Stock shall be entitled by reason of such Liquidation of the Corporation and the denominator of which shall be the total amount which would have been distributed by reason of such Liquidation of the Corporation with respect to the Series C Preferred Stock then outstanding had the Corporation possessed sufficient assets to pay the maximum amount which the holders of all such stock would be entitled to receive in connection with such Liquidation of the Corporation.

                    The voluntary sale, conveyance, lease, exchange or transfer of all or substantially all the property or assets of the Corporation, or the merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into the Corporation, or any purchase of all or substantially all of the shares of any class or series of stock of the Corporation, shall not be deemed to be a Liquidation of the Corporation for the purposes of this Section 7; provided, however, if more than 50% (by value as determined in good faith by the Board of Directors) of the consideration received in a transaction by holders of the Corporation's Common Stock in such transaction consists of cash, notes payable in cash or Marketable Stock (as defined below), the transaction will be deemed to be a Liquidation for purposes of this Section. The phrase "all or substantially all" as used in this definition in reference to a class of the Corporation's capital stock means 66% or more of the aggregate outstanding amount. The phrase "all or substantially all" as used in this definition in reference to the property, business or assets of the Corporation shall mean assets of a corporation as are quantitatively vital to the operations of the Corporation and substantially affects the existence and purpose of the Corporation. As used herein, the term "Marketable Stock" means the Corporation's Common Stock or common stock of any corporation that is the successor to all or substantially all of the business or assets of the Corporation or of the ultimate parent of such successor, which is (or will, upon distribution thereof, be) listed or quoted on the New York Stock Exchange, the American Stock Exchange, or the Nasdaq National Market or the Nasdaq Small Cap Market.

                    The holder of any shares of Series C Preferred Stock shall not be entitled to receive any payment of the full balance owed for such shares under this Section 7 until such holder shall cause to be delivered to the Corporation (i) the certificate(s) representing such shares of Series C Preferred Stock (or an affidavit of lost certificate and such other documentation or assurances as are required by applicable law, in a form reasonably acceptable to the Corporation) and (ii) transfer instrument(s) satisfactory to the Corporation and sufficient to transfer such shares of Series C Preferred Stock to the Corporation free of any adverse interest. No interest shall accrue on any payment upon Liquidation after the due date thereof.

                    After the Series C Preference Price shall have been paid in full to the holders of the Series C Preferred Stock, or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of holders of the Series C Preferred Stock and available for such payment, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among the holders of Common Stock and any other class of stock of the Corporation ranking junior to the Series C Preferred Stock, and the holders of shares of the Series C Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation.

               (b) PROPERTY. Whenever the distribution provided for herein shall be paid in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation.

          8. VOTING RIGHTS. Except as otherwise required by applicable law, the

     Series C Preferred Stock shall have no voting rights prior to Stockholder Approval. If there has been Stockholder Approval but the Annual Revenue Target has not been satisfied, each share of the Series C Preferred Stock shall, except to the extent that requirements of law supersede the limitations on voting rights in the Certificate of Incorporation or these resolutions and as otherwise set forth herein, be entitled to vote, together with holders of the Common Stock of the Corporation as a single class, with respect to any questions upon which holders of Common Stock have the right to vote. Each holder of Series C Preferred Stock shall be entitled to that number of votes equal to the number of shares of Common Stock into which such holder's shares of Series C Preferred Stock could be converted pursuant to the provisions of Section 4 hereof, at the record date for the determination of stockholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Each holder of Series C Preferred Stock shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the bylaws of this Corporation.

          9. NOTICES OF RECORD DATES. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or to receive any other right, or any capital reorganization of the Corporation, any reclassifi cation or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or person, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, then and in each such event the Corporation shall mail or cause to be mailed to each holder of Series C Preferred Stock a notice specifying
     (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective,
     (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed at least 30 days prior to the date specified in such notice on which such action is to be taken.

          10. NO REISSUANCE OF THE SERIES C PREFERRED STOCK. No share or shares of the Series C Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued. The Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series C Preferred Stock accordingly.

          11. NO SENIOR OR EQUAL SHARES. With the exception of the Series B Preferred Stock, the Board of Directors of the Corporation shall not, without the consent of the holders of a majority of the outstanding Series C Preferred Stock, create any class or series of equity security which is either senior or equal to the Series C Preferred Stock with respect to rights upon Liquidation.

          12. AMENDMENT. If any shares of Series C Preferred Stock have been issued and are outstanding, the rights, preferences and privileges of the Series C Preferred Stock may not be changed, altered or amended without the prior consent of the holders of (i) a majority of the outstanding Series C Preferred Stock, and (ii) at least eight-five percent (85%) of the outstanding Common Stock.

          13. COMMON STOCK. All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein shalt be vested in the Common Stock."

     IN WITNESS WHEREOF, the undersigned has caused this Certificate of Designation, Preferences and Rights of Series C Preferred Stock to be duly executed by its President and Chief Executive Officer and attested to by its Secretary on this ___ day of December, 1999.


                                           JENKON INTERNATIONAL, INC.



                                           By:
                                              ---------------------------------
                                                Robert Cavitt, President


Attest:



---------------------------------
Cliff DeGroot, Assistant Secretary

                                  APPENDIX C

                      FORM OF CONVERTIBLE PROMISSORY NOTE

THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED, DISPOSED OF OR OFFERED FOR SALE, IN WHOLE OR IN PART, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THAT ACT COVERING THIS NOTE AND/OR THE COMMON STOCK ISSUABLE UPON CONVERSION THEREOF, OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO JENKON INTERNATIONAL, INC. THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

                          CONVERTIBLE PROMISSORY NOTE
                                 (the "Note")

                          JENKON INTERNATIONAL, INC.


Principal Sum: $_______________

Holder: _______________________


JENKON INTERNATIONAL, INC., a Delaware corporation (hereinafter called the "Corporation"), hereby promises to pay the Principal Sum set forth above (the "Principal Sum") to the order of the above-referenced holder (the "Holder") on or before April 1, 2000. This Note shall accrue interest at the rate of twelve percent (12%) per annum from and after January 1, 2000. Accrued interest shall be payable on February 1, 2000 and at maturity or on conversion (each, an "interest payment date"). Interest shall be computed on the basis of a 360-day year.

1. ISSUANCE. This Note is being issued pursuant to the terms of a Note Purchase Agreement between the Corporation and the Holder (the "Subscription Agreement") which contains, among other things, certain representations by the Holder as to Holder's sophistication as an investor. In addition, the Subscription Agreement contains certain covenants of the Corporation relating to the registration of the Common Stock into which this Note may be converted under the Securities Act of 1933, as amended (the "Act").

2.   CONVERSION.

     (a) On the Shareholder Approval Date (as hereinafter defined), the outstanding principal balance of this Note shall automatically be converted into shares of common stock, $0.001 par value, of the Corporation ("Common Stock") at a conversion price of $1.00 per share.

     (b) Simultaneously with the issuance of this Note, the Corporation shall reserve for issuance on conversion of this Note the total number shares of Common Stock issuable upon conversion of this Note (as such number may be adjusted from time to time in accordance with

(c) below, the "Conversion Shares"). The Corporation shall use its best reasonable efforts promptly to list on the Nasdaq SmallCap Market, all of the Conversion Shares.

     (c) If any capital reorganization or reclassification of the Common Stock, stock split, reverse stock split, stock combination, or consolidation or merger of the Corporation with or into another corporation, or distribution of the proceeds of any sale or conveyance of all or substantially all of its assets to another corporation (a "Capital Event") shall be effected, then, as a condition precedent of such Capital Event, the following provision shall be made: The Holder of the Note shall, from and after the date of such Capital Event sale have the right to receive upon conversion (in lieu of the shares of Common Stock of the Corporation immediately theretofore issuable upon the exercise of conversion rights), such shares of stock, securities or assets as would have been issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore issuable upon conversion of the Note (regardless of whether the Note was actually convertible at such time). In any such case, appropriate provision shall be made with respect to the rights and interests of the Holders to the end that such conversion rights (including, without limitation, provisions for appropriate adjustments) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the conversion of the Note.

     (d) The Corporation covenants to call a meeting of stockholders to be held on or before March 31, 2000 to, among other things, approve the issuance of the Conversion Shares and such other shares of Common Stock as may be issuable upon conversion of certain other notes of the same tenor (collectively, the "JNKN Notes"). The Board of Directors of the Corporation will recommend that the stockholders of the Corporation vote in favor of such approval. The date on which such approval is obtained is referred to herein as the "Stockholder Approval Date."

3. ISSUANCE OF CONVERSION SHARES. The Corporation covenants and agrees that all Conversion Shares will, upon conversion of the JNKN Notes and issuance in accordance with the terms hereof, be duly and validly issued, fully paid and non-assessable.

4.   EVENTS OF DEFAULT AND ACCELERATION OF THE NOTE.

     (a) An "event of default" with respect to this Note shall exist if any of the following shall occur:

          (i) The Corporation shall breach or fail to comply with any provision of this Note and such breach or failure shall continue for fifteen
(15) days after written notice thereof to the Corporation by any Holder of JNKN Notes.

          (ii) A receiver, liquidator or trustee of the Corporation or of a substantial part of its properties shall be appointed by court order and such order shall remain in effect for more than fifteen (15) days; or the Corporation shall be adjudicated bankrupt or insolvent; or a substantial part of the property of the Corporation shall be sequestered by court order and such order shall remain in effect for more than fifteen (15) days; or a petition to reorganize the

Corporation under any bankruptcy, reorganization or insolvency law shall be filed against the Corporation and shall not be dismissed within forty-five
(45) days after such filing.

          (iii) The Corporation shall file a petition in voluntary bankruptcy or request reorganization under any provision of any bankruptcy, reorganization or insolvency law, or shall consent to the filing of any petition against it under any such law.

          (iv) The Corporation shall make an assignment for the benefit of its creditors, or consent to the appointment of a receiver, trustee or liquidator of the Corporation, or of all or any substantial part of its properties.

     (b) If an event of default referred to in clause (i) shall occur, the Holder may, in addition to such Holder's other remedies, by written notice to the Corporation, declare the principal amount of this Note, together with all interest accrued thereon, to be due and payable immediately. Upon any such declaration, such amount shall become immediately due and payable and the Holder shall have all such rights and remedies provided for under the terms of this Note and the Subscription Agreement. If an event of default referred to in clauses (ii), (iii) or (iv) shall occur, the principal amount of this Note, together with all interest accrued thereon, shall become immediately due and payable and the Holder shall have all such rights and remedies, if any, provided for under the terms of this Note and the Subscription Agreement.

5. INTEREST RATE LIMITATION. It is the intent of Holder and the Corporation in this execution of this Note, that the loan evidenced hereby be exempt from the restrictions of applicable state usury laws. In the event that for any reason, it should be determined that any such usury law is applicable to this Note, Holder and the Corporation stipulate and agree that none of the terms and provisions contained herein shall ever be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by the laws of such state. In such event, if the Corporation shall collect monies which are deemed to constitute interest which would otherwise increase the effective interest rate on this Note to a rate in excess of the maximum rate permitted to be charged by applicable state law, all such sums shall, at the option of Holder, be credited to the payment of the sums due hereunder or returned to the Corporation.

6.   MISCELLANEOUS.

     (a) All notices and other communications required or permitted to be given hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telegram, by facsimile, recognized overnight mail carrier, telex or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows: (a) if to the Holder, to such address as such Holder shall furnish to the Corporation in accordance with this Section, or (b) if to the Corporation, to it at its headquarters office, or to such other address as the Corporation shall furnish to the Holder in accordance with this Section.

     (b) This Note shall be governed and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state.

     (c) The Corporation waives protest, notice of protest, presentment, dishonor, notice of dishonor and demand.

     (d) If any provision of this Note shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Note shall be construed as if such invalid or unenforceable provision had never been contained herein.

     (e) The waiver of any event of default or the failure of the Holder to exercise any right or remedy to which it may be entitled shall not be deemed a waiver of any subsequent event of default or of the Holder's right to exercise that or any other right or remedy to which the Holder is entitled.

     (f) Upon the occurrence of an uncured event of default, the Holder of this Note shall be entitled to recover its legal and other costs of collecting on this Note, and such costs shall be deemed added to the principal amount of this Note.

     (g) In addition to all other remedies to which the Holder may be entitled hereunder, Holder shall also be entitled to decrees of specific performance without posting bond or other security.

     IN WITNESS WHEREOF, the Corporation has caused this Note to be duly executed on the date set forth below


Dated: December 16, 1999


JENKON INTERNATIONAL, INC.



By:
   ----------------------------------------------
      David Edwards, Chief Executive Officer

                                  APPENDIX D

FORM OF AMENDMENT TO CERTIFICATE OF INCORPORATION OF JENKON INTERNATIONAL, INC.

                  AMENDED ARTICLE I AND ARTICLE IV, SECTION 1
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                          JENKON INTERNATIONAL, INC.

                                   ARTICLE I

               The name of this corporation (herein called the "Corporation") is as follows:

                            Multimedia K.I.D., Inc.

                                  ARTICLE IV

               SECTION 1. AUTHORIZED SHARES. The total number of all classes of capital stock which the corporation is authorized to issue is 55,000,000 shares which shall be divided into two classes as follows: 50,000,000 Common shares, with a par value of $.001 per share; and 5,000,000 Preferred shares, with a par value of $.001 per share.

               The full voting power of the Corporation shall be exercised by the Common Stock and all other future series of Common shares with full voting rights and any series of Preferred shares with equivalent voting rights, all voting together as one class, and none of such series of Common shares or Preferred shares shall have any other or special voting rights except as otherwise required by the laws as then applicable, the Corporation's Certificate of Incorporation as then amended, or any resolution of the Board of Directors originally designating such series.

               Preferred shares of the Corporation's capital stock may be issued in one or more series at such time or times, and for such consideration or considerations as the Board of Directors may determine from time to time. The Board of Directors is expressly authorized as to any wholly unissued series of Preferred shares, to determine the number of shares thereof and the dividend rights, dividend rates, conversion rights (if any), redemption prices, liquidation preferences, voting rights (if any), the rights and terms of redemption (including sinking fund provisions) and all other rights, preferences and privileges thereof. The Board of Directors may increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of that series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting that decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of that series.

                                   APPENDIX E

                            STOCK PURCHASE AGREEMENT.

                             STOCK PURCHASE AGREEMENT

                                      AMONG

                                    JIA, INC.

                                  SUMMIT V, INC

                                       AND

               JENKON INTERNATIONAL, INC., A DELAWARE CORPORATION

                                       AND

              JENKON INTERNATIONAL, INC., A WASHINGTON CORPORATION



                            DATED AS OF APRIL 6, 2000

                                TABLE OF CONTENTS

ARTICLE I - DEFINITIONS...............................................................................1

ARTICLE II - PURCHASE AND SALE OF SHARES..............................................................3
         2.1      Purchase and Sale of Shares.........................................................3
         2.2      Consideration for Shares............................................................3
                  2.2.1      Closing Payment..........................................................3
                  2.2.2      Note.....................................................................3
                  2.2.3      Escrow...................................................................3
         2.3      Closing.............................................................................4

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDERS......................4
         3.1      Shareholder Matters.................................................................4
                  3.1.1      Good Title...............................................................4
                  3.1.2      Authority................................................................5
                  3.1.3      Enforceability...........................................................5
                  3.1.4      No Approvals or Notices Required; No Conflicts...........................5
         3.2      Company Organization; Good Standing; Corporate Authority; Enforceability............5
         3.3      Capitalization......................................................................6
         3.4      Subsidiaries and Affiliates.........................................................7
         3.5      No Approvals or Notices Required; No Conflicts......................................7
         3.6      Financial Statements; Obligations...................................................7
         3.7      Action by David Edwards.............................................................8
         3.8      Accuracy of SEC Filings.............................................................8
         3.9      Corporate Books and Records.........................................................8
         3.10     Brokers or Finders..................................................................9
         3.11     Bank Accounts.......................................................................9
         3.12     Accuracy of Representations and Warranties..........................................9
         3.13     Tax Consequences....................................................................9

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF BUYER..................................................9
         4.1      Organization.......................................................................10
         4.2      Enforceability.....................................................................10
         4.3      No Approvals or Notices Required; No Conflicts With Instruments....................10
         4.4      Claims and Legal Proceedings.......................................................10


STOCK PURCHASE AGREEMENT                                                  PAGE i

         4.5      Tax Consequences...................................................................11
         4.6      Accuracy of SEC Filings............................................................11
         4.7      Accuracy of Representations and Warranties.........................................11

ARTICLE V - COVENANTS................................................................................11
         5.1      Conduct of Business by the Company Pending the Closing.............................11
         5.2      Access to Information; Confidentiality.............................................14
         5.3      No Solicitation....................................................................14
         5.4      Notification of Certain Matters....................................................17
         5.5      Further Action.....................................................................17
         5.6      Publicity..........................................................................18

ARTICLE VI - ADDITIONAL AGREEMENTS...................................................................18
         6.1      Preparation of the Proxy Statement; Stockholders Meeting...........................18
         6.2      Certain Expenses...................................................................18
         6.3      Assignment of Intellectual Property............................

ARTICLE VII -CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER............................................19
         7.1      Accuracy of Representations and Warranties.........................................19
         7.2      Performance of Agreements..........................................................19
         7.3      Opinion of Counsel for the Company and the Shareholders............................19
         7.4      Consents to Sale of Shares.........................................................19
         7.5      Officers' Certificate..............................................................20
         7.6      Shareholder's Certificate..........................................................20
         7.7      Material Adverse Change............................................................20
         7.8      Approvals and Consents.............................................................20
         7.9      Proceedings and Documents; Secretary's Certificate.................................20
         7.10     Compliance With Laws...............................................................20
         7.11     Legal Proceedings..................................................................20
         7.12     Delivery of Certificates...........................................................21
         7.14     Noncompetition Agreements..........................................................21
         7.15     Waiver by Insiders.................................................................21

ARTICLE VIII - CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND THE SHAREHOLDERS...............21
         8.1      Accuracy of Representations and Warranties.........................................21
         8.2      Performance of Agreements..........................................................22
         8.3      Opinion of Counsel for Buyer.......................................................22
         8.4      Officers' Certificate..............................................................22
         8.5      Material Adverse Change............................................................22


STOCK PURCHASE AGREEMENT                                                 PAGE ii

         8.6      Approvals and Consents.............................................................22
         8.7      Proceedings and Documents; Secretary's Certificate.................................22
         8.8      Compliance With Laws...............................................................23
         8.9      Legal Proceedings..................................................................23
         8.10     Fairness Opinion...................................................................23
         8.11     Waiver by Insiders.................................................................24

ARTICLE IX - TERMINATION, AMENDMENT AND WAIVER.......................................................24
         9.1      Termination........................................................................24
         9.2      Effect of Termination..............................................................25
         9.3      Amendment..........................................................................25
         9.4      Waiver.............................................................................25

ARTICLE X - SURVIVAL AND INDEMNIFICATION.............................................................26
         10.1     Survival...........................................................................26
         10.2     Indemnification....................................................................26
                  10.2.1     Indemnification by the Shareholders.....................................26
                  10.2.2     Indemnification by Buyer................................................27
         10.3     Limitations........................................................................27
         10.4     Procedure for Indemnification......................................................28
                  10.4.1     Claim Notice............................................................28
                  10.4.2     Dispute Notice..........................................................28
                  10.4.3     Third-Party Claims......................................................28
         10.5     Investigations; Waivers............................................................28

ARTICLE XI - GENERAL.................................................................................29
         11.1     Expenses...........................................................................29
         11.2     Specific Enforcement...............................................................30
         11.3     Consequential Damages..............................................................30
         11.4     Assignment.........................................................................30
         11.5     Notices............................................................................31
         11.6     Governing Law; Jurisdiction; Venue.................................................32
         11.7     Successors and Assigns.............................................................32
         11.8     Severability.......................................................................32
         11.9     Entire Agreement; Counterparts.....................................................33


STOCK PURCHASE AGREEMENT                                                PAGE iii

                            STOCK PURCHASE AGREEMENT

        This Stock Purchase Agreement (this "AGREEMENT") is entered into as of April 6, 2000 among JIA, Inc., a WASHINGTON, corporation ("BUYER"), Jenkon International, Inc., a WASHINGTON corporation ("the SHAREHOLDER"), Jenkon International, Inc., a DELAWARE corporation (the "PARENT"), and Summit V, Inc., a Washington corporation (the "COMPANY"). The Shareholder and Parent are collectively referred to as the "SHAREHOLDERS." Shareholder is a wholly owned subsidiary of Parent.

                                    RECITALS

        A. The Shareholder owns the Shares and desires and intends to sell the Shares to Buyer at the price and on the terms and subject to the conditions set forth below.

        B. Buyer desires and intends to purchase the Shares from the Shareholder at the price and on the terms and subject to the conditions set forth below.

                                    AGREEMENT

        In consideration of the terms hereof and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

                             ARTICLE I - DEFINITIONS

        1.1. "BALANCE SHEET": The balance sheet of the Company as of December 31, 1999.

        1.2.    "BUYER INDEMNIFIED PARTIES": As defined in Section 10.2.1.

        1.3.    "CLAIM": As defined in Section 10.2.1.

        1.4.    "CLAIM NOTICE": As defined in Section 10.4.2.

        1.5.    "CLOSING": As defined in Section 2.3.

        1.6.    "CLOSING AMOUNT": As defined in Section 2.2.1.

        1.7. "CLOSING DATE": The date, time and place of Closing as specified in Section 2.3.

        1.8.    "COMMON STOCK": As defined in Section 3.3(a).


STOCK PURCHASE AGREEMENT

        1.9. "DISCLOSURE SCHEDULES": The Disclosure Schedules attached and made a part hereof and which constitute in their entirety a representation and warranty under Article III.

        1.10.   "ESCROW AGENT": As defined in Section 2.2.3.

        1.11.   "ESCROW AGREEMENT": As defined in Section 2.2.3.

        1.12.   "ESCROW AMOUNT": As defined in Section 2.2.3.

        1.13.   "FINANCIAL STATEMENTS": As defined in Section 3.6.

        1.14. "GAAP": Generally accepted accounting principles in the United States.

        1.15.   "INDEMNIFIED PARTIES": As defined in Section 10.2.2.

        1.16. "KNOWLEDGE": Representations and warranties to a party's knowledge mean that in acquiring such knowledge, the party representing and warranting such knowledge need not make any inquiry or investigation.

        1.17.   "LOSSES": As defined in Section 10.2.1.

        1.18.   "MATERIAL": Material individually or in the aggregate.

        1.19.   "NOTE": As defined in Section 2.2.2.

        1.20.   "PARENT": As defined in the first paragraph.

        1.21. "PERSON": Any person, corporation, partnership, joint venture, association, organization, other entity or governmental or regulatory authority.

        1.22. "PURCHASE PRICE": The aggregate purchase price for the Shares, as defined in Section 2.2.

        1.23.   "SHAREHOLDER": As defined in the first paragraph.

        1.24.   "SHAREHOLDERS": As defined in the first paragraph.

        1.25.   "SHAREHOLDER INDEMNIFIED PARTIES": As defined in Section 10.2.2.

        1.26. "SHARES": The 5,000 shares of common stock of the Company to be purchased by Buyer, representing 100% of the outstanding shares of the Company.

STOCK PURCHASE AGREEMENT
                                      -2-

        1.27. "SUBSIDIARY": When used in reference to any Person, shall mean any corporation of which outstanding securities having ordinary voting power to elect a majority of the Board of Directors of such corporation are owned directly or indirectly by such Person.

        1.28. "TRANSACTION DOCUMENTS": This Agreement and each of the agreements, certificates, instruments and documents executed or delivered pursuant to the terms of this Agreement.

                    ARTICLE II - PURCHASE AND SALE OF SHARES

2.1     PURCHASE AND SALE OF SHARES

        On the terms and subject to the conditions of this Agreement, Buyer agrees to purchase the Shares from the Shareholder, and the Shareholder agrees to sell the Shares to Buyer.

2.2     CONSIDERATION FOR SHARES

        The aggregate purchase price for the Shares is $1,175,000 (the "PURCHASE PRICE"), payable as set forth in this Section 2.2.

        2.2.1   CLOSING PAYMENT

        The sum of $500,000 (the "CLOSING AMOUNT") shall be paid by Buyer to the Shareholder (a) through the release to the Shareholder of the $200,000 Escrow Amount, as defined in section 2.2.3 below, and (b) by bank wire transfer of $300,000, in each case at the Closing.

        2.2.2   NOTE

        At the Closing, the Buyer will deliver to the Shareholder a Note in the principal amount of $675,000. The Note will be in form mutually acceptable to Buyer and Shareholder, will bear interest at the rate of 10% per annum payable quarterly in arrears, and all principal and interest will be due and payable one year from the Closing Date. The Note will be secured by a pledge in form reasonably satisfactory to Shareholders of 75,000 shares of the common stock of Parent.

        2.2.3   ESCROW

        Within three business days of the date of this Agreement, Buyer will deposit the sum of $200,000 (the "ESCROW AMOUNT") with a mutually satisfactory escrow agent (the "ESCROW AGENT") to be held in escrow as evidence of financial capacity and


STOCK PURCHASE AGREEMENT
                                      -3-
in accordance with a mutually satisfactory Escrow Agreement (the "ESCROW AGREEMENT") to be entered into by Buyer, the Shareholder and the Escrow Agent.

2.3     CLOSING

        The closing of the transactions contemplated herein (the "CLOSING") shall be TWO days following stockholder approval by the stockholders of Parent and shall be held at the office of Perkins Coie, 1211 SW Fifth Avenue, Portland, Oregon 97204, at 9:00 A.M. local time, or such other time and date as Buyer and the Shareholder shall agree (the "CLOSING DATE"). At the Closing, each of Buyer, and the Shareholder shall take all such action and deliver all such funds, documents, instruments, certificates and other items as may be required, under this Agreement or otherwise, in order to perform or fulfill all covenants, conditions and agreements on its part to be performed or fulfilled at or before the Closing Date and to cause all conditions precedent to the other parties' obligations under this Agreement to be satisfied in full.

                 ARTICLE III - REPRESENTATIONS AND WARRANTIES OF
                        THE COMPANY AND THE SHAREHOLDERS

        To induce Buyer to enter into and perform this Agreement, and except as is otherwise set forth in the Disclosure Schedules, which exceptions shall specifically identify the paragraph or paragraphs of this Article III to which such exceptions relate, and which shall constitute in its entirety a representation and warranty under this Article III, the Company, the Shareholder and the Parent jointly and severally represent and warrant to Buyer as of the date of this Agreement and as of the Closing as follows in this Article III (which representations and warranties shall survive the Closing as provided in Article X).

3.1     SHAREHOLDER MATTERS

        3.1.1   GOOD TITLE

        The Shareholder is the beneficial and record owner of the Shares which represent all of the issued and outstanding capital stock of the Company. Such Shares are owned free and clear of any lien, encumbrance, restriction on sale, transfer or voting (other than restrictions imposed by applicable securities laws), preemptive right, option or other right to purchase and upon the consummation of the sale of such Shares as contemplated hereby, Buyer will acquire good title to such Shares, free and clear of any lien, encumbrance, restriction on sale, transfer or voting (other than restrictions imposed by applicable securities laws or those created by Buyer), preemptive right, option or other right.


STOCK PURCHASE AGREEMENT
                                      -4-

        3.1.2   AUTHORITY

        Each of the Shareholders and the Parent has all requisite corporate power, right and authority to enter into this Agreement and the other Transaction Documents to which it is a party, to consummate the transactions contemplated hereby and thereby, and the Shareholder has the power sell and transfer such Shares without the consent or approval of any other Person.

        3.1.3   ENFORCEABILITY

        This Agreement has been, and the other Transaction Documents to which any of the Shareholders is a party on the Closing will be, duly executed and delivered by the Shareholders, and this Agreement is, and each of the other Transaction Documents to which it is a party on the Closing will be, the legal, valid and binding obligation of the Shareholders, enforceable against the Shareholders in accordance with its terms.

        3.1.4   NO APPROVALS OR NOTICES REQUIRED; NO CONFLICTS

        The execution, delivery and performance of this Agreement and the other Transaction Documents by the Shareholders, and the consummation of the transactions contemplated hereby and thereby, will not (a) constitute a violation (with or without the giving of notice or lapse of time, or both) of any provision of any law or any judgment, decree, order, regulation or rule of any court, agency or other governmental authority applicable to the Shareholders, (b) require any consent, approval or authorization of, or declaration, filing or registration with, any Person other than (i) consent of the stockholders of Parent (including, to the extent required, the filing and approval of a proxy statement with the Securities and Exchange Commission), and
(ii) notification of the Nasdaq Stock Market, Inc. to the extent required under its rules, (c) result in a default (with or without the giving of notice or lapse of time, or both) under, acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any agreement, lease, note or other restriction, encumbrance, obligation or liability to which the Company is a party or by which it is bound or to which any assets of the Company are subject, or (d) result in the creation of any lien or encumbrance upon the assets of the Shareholders, or upon any Shares or other securities of the Company.

3.2     COMPANY ORGANIZATION; GOOD STANDING; CORPORATE AUTHORITY; ENFORCEABILITY

        The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Washington. The Company is duly qualified to


STOCK PURCHASE AGREEMENT
                                      -5-
do business, and is in good standing in the states required due to (a) the ownership or lease of real or personal property for use in the operation of the Company's business or (b) the nature of the business conducted by the Company except where the failure to be so qualified or in good standing would not have a material adverse effect on the Company. The Company has all requisite power, right and authority to own, operate and lease its properties and assets, to carry on its business as now conducted and as proposed to Buyer by the Company to be conducted, to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party, and to carry out the transactions contemplated hereby and thereby.

        All actions on the part of the Company and its officers and directors necessary for the authorization, execution, delivery and performance of this Agreement and the other Transaction Documents, the consummation of the transactions contemplated hereby and thereby, and the performance of all of the Company's obligations under this Agreement and the other Transaction Documents have been taken or will be taken prior to the Closing. This Agreement has been, and the other Transaction Documents to which the Company is a party on the Closing will be, duly executed and delivered by the Company, and this Agreement is, and each of the other Transaction Documents to which it is a party on the Closing will be, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

3.3     CAPITALIZATION

        (a) The authorized capital stock of the Company consists of 50,000 shares of common stock, one dollar par value (the "COMMON STOCK").

        (b) The issued and outstanding capital stock of the Company consists and as of the Closing will consist solely of the Shares, which are and as of the Closing will be held of record by the Shareholder. All shares of Common Stock that are issued and outstanding are, and as of the Closing Date will be, duly authorized and validly issued, fully paid and nonassessable, and issued in compliance with all applicable federal, state and foreign securities laws. Except for the Shareholder, no Person holds any interest in any of the Shares.

        (c) There are no outstanding rights of first refusal, preemptive rights, options, warrants, conversion rights or other agreements, either directly or indirectly, for the purchase or acquisition from the Company of any of the Shares or other securities of the Company.

        (d) The Company is not a party or subject to any agreement or understanding, and there is no agreement or understanding between any Persons, that


STOCK PURCHASE AGREEMENT
                                      -6-
affects or relates to the voting or giving of written consents with respect to any securities of the Company or the voting by any director of the Company.

3.4     SUBSIDIARIES AND AFFILIATES

        The Company does not have, and has never had, any Subsidiaries. The Company does not own, directly or indirectly, any ownership, equity, profits or voting interest in, or otherwise control, any corporation, partnership, joint venture or other entity, and has no agreement or commitment to purchase any such interest.

3.5     NO APPROVALS OR NOTICES REQUIRED; NO CONFLICTS

        The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company, and the consummation of the transactions contemplated hereby and thereby, will not (a) constitute a violation (with or without the giving of notice or lapse of time, or both) of any provision of any law or any judgment, decree, order, regulation or rule of any court, agency or other governmental authority applicable to the Company, (b) require any consent, approval or authorization of, or declaration, filing or registration with, any Person other than (i) consent of the stockholders of Parent (including, to the extent required, the filing and approval of a proxy statement with the Securities and Exchange Commission), (ii) notification of the Nasdaq Stock Market, Inc. to the extent required under its rules, and (iii) consent of the landlord of the premises occupied by Summit V, (c) result in a default (with or without the giving of notice or lapse of time, or both) under, acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any agreement, lease, note or other restriction, encumbrance, obligation or liability to which the Company is a party or by which it is bound or to which any assets of the Company are subject, (d) result in the creation of any lien or encumbrance upon the assets of the Company, or upon any Shares or other securities of the Company, (e) conflict with or result in a breach of or constitute a default under any provision of the Articles or Bylaws of the Company, or (f) invalidate or adversely affect any material permit, license, authorization or status used in the conduct of the business of the Company.

3.6     FINANCIAL STATEMENTS; OBLIGATIONS

        The Company has delivered to Buyer (a) balance sheets and statements of operations, shareholders' equity and cash flows of the Parent at and for the fiscal years ended June 30, 1998, 1999, and accompanying notes, audited by BDO Seidman, independent auditors and certified public accountants, and (b) unaudited balance sheets and unaudited statements of operations and cash flows of the Parent at and for


STOCK PURCHASE AGREEMENT
                                      -7-
the six month period ended December 31, 1999. All the foregoing financial statements (including the notes thereto) are referred to as the "FINANCIAL STATEMENTS". The Financial Statements have been prepared in conformity with GAAP consistently applied throughout the periods covered, except as may be indicated in the notes thereto, and present fairly the financial position, results of operations and changes in financial position of the Parent at the dates and for the periods indicated, subject, in the case of the unaudited financial statements, to normal recurring period-end adjustments.

        To the knowledge of David Edwards, the Company has no liabilities or obligations of any nature (absolute, accrued or contingent) that are not fully reflected or reserved against in the Balance Sheet, as prescribed by GAAP and the Financial Accounting Standards Board, except liabilities or obligations incurred since the date of the Balance Sheet in the ordinary course of business and consistent with past practice. The Company maintains and will continue to maintain standard systems of accounting established and administered in accordance with GAAP. The Company is not a guarantor, indemnitor, surety or other obligor of any indebtedness of any other Person.

3.7     ACTION BY DAVID EDWARDS

         Since June 30, 1999 David Edwards has not entered into any contracts on behalf of the Company or Jenkon International (UK) nor entered into any employment agreement or arrangement on behalf of those entities except a bonus arrangement with Cliff De Groot.

3.8     ACCURACY OF SEC FILINGS

        To the knowledge of David Edwards, the filings made with the Securities and Exchange Commission by the Parent (the "SEC Documents") do not contain a misstatement of material fact concerning the Company, its operations and financial condition or omit to state a fact necessary to make such statements contained therein not misleading.

3.9     CORPORATE BOOKS AND RECORDS

        The Company has furnished to Buyer true and complete copies of (a) the Articles of Incorporation and Bylaws of the Company as currently in effect, including all amendments thereto, (b) the minute books of the Company, and (c) the stock transfer books of the Company. Such minutes reflect all meetings of the Company's shareholders, Board of Directors and any committees thereof since the Company's


STOCK PURCHASE AGREEMENT
                                      -8-
inception, and such minutes accurately reflect the events of and actions taken at such meetings. Such stock transfer books accurately reflect all issuances and transfers of shares of capital stock of the Company since its inception.

3.10    BROKERS OR FINDERS

        The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by or on behalf of the Company, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby other than such arranged or committed to by Buyer.

3.11    BANK ACCOUNTS

        Disclosure Schedule 3.11 sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company maintains safe deposit boxes or accounts of any nature and the names of all Persons authorized to draw thereon, make withdrawals therefrom or have access thereto.

3.12    ACCURACY OF REPRESENTATIONS AND WARRANTIES

        To the knowledge of David Edwards, none of the representations and warranties of Buyer contained in this agreement is inaccurate, contains a misstatement of material fact, or omits to state a fact necessary to make such statements contained therein not misleading.

3.13    TAX CONSEQUENCES

        Neither Parent nor Shareholder makes any representation or warranty with respect to, and each expressly disclaims any responsibility for, any Tax consequences to the Buyer arising out of the structure or terms of this Agreement, or the negotiation or consummation hereof. The Buyer shall be solely responsible for any such Tax consequences.

                   ARTICLE IV - REPRESENTATIONS AND WARRANTIES
                                    OF BUYER

        To induce the Company and the Shareholders to enter into and perform this Agreement, Buyer represents and warrants to the Company and the Shareholders as of the date of this Agreement and as of the Closing as follows in this Article IV:


STOCK PURCHASE AGREEMENT
                                      -9-

4.1     ORGANIZATION

        Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of Washington. Buyer has all requisite corporate power and authority to own, operate and lease its properties and assets, to carry on its business as now conducted and as proposed to be conducted, to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party, and to carry out the transactions contemplated hereby and thereby.

4.2     ENFORCEABILITY

        All corporate action on the part of Buyer and its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party, the consummation of the transactions contemplated hereby and thereby, and the performance of all of Buyer's obligations under this Agreement and the other Transaction Documents to which it is a party has been taken or will be taken prior to the Closing. This Agreement has been, and the other Transaction Documents to which Buyer is a party on the Closing will be duly executed and delivered by Buyer, and this Agreement is, and each of the other Transaction Documents to which Buyer is a party on the Closing will be, a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

4.3     NO APPROVALS OR NOTICES REQUIRED; NO CONFLICTS WITH INSTRUMENTS

        The execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, will not (a) constitute a violation (with or without the giving of notice or lapse of time, or both) of any provision of any law or any judgment, decree, order, regulation or rule of any court, agency or other governmental authority applicable to Buyer, (b) require Buyer to obtain any consent, approval or authorization of, or declaration, filing or registration with, any Person, or (c) constitute a violation of any provisions of Buyer's Articles of Incorporation or Bylaws.

4.4     CLAIMS AND LEGAL PROCEEDINGS

        There is no claim, action, suit, arbitration, criminal or civil investigation or proceeding pending or involving or, to Buyer's knowledge, threatened against Buyer before or by any court or governmental or nongovernmental department, commission, board, bureau, agency or instrumentality, or any other Person, that questions the


STOCK PURCHASE AGREEMENT
                                      -10-
validity of this Agreement or any action taken or to be taken by Buyer pursuant to this Agreement or in connection with the transactions contemplated hereby.

4.5     TAX CONSEQUENCES

        Buyer does not make any representation or warranty with respect to, and expressly disclaims any responsibility for, any Tax consequences to the Shareholder arising out of the structure or terms of this Agreement, or the negotiation or consummation hereof. The Shareholder shall be solely responsible for any such Tax consequences.

4.6     ACCURACY OF SEC FILINGS

        To the knowledge of Daniel Jensen and Robert Cavitt, the filings made with the Securities and Exchange Commission by the Shareholder (the "SEC Documents") do not contain a misstatement of material fact concerning the Company, its operations and financial condition or omit to state a fact necessary to make such statements contained therein not misleading.

4.7     ACCURACY OF REPRESENTATIONS AND WARRANTIES

        To the knowledge of Daniel Jensen and Robert Cavitt, none of the representations and warranties of Shareholders and the Company contained in this Agreement are inaccurate, contain a misstatement of material fact, or omit to state a fact necessary to make such statements contained therein not misleading.

                              ARTICLE V - COVENANTS

        Between the date of this Agreement and the time of Closing, the parties covenant and agree as set forth in this Article V.

5.1     CONDUCT OF BUSINESS BY THE COMPANY PENDING THE CLOSING

        Unless Buyer shall otherwise agree in writing, the business of the Company shall be conducted only in, and the Company shall not take any action except in, and the directors and officers of the Company and the Shareholders shall cause the Company to be conducted in, the ordinary course of business and in a manner consistent with past practice and in accordance with applicable law; and the Company shall use its reasonable best efforts to preserve substantially intact the business organization of the Company, to keep available the services of the current directors, officers, employees and consultants of the Company and to preserve the current relationships of the Company with customers, suppliers and other persons with which


STOCK PURCHASE AGREEMENT
                                      -11-
the Company has significant business relations. By way of amplification and not limitation, except as otherwise contemplated by this Agreement, the Company shall not, between the date of this Agreement and the time of Closing, directly or indirectly do, or propose to do, any of the following without giving Buyer prior written notice of and receiving Buyer's prior written consent:

        (a)     amend or otherwise change its Charter or Bylaws;

        (b) except as disclosed on Disclosure Schedule 5.1(b), issue, sell, pledge, dispose of, grant, encumber or authorize the issuance, sale, pledge, disposition, grant or encumbrance of (i) any shares of capital stock of any class of the Company, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or (ii) any assets of the Company;

        (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock property or otherwise, with respect to any of its capital stock;

        (d) reclassify, combine, split, subdivide, redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

        (e) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) or form any corporation, partnership, other business organization or division thereof, or acquire directly or indirectly any material amount of assets; (ii) except as contemplated by this Agreement incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, except in the ordinary course of business and consistent with past practice which loans shall be on terms and conditions satisfactory to Buyer; (iii) enter into any contract or agreement other than in the ordinary course of business, consistent with past practice; (iv) authorize any single capital expenditure that is in excess of $5,000 or capital expenditures that are, in the aggregate, in excess of $25,000; or (v) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this subsection (e);

        (f) enter into any employment, consulting or agency agreement, or increase the compensation payable or to become payable to its officers, employees or consultants, except for increases in accordance with existing agreements or past practices for employees of the Company who are not officers of the Company, or grant any severance or termination pay to, or enter into any employment or severance


STOCK PURCHASE AGREEMENT
                                      -12-
agreement with, any director, officer or employee of the Company, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

        (g) take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable);

        (h) make any tax election inconsistent with past practices or settle or compromise any material federal, state, local or foreign income tax liability;

        (i) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the Balance Sheet or subsequently incurred in the ordinary course of business and consistent with past practice;

        (j)     enter into any equipment lease; or

        (k) take or agree to take any action specified in Section 3.7, or enter into any other material transaction other than those specified above; or

        (l)     agree to do any of the foregoing.

Notwithstanding anything to the contrary contained in this Agreement, neither the Company nor the Shareholder shall have been deemed to have breached or violated the provisions of this Section 5.1 with respect to any action taken by the Company that is authorized, approved, effected or implemented by the Buyer, Daniel Jensen or Robert Cavitt following the date of this Agreement, whether pursuant to the terms of any Management Agreement between the Company, Shareholders and Buyer (the "Management Agreement"), or otherwise. Notwithstanding anything to the contrary contained in this Agreement, the Management Agreement or any other agreements contemplated hereby or thereby, Buyer agrees that it shall not cause or permit any action described in Section
5.1 to be taken without the express written consent of Shareholder, which consent may only be signed by David Edwards, or an independent member of the Board of Directors of Shareholder; provided the Company is expressly


STOCK PURCHASE AGREEMENT
                                      -13-
authorized to borrow operating funds from Buyer or any other person to the Company introduced by Buyer.

Notwithstanding anything to the contrary contained elsewhere in this Agreement, the parties hereto acknowledge and agree that prior to Closing, Shareholder shall cause all of the issued and outstanding shares of Jenkon International Limited, a United Kingdom corporation (Jenkon U.K.) to be contributed to the Company, so that at Closing, Jenkon U.K. shall be a wholly-owned subsidiary of the Company. In this regard, Parent represents and warrants that other than liabilities reflected on the financial statements of Parent filed with the Securities and Exchange Commission, there are no liabilities or other outstanding obligations of Jenkon U.K.

5.2     ACCESS TO INFORMATION; CONFIDENTIALITY

        From the date hereof to the time of Closing, the Company and the Shareholders shall, and shall cause their representatives to, afford Buyer and its representatives complete access at all reasonable times to the officers, employees, agents, properties, offices and other facilities, books and records of the Company and shall furnish Buyer with all financial, operating and other data and information as Buyer may reasonably request and as such access is necessary to the consummation of the transactions contemplated hereby.

5.3     NO SOLICITATION

        (a) The Company and Shareholders shall not, nor shall they authorize or permit any of their officers, directors or employees or any investment banker, attorney or other advisor or representative retained by it to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Takeover Proposal (as hereinafter defined) or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal; provided, however, that if, at any time prior to the Closing Date either of the Boards of Directors of the Shareholders determines in good faith that (i) after consultation with outside counsel that failure to do so would create a substantial risk of liability for breach of its fiduciary duties to its stockholders under applicable law and (ii) that such Takeover Proposal constitutes a Superior Proposal (as hereinafter defined), the Company and Shareholders may, in response to a written Takeover Proposal that was unsolicited or that did not otherwise result from a breach of this Section 5.3(a), and subject to compliance with Section 5.3(c), (x) furnish information with respect to the Company to any person pursuant to a customary and reasonable confidentiality agreement no less favorable to the Company, and no less


STOCK PURCHASE AGREEMENT
                                      -14-
onerous to such person, than the confidentiality obligation contained herein and
(y) participate in negotiations regarding such Takeover Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any officer, director or employee of the Company or Shareholders, or any investment banker, attorney or other advisor or representative of the Company or Shareholders, acting on behalf of the Company or Shareholders, shall be deemed to be a breach of this Section 5.3(a) by the Company and Shareholders. The Company and Shareholders will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted prior to the date of this Agreement with respect to any Takeover Proposal and request the return of all information provided to third parties pursuant to one or more confidentiality agreements. For purposes of this Agreement, "Takeover Proposal" means any proposal or offer from any person relating to any direct or indirect acquisition or purchase of a substantial amount of assets of the Company (other than products of the Company) or at least 20% interest in the total voting securities of the Company or any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of any class of equity securities of the Company or any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving the Company, other than the transactions contemplated by this Agreement.

        (b) Except as expressly permitted by this Section 5.3, neither the Boards of Directors of the Shareholders nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Buyer, the approval or recommendation by such Boards of Directors or any such committee of this Agreement, (ii) approve or recommend, or propose to approve or recommend, any Takeover Proposal or (iii) cause the Company or Shareholders to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (an "Acquisition Agreement") with respect to any Takeover Proposal. Notwithstanding the foregoing, prior to the Closing Date, either of the Boards of Directors of Shareholders, to the extent either determines in good faith after consultation with outside legal counsel that failure to do so would create a substantial risk of liability for breach of its fiduciary duties to the Parent's stockholders under applicable law, may withdraw or modify its approval or recommendation of this Agreement or the Merger or recommend any Superior Proposal (as hereinafter defined), in each case at any time after the third business day following Buyer's receipt of written notice (a "Notice of Superior Proposal") advising Buyer that the Board of Directors of one of the Shareholders has received a Superior Proposal, specifying the identity of the person making the Takeover Proposal and the material terms and conditions of the Superior Proposal (it being understood that any amendment to the price or material terms of a


STOCK PURCHASE AGREEMENT
                                      -15-

Superior Proposal shall require an additional Notice of Superior Proposal and an additional three business day period thereafter to the extent permitted under applicable law). In addition, prior to the Closing Date, either of the Boards of Directors of Shareholders, to the extent it determines in good faith, after consultation with outside legal counsel, that failure to do so would result in a substantial risk of liability for breach of its fiduciary duties to its stockholders under applicable law, may cause the Shareholders to terminate this Agreement (and concurrently with or after such termination, if it so chooses, cause the Company to enter into an Acquisition Agreement with respect to a Superior Proposal). For purposes of this Agreement, a "Superior Proposal" means any bona fide written proposal made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or equities, more than 50% of the voting power of the Company Common Stock or all or substantially all the assets of the Company and otherwise on terms which the Boards of Directors of the Shareholders determine in good faith judgment (after consultation with a financial advisor of nationally recognized reputation) to be more favorable to the Company's stockholders than the transactions contemplated by this Agreement.

        (c) In addition to the obligations of the Shareholders set forth in paragraphs (a) and (b) of this Section 5.3, the Company promptly shall within 24 hours after receipt advise Buyer orally and in writing of any request for nonpublic information which either of the Shareholders reasonably believes could lead to a Takeover Proposal or of any Takeover Proposal, or any inquiry with respect to or which either of the Shareholders reasonably believes could lead to any Takeover Proposal, the identity of the person making such Takeover Proposal and the material terms and conditions of such request, Takeover Proposal or inquiry. The Shareholders will keep Buyer promptly informed in all material respects of the status and details (including amendments or proposed amendments) of any such Takeover Proposal or inquiry.

        (d) Nothing contained in this Section 5.3 or elsewhere in this Agreement shall prohibit the Parent from (i) taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or (ii) making any disclosure to the stockholders of Parent required by applicable laws; provided that the Shareholders shall not, except in accordance with the provisions of Section 5.3(b), withdraw or modify, or propose to withdraw or modify, its recommendation of the Merger or approve or recommend, or propose to approve or recommend, a Takeover Proposal.


STOCK PURCHASE AGREEMENT
                                      -16-

5.4     NOTIFICATION OF CERTAIN MATTERS

        The Company and/or the Shareholders shall give prompt written notice to Buyer, and Buyer shall give prompt written notice to the Company and/or the Shareholders, of (a) the occurrence or nonoccurrence of any event which would be likely to (i) cause any representation or warranty of the Company and/or the Shareholders or Buyer, respectively, contained in this Agreement to be materially untrue or inaccurate or (ii) result in the material failure to satisfy a closing condition in Article VII or VIII; (b) any material failure of the Company and/or the Shareholders or Buyer, respectively, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it or them; and (c) any written communication from any Person alleging that the consent of such Person may be required in connection with the transactions contemplated by this Agreement; provided, however, that the delivery of any notice pursuant to this Section 5.4 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

5.5     FURTHER ACTION

        Upon the terms and subject to the conditions hereof, each of the parties shall (a) make promptly its respective filings, and thereafter make any other required submissions, under applicable laws with respect to the transactions contemplated hereby and shall cooperate with the other parties with respect to such filings and submissions and (b) use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, including, without limitation, using its reasonable best efforts to obtain all shareholder consents as well as waivers, licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts as are necessary for the consummation of the transactions contemplated hereby and to fulfill the conditions to the closing of the sale of the Shares to Buyer. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, each party to this Agreement shall use its reasonable best efforts to take all such action. None of Buyer, the Company or the Shareholders will undertake any course of action inconsistent with this Agreement or that would make any representations, warranties or agreements made by such party in this Agreement untrue or any conditions precedent to this Agreement unable to be satisfied at or prior to the Closing.


STOCK PURCHASE AGREEMENT
                                      -17-

5.6     PUBLICITY

        None of the parties shall disclose, make or issue, or cause to be disclosed, made or issued, any statement or announcement concerning this Agreement or the transactions contemplated hereby to any third parties (other than its officers, directors, employees, authorized representatives, legal advisors and financial advisors who need to know such information in connection with carrying out or facilitating the transactions contemplated hereby) without the prior written consent of the other parties, except as required by law or any listing or other agreement with any public securities trading exchange or market to which Buyer is a party and after providing written notice to the other parties of such required disclosure.

                       ARTICLE VI - ADDITIONAL AGREEMENTS

6.1     PREPARATION OF THE PROXY STATEMENT; STOCKHOLDERS MEETING

        As soon as practicable following the date of this Agreement, the Parent shall prepare and file with the SEC a Proxy Statement relating to the Transaction and seeking approval of the Transaction by stockholders of Parent. The Parent will use its reasonable efforts to cause the Proxy Statement to be mailed to its stockholders as promptly as practicable. Buyer shall furnish all information concerning itself to Parent as may be reasonably requested in connection with any such action and the preparation, filing and distribution of the Proxy Statement.

6.2     CERTAIN EXPENSES

        Shareholder will promptly, upon receipt of billing therefor from Buyer, reimburse Buyer for expenses, including transportation, lodging and meals incurred by Clifford DeGroot in providing assistance to Shareholder and its shareholders in Israel in connection with Shareholder's proxy statement.

6.3     ASSIGNMENT OF DOMAIN NAMES AND MARKS

         For good and valuable consideration, receipt of which is hereby acknowledged, Shareholders hereby assign to Company all rights, title and interest in and to the domain names and marks, registered or unregistered, identified in Exhibit A attached hereto, together with the good will associated thereto, including, the right to recover for damages and profits for past infringements thereof. Shareholders agree to execute and deliver at the request of Company, all papers, instruments, and assignments, and to perform any and all other reasonable acts Company may require, including recordation of the assignment, in order to vest all Shareholders' rights, title, and interest in and to the said domain names and marks in Company and/or to provide


STOCK PURCHASE AGREEMENT
                                      -18-
evidence to support any of the foregoing in the event such evidence is deemed necessary by Company, to the extent such evidence is in the possession or control of Shareholders.

           ARTICLE VII - CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

        The obligations of Buyer to perform and observe the covenants, agreements and conditions to be performed and observed by it at or before the Closing shall be subject to the satisfaction of the following conditions, which may be expressly waived only in writing signed by Buyer:

7.1     ACCURACY OF REPRESENTATIONS AND WARRANTIES

        Each of the representations and warranties of the Company and the Shareholders contained in this Agreement and the other Transaction Documents to which each is a party (including applicable Exhibits or Disclosure Schedules) shall be true and correct as of the date hereof and at and as of the Closing Date as though made on that date; except to the extent such representations and warranties are made as of a specified date, in which case such representations and warranties shall be true and correct as of the specified date.

7.2     PERFORMANCE OF AGREEMENTS

        The Company and the Shareholders shall have performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement or any other Transaction Document to be performed and complied with by them at or prior to the Closing.

7.3     OPINION OF COUNSEL FOR THE COMPANY AND THE SHAREHOLDERS

        Buyer shall have received the opinion of Jeffer, Mangels Butler & Marmaro LLP, counsel for the Company and the Shareholders, dated the Closing Date, in form and substance reasonably acceptable to Buyer.

7.4     CONSENTS TO SALE OF SHARES

        The Company shall have received and shall have delivered to Buyer written consents to the sale of the Shares from each of the parties (other than the Company) to those agreements, leases, notes or other documents set forth as requiring such consent


STOCK PURCHASE AGREEMENT
                                      -19-
on the Disclosure Schedules, which consents shall be satisfactory in all respects to Buyer in its sole and absolute discretion.

7.5     OFFICERS' CERTIFICATE

        Buyer shall have received a certificate of the Chief Executive and the chief financial officer of the Company, dated the Closing Date, certifying that the conditions set forth in Sections 7.1, 7.2, 7.4, 7.7 and 7.9 have been fulfilled.

7.6     SHAREHOLDER'S CERTIFICATE

        Buyer shall have received a certificate of each the Shareholders, executed on behalf of such Shareholder by its Chief Executive Officer and chief financial officer, dated the Closing Date, certifying that the conditions set forth in Sections 7.1, 7.2, 7.4, 7.7 and 7.9 have been fulfilled.

7.7     MATERIAL ADVERSE CHANGE

        Since the date hereof and through the Closing, there shall not have occurred (or be threatened) any material adverse change (a) in the business, operations, assets, liabilities, earnings, condition (financial or other), or prospects of the Company or (b) with respect to the Shareholders and the Shares, and no material adverse change shall have occurred (or be threatened) in any domestic or foreign laws or regulations affecting the Company or in any third party contractual or other business relationships of the Company.

7.8     APPROVALS AND CONSENTS

        All transfers of permits or licenses and all approvals, applications or notices to public agencies, federal, state, local or foreign, the granting or delivery of which is necessary for the consummation of the transactions contemplated hereby or for the continued operation of the Company as set forth in the Disclosure Schedules, shall have been obtained, and all waiting periods specified by law shall have passed. All other consents, approvals and notices material to the consummation of the transactions contemplated by this Agreement and referred to in the Disclosure Schedules shall have been obtained or delivered. All such transfers, approvals, and consents shall be satisfactory in all respects to Buyer in its sole and absolute discretion.

7.9      PROCEEDINGS AND DOCUMENTS; SECRETARY'S CERTIFICATE

         All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions


STOCK PURCHASE AGREEMENT
                                      -20-
shall have been approved by counsel to Buyer, and Buyer shall have received a certificate of the Secretary of the Company and each of the Shareholders, as to the authenticity and effectiveness of the actions of the Board of Directors of the Company and each of the Shareholders authorizing the sale of the Shares and the other transactions contemplated by this Agreement and the other Transaction Documents to which the Company or any of the Shareholders is a party, and such other documents as are reasonably specified by counsel to Buyer.

7.10    COMPLIANCE WITH LAWS

        The consummation of the transactions contemplated by this Agreement shall be legally permitted by all laws and regulations to which Buyer is subject.

7.11    LEGAL PROCEEDINGS

        No order of any court or administrative agency shall be in effect that enjoins, restrains, conditions or prohibits consummation of this Agreement, and no litigation, investigation or administrative proceeding shall be pending or threatened that would enjoin, restrain, condition or prevent consummation of this Agreement or the transactions contemplated hereby.

7.12    DELIVERY OF CERTIFICATES

        The Shareholder shall deliver to Buyer at Closing certificates representing the Shares, duly endorsed for transfer on the Company's books.

7.14    NONCOMPETITION AGREEMENTS

        David Edwards shall have entered into a two-year noncompetition agreement reasonably acceptable to Buyer to the effect he will not compete with the Company or Buyer as their businesses are now conducted.

7.15    WAIVER BY INSIDERS

        Each of Robert Cavitt, Daniel Jensen and David Edwards shall execute a release, in a form and substance reasonably satisfactory to Buyer and the Company, pursuant to which each of them releases Buyer, the Company and their respective affiliates from and against any liability for loans, compensation and other claims relating to or arising prior to the Closing Date (other than claims arising under this Agreement or the Transaction Documents).


STOCK PURCHASE AGREEMENT
                                      -21-

                     ARTICLE VIII - CONDITIONS PRECEDENT TO
                       OBLIGATIONS OF THE COMPANY AND THE
                                  SHAREHOLDERS

        The obligations of the Company and the Shareholders to perform and observe the covenants, agreements and conditions to be performed and observed by each of them at or before the Closing shall be subject to the satisfaction of the following conditions, which may be expressly waived only in writing signed by the Company and the Shareholders.

8.1     ACCURACY OF REPRESENTATIONS AND WARRANTIES

        Each of the representations and warranties of Buyer contained in this Agreement and the other Transaction Documents to which it is a party shall be true and correct as of the date hereof and at and as of the Closing Date as though made on that date, except to the extent such representations and warranties are made as of a specified date, in which case such representations and warranties shall be true and correct as of the specified date.

8.2     PERFORMANCE OF AGREEMENTS

        Buyer shall have performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement or any other Transaction Document to be performed and complied with by it at or prior to the Closing.

8.3     OPINION OF COUNSEL FOR BUYER

        The Company and the Shareholders shall have received the opinion of Perkins Coie LLP, counsel for Buyer, dated the Closing Date, in form and substance reasonably acceptable to Company and the Shareholder.

8.4     OFFICERS' CERTIFICATE

        The Shareholders shall have received a certificate of a Vice President and another officer of Buyer, dated the Closing Date, certifying that the conditions in Sections 8.1, 8.2, 8.5 and 8.6 have been fulfilled.

8.5     MATERIAL ADVERSE CHANGE

        Since the date hereof and through the Closing, there shall not have occurred any material adverse change in the business, operations, assets, liabilities, earnings,


STOCK PURCHASE AGREEMENT
                                      -22-
condition (financial or other) of Buyer that would render Buyer unable to perform its obligations under the Transaction Documents.

8.6     APPROVALS AND CONSENTS

        All transfers of permits or licenses and all approvals, applications or notices to public agencies, federal, state, local or foreign, required to be obtained by Buyer for the consummation of the transactions contemplated hereby shall have been obtained, and all waiting periods specified by law shall have passed.

8.7     PROCEEDINGS AND DOCUMENTS; SECRETARY'S CERTIFICATE

        All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall have been approved by counsel to the Company and the Shareholders and the Company and the Shareholders shall have received a certificate of the Secretary of Buyer, as to the authenticity and effectiveness of the actions of the Board of Directors of Buyer authorizing the purchase of the Shares and the other transactions contemplated by this Agreement and the other Transaction Documents to which Buyer is a party, and such other documents as are reasonably specified by counsel to the Company and the Shareholders.

8.8     COMPLIANCE WITH LAWS

        The consummation of the transactions contemplated by this Agreement shall be legally permitted by all laws and regulations to which the Company and the Shareholders are subject.

8.9     LEGAL PROCEEDINGS

        No order of any court or administrative agency shall be in effect that enjoins, restrains, conditions or prohibits consummation of this Agreement, and no litigation, investigation or administrative proceeding shall be pending or threatened that would enjoin, restrain, condition or prevent consummation of this Agreement or the transactions contemplated hereby.

8.10    FAIRNESS OPINION

        The Parent shall have received an opinion of a financial advisor acceptable to it, substantially to the effect that the consideration to be received by the Shareholder for the sale of the Shares pursuant to this Agreement is fair, from a financial point of view, to the Shareholder.


STOCK PURCHASE AGREEMENT
                                      -23-

8.11    WAIVER BY INSIDERS

        Each of Robert Cavitt, Daniel Jensen and David Edwards shall execute a release, in a form and substance reasonably satisfactory to Shareholders, pursuant to which each of them releases Shareholders, the Company and their affiliates from and against any liability for loans, compensation and other claims relating to or arising prior to the Closing Date (other than claims arising under this Agreement or the Transaction Documents).

                 ARTICLE IX - TERMINATION, AMENDMENT AND WAIVER

9.1     TERMINATION

        This Agreement may be terminated at any time prior to the Closing:

                (a) by mutual written consent of the Shareholders, Company and Buyer;

                (b) by the Company or either of the Shareholders, if Buyer shall have breached any of its representations, warranties or agreements;

                (c) by Buyer, if the Company and/or either of the Shareholders shall have breached any of its or their representations, warranties or agreements;

                (d)     by either the Shareholder or Buyer:

                        (i) if the Closing has not occurred by June 30, 2000; provided, however, that the right to terminate this Agreement under this subsection (d) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date;

                        (ii) if stockholder approval shall not have been obtained at the stockholders meeting of Parent duly convened therefor or at any adjournment or postponement thereof;

                        (iii) if prior to the Closing Date, the Board of Directors of either of the Shareholders has made the determination referred to in the penultimate sentence of Section 5.3(b); provided, however, that neither the Company nor the Shareholders may terminate this Agreement pursuant to this Section 9.1(d)(iii) unless and until three business days have elapsed following


STOCK PURCHASE AGREEMENT
                                      -24-
        delivery to Buyer of a Notice of Superior Proposal with respect to a Superior Proposal by the Board of Directors of Parent.

                (e) by either the Company or Buyer if there shall be any law or regulation that makes consummation of the sale of the Shares by the Shareholder to Buyer illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining Buyer or the Company from consummating the sale of the Shares by the Shareholder to Buyer is entered and such judgment, injunction, order or decree shall become final and nonappealable.

                (f) by Buyer if (i) the Board of Directors of Parent or any committee thereof shall have withdrawn or modified in a manner adverse to Buyer its approval or recommendation of the sale or this Agreement or failed to reconfirm its recommendation within 15 business days after a written request to do so, or approved or recommended any Takeover Proposal or approved or recommended any Takeover Proposal or (ii) the Board of Directors of Parent shall have resolved to take any of the foregoing actions.

9.2     EFFECT OF TERMINATION

        In the event of the termination of this Agreement, the confidentiality obligations under Section 5.2, and Sections 9.2, 11.1, 11.2, 11.3 and 11.6 shall survive any such termination and nothing shall relieve any party from liability for any breach. In addition, the following shall apply:

                (a) In the event of the termination of this Agreement pursuant to Section 9.1(a), or by the Company or one of the Shareholders pursuant to Section 9.1(d), there shall be no further obligation on the part of any party.

                (b) In the event of the termination of this Agreement pursuant to Section 9.1(e) or by the Buyer pursuant to Section 9.1(c), (d) or
(f), Company and the Shareholders shall promptly repay any amounts advanced by Buyer to the Company.

9.3     AMENDMENT

        Buyer, the Company and the Shareholders may amend, modify or supplement this Agreement at any time, but only in writing duly executed on behalf of each of the parties to be bound thereby.


STOCK PURCHASE AGREEMENT
                                      -25-

9.4     WAIVER

        At any time prior to the Closing, any party may (a) extend the time for the performance of any obligation or other act of any other party, (b) waive any inaccuracy in the representations and warranties contained in any Transaction Document, or (c) waive compliance with any agreement or condition in any Transaction Document. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound. The failure of any party at any time or times to require performance of any provisions shall in no manner affect its right at a later time to enforce the same. No waiver by any party of any condition or of any breach of any terms, covenants, representations, warranties or agreements contained in this Agreement shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or any breach of any other terms, covenants, representations, warranties or agreements.

                    ARTICLE X - SURVIVAL AND INDEMNIFICATION

10.1    SURVIVAL

        All representations and warranties contained in this Agreement or the other Transaction Documents shall survive for a period of two years following the Closing, except that the representations and warranties of the Company shall terminate immediately after Closing. The covenants and agreements contained in this Agreement that contemplate performance after the Closing shall survive the Closing and shall continue until all obligations with respect thereto shall have been performed or satisfied or shall have been terminated in accordance with their terms.

10.2    INDEMNIFICATION

        10.2.1  INDEMNIFICATION BY THE SHAREHOLDERS

        The Shareholders shall jointly and severally indemnify and hold Buyer and its affiliates (the "BUYER INDEMNIFIED PARTIES") harmless from and against, and shall reimburse Buyer Indemnified Parties for, any and all losses, damages, debts, liabilities, obligations, judgments, orders, awards, writs, injunctions, decrees, fines, penalties, taxes, costs or expenses (including but not limited to any legal and accounting fees and expenses) ("LOSSES") arising out of or in connection with:

                (a) any material inaccuracy in or other breach of any representation or warranty made by the Company or either of the Shareholders in this Agreement or in any other Transaction Document;


STOCK PURCHASE AGREEMENT
                                      -26-

                (b) any material failure by the Company or the Shareholders to perform or comply, in whole or in part, with any covenant or agreement in this Agreement or any other Transaction Document to which it is a party; or

                (c) any claim, demand, cause of action, suit, proceeding, hearing or investigation ("CLAIM") by any person or entity for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such person or entity directly or indirectly with the Company, any of its officers, directors or employees, (other than Robert Cavitt or Daniel Jensen) or the Shareholders, in connection with any of the transactions contemplated by this Agreement or any other Transaction Document, and all taxes relating to periods on or prior to the Closing Date.

        10.2.2  INDEMNIFICATION BY BUYER

        Buyer shall indemnify and hold the Shareholders (the "SHAREHOLDER INDEMNIFIED PARTIES"; together with Buyer Indemnified Parties, the "INDEMNIFIED PARTIES") harmless from and against, and shall reimburse the Shareholder Indemnified Parties for, any and all Losses arising out of or in connection with:

                (a) any material inaccuracy in or other breach of any representation or warranty made by Buyer in this Agreement or in any other Transaction Document;

                (b) any material failure by Buyer to perform or comply, in whole or in part, with any covenant or agreement in this Agreement or any other Transaction Document to which it is a party;

                (c) any Claim by any person or entity for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such person or entity directly or indirectly with Buyer or any of its officers, directors or employees in connection with any of the transactions contemplated by this Agreement or any other Transaction Document, or

                (d) any Claim by any person or entity relating to operation of the Company's business from and after the Closing Date.

10.3    LIMITATIONS

        Any claim for indemnification must be asserted as provided in Section
10.4 within two years from the Closing Date; otherwise, this Article X shall be null, void and without effect.


STOCK PURCHASE AGREEMENT
                                      -27-

10.4    PROCEDURE FOR INDEMNIFICATION

        10.4.1  CLAIM NOTICE

        In the event that any Indemnified Party sustains or incurs any Losses in respect of which indemnification may be sought pursuant to this Article X, such Indemnified Party may assert a claim for indemnification by giving written notice (the "CLAIM NOTICE") to the indemnifying party, which will describe in reasonable detail the facts and circumstances on which the asserted claim for indemnification is based. The Claim Notice will also specify how the Indemnified Party intends to recover such funds pursuant to this Agreement. Unless the claim described in the Claim Notice is contested by the indemnifying party by written notice to the Indemnified Party of the amount of the claim that is contested, given within 30 days of the receipt of the Claim Notice, the Indemnified Party may recover such undisputed amount of the claim described in the Claim Notice.

        10.4.2  DISPUTE NOTICE

        If, within thirty (30) days of the receipt by the indemnifying party of the Claim Notice, the indemnifying party contests in writing to the Indemnified Party and the Escrow Agent (if such claim is against the Shareholder) that such Loss constitutes an indemnifiable claim (the "DISPUTE NOTICE"), then the Indemnified Party and the indemnifying party, acting in good faith, shall attempt to reach agreement with respect to such claim.

        10.4.3  THIRD-PARTY CLAIMS

        With respect to claims for indemnification resulting from or in connection with any legal proceeding commenced by a third party, the Indemnified Party will give the Claim Notice to the indemnifying party no later than 20 days prior to the time any initial answer or response to the asserted claim is legally required under any applicable court or procedural rule. The indemnifying party will, subject to the limitations set forth in Section 10.3, promptly indemnify the Indemnified Party in accordance with the provisions of this
Article X and the Escrow Agreement.

10.5    INVESTIGATIONS; WAIVERS

        An Indemnified Party's right to indemnification provided for in this
Article X will remain in effect notwithstanding any investigation at any time by or on behalf of any party or any waiver by any party of any condition to such party's obligations to consummate the transactions contemplated hereby.


STOCK PURCHASE AGREEMENT
                                      -28-

                              ARTICLE XI - GENERAL

11.1    EXPENSES

        11.1.1 Whether or not the transactions contemplated by this Agreement are consummated, each party shall each pay its own fees and expenses for the negotiation, preparation and carrying out of this Agreement and the other Transaction Documents (including legal and accounting fees and expenses); provided, however, that, should any action be brought hereunder, the attorneys' fees and expenses of the prevailing party shall be paid by the other party to such action. The Shareholder shall pay any transfer or similar taxes that may be payable in connection with the transactions contemplated by this Agreement.

        11.1.2 In the event that this Agreement is terminated (i) by any party hereto (A) pursuant to Section 9.1(d)(ii) and at or prior to the time of the Stockholders Meeting a Takeover Proposal shall have been publicly announced or
(B) pursuant to Section 9.1(d)(iii), (ii) by Buyer pursuant to Section 9.1(f) or
(iii) by Buyer pursuant to Section 9.1(c) in respect of a willful and material breach of a covenant or agreement by the Company or Shareholders, then in such case Shareholders shall, promptly, but in no event later than two days after the date of such termination, pay Buyer a fee equal to $200,000 plus all expenses of Buyer incurred in connection with this Agreement in immediately available funds by wire transfer (the "Termination Fee"). If this Agreement is terminated by any party hereto pursuant to Section 9.1(d) (to the extent the Parent has theretofore failed to hold the Stockholders Meeting in breach of its obligations under Section 6.1, and prior to the date 12 months following the date of the termination of this Agreement, the Company shall either (x) consummate a Company Acquisition (as hereinafter defined) or (y) enter into a written Acquisition Agreement providing for a Company Acquisition, then the Shareholders shall pay the Termination Fee in the case of clause (x) concurrently with the consummation of such Company Acquisition or in the case of clause (y) concurrently with the consummation of the transaction subject to such Acquisition Agreement (whether or not such transaction is consummated prior to the date 12 months following the date of the termination of this Agreement, but only in the event that such transaction subject to such Acquisition Agreement is in fact consummated). Shareholders acknowledge that the agreements contained in this Section 11.1.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Buyer would not enter into this Agreement; accordingly, if Shareholders fail promptly to pay the amounts due pursuant to this Section 11.1.2, and, in order to obtain such payment, Buyer commences a suit which results in a judgment against the Shareholders for the amounts set forth in this Section 11.1.2, Shareholders shall pay to Buyer its reasonable costs and expenses (including attorneys' fees and expenses) in connection with such


STOCK PURCHASE AGREEMENT
                                      -29-
suit, together with interest on the amounts set forth in this Section 11.1.2 at the prime rate of Bank of America N.T. & S.A. in effect on the date such payment was required to be made. "Company Acquisition" shall mean any transaction or series of related transactions involving (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or Shareholders pursuant to which the stockholders of the Company immediately preceding such transaction or series of related transactions hold less than 60% of the equity interests in the surviving or resulting entity of such transaction or transactions (other than the transactions contemplated by this Agreement); (ii) a sale by the Company of assets (excluding inventory and used equipment sold in the ordinary course of business) representing in excess of 40% of the fair market value of the Company's business immediately prior to such sale; or (iii) the acquisition by any person or group (including without limitation by way of a tender offer or an exchange offer or issuance by the Company), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of 40% or more of the then outstanding shares of capital stock of the Company.

        11.1.3 If the Agreement is terminated by Buyer pursuant to Section 9.1(d)(ii)or (iii) or Section 9.1 (f) then, in addition to any fee payable pursuant to Section 11.1.3, the Shareholders shall, promptly, but in no event later than two business days after the date of such termination, pay Buyer a fee equal to $100,000.

11.2    SPECIFIC ENFORCEMENT

        The parties expressly agree that they will be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by any party, Buyer, the Company and the Shareholders shall, in addition to all other remedies, be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions of this Agreement.

11.3    CONSEQUENTIAL DAMAGES

        No party shall be liable to the other parties for any special, indirect, incidental or consequential damages resulting from any breach of this Agreement.

11.4    ASSIGNMENT

        This Agreement shall not be assigned by operation of law or otherwise, except that Buyer may assign all or any of its rights and obligations to any of its affiliates. In


STOCK PURCHASE AGREEMENT
                                      -30-
the event of any such permitted assignment, Buyer shall guarantee the performance of such obligations by such assignee.

11.5    NOTICES

        Unless otherwise provided, any notice under this Agreement shall be given in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) upon confirmation of receipt by fax by the party to be notified, (c) one business day after deposit with a reputable overnight courier, prepaid for overnight delivery and addressed as set forth in
(d), or (d) three days after deposit with the U.S. Post Office, postage prepaid, registered or certified with return receipt requested and addressed to the party to be notified at the address indicated for such party below, or at such other address as such party may designate by 10 days' advance written notice to the other parties given in the foregoing manner.

         TO BUYER:

         JIA, INC.
         7600 NE 41st St., Suite 300
         Vancouver, WA  98662
         Facsimile:  360-256-9623
         Attention:  Robert Cavitt

         with a copy to:

         PERKINS COIE LLP
         1211 SW Fifth, Suite 1500
         Portland, OR 97204
         Facsimile:  (503) 727-2000
         Attention:  Patrick J. Simpson

         TO THE COMPANY:

         SUMMIT V, INC.
         7600 NE 41st St., Suite 300
         Vancouver, WA  98662
         Facsimile:  360-256-9623
         Attention:  David Edwards

         with a copy to:


STOCK PURCHASE AGREEMENT
                                      -31-

         JEFFER MANGELS BUTLER & MARMARO
         2121 Avenue of the Stars
         Los Angeles, CA  90067
         Facsimile:  310-203-90067
         Attention:  Robert Steinberg

         TO THE SHAREHOLDERS:

         JENKON INTERNATIONAL,
         7600 NE 41st St., Suite 300
         Vancouver, WA  98662
         Facsimile:  360-256-9623
         Attention:  David Edwards

         with a copy to:

         JEFFER MANGELS BUTLER & MARMARO
         2121 Avenue of the Stars
         Los Angeles, CA  90067
         Facsimile:  310-203-90067
         Attention:  Robert Steinberg

11.6    GOVERNING LAW; JURISDICTION; VENUE

        This Agreement shall be governed by and construed under the laws of the state of Washington without regard to principles of conflict of laws. Any dispute among the parties relating to or arising out of this Agreement shall be settled by binding arbitration pursuant to the rules of the American Arbitration Association. Such arbitration shall take place in Vancouver, Washington and the parties irrevocably consent to the jurisdiction and venue of the state and federal courts located in Clark County, Washington in connection with any action relating to the enforcement of any arbitral award.

11.7    SUCCESSORS AND ASSIGNS

        The terms and conditions of this Agreement shall inure to the benefit of and be binding on the respective successors and assigns of the parties.

11.8    SEVERABILITY

        If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance


STOCK PURCHASE AGREEMENT
                                      -32-
of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

11.9    ENTIRE AGREEMENT; COUNTERPARTS

        This Agreement constitutes the entire agreement among the parties with respect to this subject matter and supersedes all prior agreements and undertakings, both written and oral, among the parties with respect to this subject matter including the Stock Purchase Agreement dated March 15, 2000 among the same parties. This Agreement may be executed in two or more counterparts, which together shall constitute one instrument.

                            [SIGNATURE PAGE FOLLOWS]


STOCK PURCHASE AGREEMENT
                                      -33-

        IN WITNESS WHEREOF, the parties hereto have entered into and signed this Agreement as of the date and year first above written.


                                  JIA, INC.

                                  By
                                    ----------------------------
                                     Its
                                        ---------------------------


                                  SUMMIT V, INC.

                                  By
                                    ----------------------------
                                     Its
                                        ---------------------------


                                  JENKON INTERNATIONAL, INC. (DELAWARE)

                                  By
                                    ----------------------------
                                  By
                                    ----------------------------
                                     Its
                                        ---------------------------


                                  JENKON INTERNATIONAL, INC. (WASHINGTON)

                                  By
                                    ----------------------------
                                  By
                                    ----------------------------
                                     Its
                                        ---------------------------


STOCK PURCHASE AGREEMENT
                                      -34-

                                    EXHIBIT A

         TRADEMARKS:

         Direct Selling Today

         Jenkon

         Now!

         Summit V


         PENDING TRADEMARKS:

         JOL (stands for Jenkon On-Line)


         DOMAIN NAMES:

         jenkon.com

         jencon.com

         nownetwork.com

         jenkon-dev.com



STOCK PURCHASE AGREEMENT

                                   APPENDIX F

                              MANAGEMENT AGREEMENT

                              MANAGEMENT AGREEMENT

        THIS MANAGEMENT AGREEMENT is made and entered into as of March __, 2000, among Jenkon International, Inc., a Delaware corporation ("Jenkon"), Jenkon International, Inc., a Washington corporation ("Jenkon Washington"), Summit V, Inc., a Washington corporation ("Summit V"), and JIA, Inc., a Washington corporation ("JIA"), with respect to the following facts:

        A. JIA, Summit V, Jenkon Washington, and Jenkon have entered into a Stock Purchase Agreement, of even date herewith (the "Stock Purchase Agreement"), pursuant to which JIA has agreed to acquire, among other things, all of the outstanding stock of Summit V.

        B. Summit V's business consists of the design, development, marketing and sale of software solutions for the direct sales industry and related operations (the "Business").

        C. This Agreement is entered into by Summit V, JIA, Jenkon Washington, and Jenkon pursuant to the terms of the Stock Purchase Agreement and provides for management of the operations of the Business by JIA during the term of this Agreement on the terms and conditions hereinafter set forth.

        NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein, and intending to be legally bound hereby, the parties agree as follows:

        1. DEFINITIONS: The following terms have the meanings given to them below:

            (a) "COMMENCEMENT DATE" means the date of this Agreement.

            (b) "INTERIM PERIOD" means the period commencing on the Commencement Date and ending on the Termination Date.

            (c) "CASH RECEIPTS" means all money received by JIA (directly or through its role as manager of the Summit V) relating to the operation of the Business during the Interim Period, including money received from collection of accounts receivable arising prior to or during the Interim Period.

            (d) "CASH DISBURSEMENTS" means all expenses incurred and money spent by Summit V (whether financed through Cash Receipts or other capital resources of Summit V or through advances from JIA) relating to the liabilities or obligations of Summit V or the operation of the Business during the Interim Period.

        2. TERM OF AGREEMENT; TERMINATION.

            (a) The term of this Agreement shall commence on the date of this Agreement and shall continue until terminated (the "Termination Date") as set forth below. This Agreement shall terminate on the earliest to occur of the following:

                (i) the closing of the sale of Summit V stock contemplated by the Stock Purchase Agreement (the "Closing") or the termination of the Stock Purchase Agreement prior to Closing, or

                (ii) the mutual written consent of the parties hereto to termination of this Agreement, or

                (iii) by Jenkon or JIA, as the case may be, in the event that the other party materially breaches the terms of this Agreement, or

                (iv) by Jenkon in the event that the disinterested members of the Board of Directors of Jenkon makes a good faith determination that JIA has mismanaged the operation of Summit V's business in a manner that has or is reasonably likely to have a material adverse effect on Jenkon and (1) Jenkon has given notice of the nature of such mismanagement to JIA and (2) such mismanagement, to the extent curable, has been cured by JIA within five (5) business days of receipt of notice; provided, however, Jenkon may not terminate this Agreement pursuant to this clause (iv) in the event that Jenkon, within five (5) business days of the notice of mismanagement, receives reasonable assurances from JIA that JIA is prepared and able to close. Such assurances from JIA are to take the form of a written representations from JIA and its officers as to JIA's willingness and ability to close within such time frame and which assurances shall be supported by such objective proof of JIA's ability to close as Jenkon may reasonably require.

                (v) by Jenkon or Summit V if JIA shall commence any cause, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to them, or seeking to adjudicate them a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to their debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for JIA or for all or any substantial part of the assets of JIA; if JIA shall make a general assignment for the benefit of creditors; if there shall be commenced against JIA any case, proceeding or other action of a nature referred to in clause (i) above with (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or if there shall be commenced against JIA any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets, which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within thirty (30) days from the entry thereof.

        3.  MANAGEMENT OF BUSINESS.

            (a) APPOINTMENT OF JIA AS MANAGER. Summit V and Jenkon hereby appoint and retain JIA to supervise, direct and control the day-to-day operation and management of the Business during the Interim Period upon the terms and conditions set forth herein. The services to be provided by JIA pursuant to this Agreement shall include, but shall not be limited to, the management, administrative and support services set forth on EXHIBIT A of this Agreement.

            (b) STANDARD OF OPERATION. JIA shall manage and operate the Business in a commercially reasonable manner and shall be subject to and agrees to operate under the same standard of care, duties and legal obligations as are applicable to officers and directors of corporations under Delaware law. JIA agrees to comply with all applicable laws, rules and regulations in connection with the operation of the business (except where non-compliance could not have a material adverse effect on the Business or the financial condition of Summit V or Jenkon. Subject to the foregoing standard and the limitations on the powers of JIA described in this Agreement, JIA's powers and authority shall include, but shall not be limited to:

                (i) the collection of accounts receivable (including any reasonable discounting of the same consistent with past practices);

                (ii)  the   compromise  or   settlement   of  accounts   payable
(consistent with past practices);

                (iii) the hiring, supervising, directing the work of, promoting, discharging and determining the compensation and other benefits of all personnel working in the Business; and

                (iv) the ability to enter into such service, supply, development and other contracts or agreements as are in JIA's reasonable judgment necessary for the operation of the Business; provided, however, that the terms of such contracts and agreements (including the terms of any warranty or service obligations by Summit V) shall be consistent with the terms of Summit V's historical contracts and agreements of similar size and type and, in all cases other than customer support and service agreements, shall be terminable by Summit V, without liability, on not more than 30 days notice.

            (c) COVENANTS OF JIA REGARDING OPERATIONS. JIA covenants and agrees that during the Interim Period,

                (i) it shall maintain the assets of the Business in good condition and repair consistent with past practices, including, without limitation, all necessary repairs and replacements of hardware and other equipment used in connection with the Business;

                (ii) its shall cause Summit V to keep in existence all policies of insurance insuring the Business and the assets and the operation thereof against liability and property damage, fire and other casualty during the Interim Period, consistent with the policies currently maintained by Summit V and/or Jenkon;

                (iii) to the extent that JIA elects to terminate any employees of Summit V, such termination(s) shall be made in accordance with applicable law after consultation with the acting head of human resources of Summit V (currently Pat O'Hara) and only after David Edwards or any other representative of Jenkon designated by David Edwards shall have approved such termination. Such termination shall be made by JIA in accordance with applicable federal or state employment law; and

                (iv) JIA agrees that Jenkon or its designated representatives shall be provided full and complete access, during normal business hours upon reasonable notice (which shall, in no case, be required to be more than 24 hours in advance), to all information, documentation and physical premises maintained by JIA in connection with the Business or the management thereof;

                (v) it shall assemble and maintain all financial accounting records, controls and systems of Summit V in the manner currently assembled and maintained and agrees to fully cooperate (without charge to Jenkon or Summit V) with the preparation of any audit, review or other financial information or statements reasonably required by Jenkon, it being understood that any failure to do so would cause Jenkon irreparable harm. In this regard, JIA agrees to maintain Summit V's financial records during the Interim Period in a manner consistent with the requirements of a publicly-traded company that is required to file periodic reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                (vi) JIA understands that Jenkon is a reporting company under the Exchange Act and, as such, has certain obligations under the Exchange Act and under the rules and regulations of the Nasdaq Stock Market that are applicable to the operation of the Business during the Interim Period. JIA agrees to take all steps reasonably necessary in order to enable Jenkon to comply with such obligations.

            (d) ADDITIONAL COVENANTS OF JIA REGARDING BUSINESS. During the Interim Period, unless Jenkon shall otherwise agree in writing (as evidenced by the written consent of David Edwards or any independent member of the Board of Directors of Jenkon), which shall not be unreasonably withheld, JIA shall:

                (i) conduct the Business in the ordinary and usual course of business and consistent with past practice;

                (ii) not purport to issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any shares of, or any options, warrants or rights of any kind to acquire any shares of the capital stock of Summit V or any class or any debt or equity securities convertible into or exchangeable for such capital stock, it being expressly agreed that JIA shall have no power to authorize the issuance of any securities on behalf of Summit V;

                (iii) not cause Summit V to (1) incur or become contingently liable with respect to any indebtedness for borrowed money other than trade payables incurred in the ordinary course of business, (2) redeem, purchase, acquire or offer to purchase or acquire any shares of capital stock of Summit V, Jenkon or any other company, or any options, warrants or rights to acquire any such shares, (3) make any acquisition of any assets or businesses other than expenditures for current assets in the ordinary course of business and expenditures for fixed or capital assets in the ordinary course of business, (4) sell, pledge, dispose of or encumber any material assets or businesses other than sales of businesses or assets in the ordinary course of business, or (5) renew, extend, modify or enter into any real property (or office) lease on behalf of Summit V (it being understood that JIA intends to negotiate and enter into its own lease with the current landlord for the corporate headquarters of Summit V);

                (iv) confer with David Edwards or any person designated by David Edwards to report operational matters of materiality and the general status of ongoing operations;

                (v) not (1) cause Summit V to acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) or form any corporation, partnership, other business organization or division thereof, or acquire directly or indirectly any material amount of assets; (2) except as specifically contemplated by this Agreement, cause Summit V to incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person or entity, or make any loans or advances, except in the ordinary course of business and consistent with past practice which loans shall be on terms and conditions satisfactory to Jenkon; (3) cause Summit V to enter into any contract or agreement other than in the ordinary course of business, consistent with past practice; (4) except for the capital expenditures and purchase orders specifically described (by type and maximum expenditure) on
Schedule 1 to this Agreement, authorize any single capital expenditure by or on behalf of Summit V that is in excess of $10,000 or capital expenditures that are, in the aggregate, in excess of $50,000; or (5) enter into or amend or cause Summit V to enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this subsection;

                (vi) not (1) cause Summit V to enter into any employment, consulting or agency agreement (whether written or oral), or increase the compensation payable or to become payable to its officers, employees or consultants, except for increases in accordance with existing agreements or past practices for employees of Summit V who are not officers, directors or shareholders of Summit V or JIA, (2) cause Summit V to grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer employee of Summit V or JIA, (3) cause Summit V to establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee of Summit V or JIA, or (4) cause Summit V to make any distribution of cash or other assets to JIA or any shareholder, director, officer or affiliate thereto other than pursuant to the terms of employment or consulting arrangements in effect on the date of this Agreement (which shall in all cases, be consistent with past practice);

                (vii) not make, change or revoke any material tax election on behalf of Summit V or make any material agreement or settlement regarding taxes owed by Summit V with any taxing authority;

                (viii) not take any action, other than reasonable and usual actions in the ordinary course of Business and consistent with Summit V's past practice, with respect to accounting policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable), other than as required by GAAP or as reasonably required by Jenkon;

                (ix) not make or issue any press release on behalf of Summit V or JIA relating to the Business or the terms of this Agreement;

                (x) cause Summit V to pay and make any required deposits of payroll and employment taxes on a timely basis and in accordance with applicable law; and

                (xi) cause Summit V's obligations and accounts payable to be paid when due, consistent with past practices.

        4. CASH RECEIPTS AND CASH DISBURSEMENTS.

            (a) BANK ACCOUNT. Promptly following the execution of this Agreement, JIA and Summit V shall jointly establish and maintain one or more bank accounts (collectively, the "Interim Account") and shall cause all receipts from accounts receivable of Summit V to be deposited into the Interim Account, and shall cause all payments with respect to liabilities of Summit V to be paid from the Interim Account. JIA shall make deposits to the Interim Account ("Funding Deposits") as required to fund Summit V's operation as provided in
Section 4(b) below. The Interim Account shall be registered in the name of Summit V and shall provide for signatories designated by JIA (who shall, in all cases, be officers of JIA); provided, however, that Jenkon shall have the power (and the Interim Account shall specifically provide Jenkon the power) to change or modify the signatories upon any breach of this Agreement by JIA, the termination of this Agreement, or to the extent the Board of Directors makes a reasonable good faith determination that such changes are necessary in accordance with the fiduciary duties of the Board of Directors to the stockholders of Jenkon. Neither Jenkon nor Summit V shall make withdrawals from the Interim Account other than in the ordinary course of Summit V's Business. JIA shall not make withdrawals from the Interim Account except (i) to pay Summit V liabilities and fund Summit V operating expenses during the Interim Period, or
(ii) upon termination of this Agreement or Closing, to receive any unused Funding Deposits. Jenkon shall be entitled to receive and review all account statements and, upon request, JIA shall provide Jenkon with account balance information relating to the Interim Account. If this Agreement is terminated prior to Closing (other than as a result of a breach of or failure to perform its obligations under this Agreement or the Stock Purchase Agreement by JIA), JIA shall have the right to withdraw from the Interim Account the aggregate amount of all Funding Deposits.

            (b) ADVANCES AND RETURN OF PROPERTY BY JIA. During the Interim Period, JIA agrees to advance to Summit V (through Funding Deposits as described in (a) above), such amounts as are necessary to fund the continuing operations of Summit V's business (including, without limitation, the prompt payment of employee salaries, employment and other taxes, lease payments and other operating expenses of Summit V). In the event that a Closing does not occur (other than by reason of a breach of this Agreement or the Stock Purchase Agreement by JIA, Jenkon shall reimburse JIA for all Funding Deposits used in connection with the operation of the Business. In the event that the Closing does not occur (for any reason), JIA shall return all of the business and assets to Summit V in good order and repair, normal wear excepted.

            (c) CASH RECEIPTS. JIA shall have full authority to collect all Cash Receipts and deposit them in the Interim Account.

            (d) CASH DISBURSEMENTS. Subject to any limitations set forth elsewhere in this Agreement, JIA shall have full authority to make Cash Disbursements out of Cash Receipts and Funding Deposits in connection with the operation of the Business.

            (e) NO COMPENSATION TO JIA. JIA shall not be entitled to compensation for its services in managing the operations of the Business hereunder.

        5.  [Reserved]

        6.  INDEMNIFICATION.

            (a) INDEMNIFICATION OF JIA. Jenkon and Summit V hereby jointly and severally agree to indemnify, defend and hold JIA and each of its officers, directors and agents harmless from and against any and all liabilities, claims, demands, rights and causes of action of whatever kind or nature arising out of or resulting from (i) the a breach of this Agreement by Jenkon, and (ii) if the Closing does not occur for reasons other than a breach or failure to perform by JIA, the operation of the Business prior to the date of this Agreement.

            (b) INDEMNIFICATION OF JENKON AND SUMMIT V. JIA (and, if a Closing occurs, Summit V) hereby jointly and severally agree to indemnify, defend and hold Jenkon (and, if a Closing does not occur, Summit V) and each of their respective officers, directors and agents harmless from and against any and all liabilities, claims, demands, rights and causes of action of whatever kind or nature arising out of or resulting from (i) the a breach of this Agreement by JIA, (ii) if the Closing occurs, the operation of the Business or any other business by Summit V or JIA subsequent to the date of this Agreement, and (iii) any offering or sale of securities by JIA.

        7. FORCE MAJEURE. Neither JIA, Summit V nor Jenkon shall be liable for any delay in the performance of their respective obligations hereunder due to any cause beyond its reasonable control, including, but not limited to, fires, floods, strikes, or other labor disputes, accidents to machinery, delay in performing the Services because of the installation or removal of data processing equipment, production shutdowns, shortages of fuel, acts of sabotage, riots, precedence or priorities granted at the request or for the benefit, directly or indirectly, of the federal or any state government or any subdivision or agency thereof, delay in transportation or lack of transportation facilities, or restrictions imposed by federal, state or other governmental legislation or rules or regulations thereof.

        8. NATURE OF RELATIONSHIP. JIA, Summit V and Jenkon acknowledge and agree that JIA is acting as an independent contractor, and, except as otherwise provided in this Agreement or the Stock Purchase Agreement, this Agreement is not intended to create any other relationship between the parties, including, without limitation, a partnership or joint venture. Jenkon, Summit V and Jenkon Washington hereby acknowlegde and agree that during the Interim Period, Robert Cavitt shall remain as an officer of Summit V but, subject to the duties, standards of conduct and restrictions imposed by the terms of this Agreement with respect to JIA's management of the Business, each of Jenkon, Summit V and Jenkon Washington hereby waive any conflict of interest arising out of Robert Cavitt's role as an officer of Summit V and an officer and director of JIA.

        9. AUTHORITY; AUTHORIZATIONS. Jenkon and Summit V represent and warrant to JIA that they have the power and authority to enter into this Agreement and to perform their obligations hereunder, and that they have taken all necessary corporate action required to be taken to authorize the execution, delivery and performance of this Agreement. JIA represents and warrants that it has the power and authority to enter into this Agreement and to perform its obligations hereunder and that it has taken all necessary corporate action required to be taken in order to authorize the execution, delivery and performance of this Agreement.

        10. ASSIGNMENT. No party shall assign its rights under this Agreement or its interest herein without the other parties' prior written consent.

        11. NON-WAIVER. Failure of any party hereto to enforce any of the terms and provisions herein or to exercise any right accruing through the default of the other parties shall not constitute a waiver of other or future defaults of the defaulting party.

        12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington, without regard to principles of conflicts of law thereof.

        13. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties relative to the subject matter of this Agreement. This Agreement expressly supersedes all prior negotiations, representations, offers, letters, contracts, writings or other agreements or understandings with respect hereto. No change, amendment or modification hereof shall be valid unless it is made in writing and signed by all parties.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Attest:                                 JIA, Inc., a Washington corporation


___________________________             By:________________________________

                                        Title: ____________________________


Attest:                                 Summit V, Inc., a Washington
                                        corporation


___________________________             By:________________________________

                                        Title: ____________________________


Attest:                                 Jenkon International, Inc., a Delaware
                                        corporation


__________________________              By:________________________________

                                        Title: ____________________________


Attest: Jenkon International, Inc., a Washington corporation


__________________________              By:________________________________

                                        Title: ____________________________

                          MANAGEMENT SERVICES AGREEMENT
                                    EXHIBIT A


         I.       ACCOUNTING SERVICES
                  -------------------
                  Cash Management
                  Financial Statement Preparation
                  Tax Return Preparation Supervision
                  Credit & Collections Supervision
                  Accounts Payable, Cash Disbursements Supervision Bank Account Reconciliations Supervision
                  Cost Accounting Assistance

         II.      MANAGEMENT INFORMATION SERVICES
                  -------------------------------
                  Data Processing Services Supervision for
                  Order Entry and Billing
                  Sales and Accounts Receivable
                  Accounts Payable and Cash Disbursement
                  Payroll
                  General Software Support
                  Productivity Planning

         III.     EMPLOYEE BENEFITS
                  -----------------
                  Administration of Employee Benefit Plans

         IV.      PERSONNEL MANAGEMENT
                  --------------------

         V.       COMPANY MANAGEMENT AND PLANNING
                  -------------------------------

         VI.      SALES ACTIVITY SUPERVISION
                  --------------------------

         VII.     PURCHASING SUPERVISION
                  ----------------------

                                  APPENDIX G

                     FAIRNESS OPINION OF CAPITALINK, L.C.

                                                            As of March 22, 2000

Board of Directors
Jenkon International, Inc.
7600 NE 41st Street
Suite 350
Vancouver, WA  98662

Members of the Board:

We understand that there is a Stock Purchase Agreement, dated as of March 15, 1999 (the "Stock Purchase Agreement"), among JIA, Inc. ("JIA"), Jenkon, Jenkon International, Inc, a wholly-owned subsidiary of Jenkon, and Summit, whereby JIA shall purchase 100% of the outstanding shares of Summit in exchange for the following (hereafter, the "Purchase Consideration"):

         Consideration of $850,000, of which $500,000 shall be paid at the closing of the transaction, and $350,000 of which shall be in the form of a promissory note with an interest rate of 12% per annum, due one year from the closing of the transaction.

The transaction described in the preceding two paragraphs is referred to as the "Proposed Transaction."

You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of Jenkon of the Purchase Consideration. We have not been requested to opine as to, and our opinion does not in any manner address, the underlying business decision of Jenkon to proceed with or effect the Proposed Transaction. In addition, we have not been requested to explore any alternatives to the Proposed Transaction.

In arriving at our opinion, we, among other things: (i) reviewed the Stock Purchase Agreement; (ii) reviewed publicly available financial information and other data with respect to Jenkon, including the Annual Report for the fiscal year ended June 30, 1999, the Quarterly Reports on Form 10-QSB for the periods ended September 30, 1999, and December 31, 1999, and, the Current Reports on Form 8-K, dated December 30, 1999 and (on Form 8-K/A) dated February 28, 2000;
(iii) reviewed the Jenkon Private Placement Memorandum dated September 10, 1999;
(iv) reviewed certain other relevant financial and operating data relating to Jenkon and Summit made available from published sources and from the internal records of Jenkon; (v) considered the historical financial results and present financial condition of Summit with those of other companies that we deemed relevant; (vi) reviewed and analyzed the financial terms of certain transactions that we deemed comparable to the Proposed Transaction; (vii) reviewed certain publicly available information concerning the trading of, and the trading market for, the common stock of Jenkon; (viii) reviewed and analyzed certain publicly available information concerning the trading of, and the trading market for, companies that we believed to be comparable to Summit; (ix) reviewed and discussed with representatives of the management of Jenkon and Summit certain financial and operating information furnished to us and presented in the public filings;
(x) inquired about and discussed the Proposed Transaction with Jenkon and Summit management; and (xi) performed such other analyses and examinations as we deemed appropriate.

In arriving at our opinion, we relied upon and assumed the accuracy and completeness of all of the financial and other information that was used without assuming any responsibility for any independent verification of any such information and further relied upon the assurances of Jenkon's management that they were not aware of any facts or circumstances that would make any such information inaccurate or misleading. In arriving at our opinion, we did not make a physical inspection of the properties and facilities of Jenkon (or Summit), and has not made or obtained any evaluations or appraisals of the assets and liabilities (contingent or otherwise) of Summit. We assumed that the Proposed Transaction will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations. In addition, upon the advice of the management of Jenkon and its legal advisors, we assumed that the Proposed Transaction would not cause any adverse tax affect to Jenkon based on use of existing net operating loss carryforwards available. Our opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, March 22, 2000. Accordingly, although subsequent developments may affect our opinion, we did not assume any obligation to update, review or reaffirm our opinion.

We have also assumed, with your consent, that the Proposed Transaction will be consummated in accordance with the terms described in the Stock Purchase Agreement, without any further amendments thereto, and without waiver by Jenkon of any of the conditions to any obligations thereunder.

In connection with our services, we have previously received a retainer and will receive the balance of our fee for rendering this opinion. In addition, Jenkon has agreed to indemnify us for certain liabilities that may arise out of the rendering this opinion. This opinion is not intended to be and does not constitute a recommendation to any shareholder of Jenkon as to how such shareholder should vote, if required to, with respect to the Proposed Transaction.

Our opinion is for the use and benefit of the Board of Directors of Jenkon and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction and may not be used by Jenkon for any other purpose or reproduced, disseminated, quoted or referred to by Jenkon at any time, in any manner or for any purpose, without the prior written consent of Capitalink, except that this opinion, may be reproduced in full in, and references to the opinion and to Capitalink and its relationship with Jenkon may be included in any proxy statement relating to the Proposed Transaction that Jenkon files with the U.S. Securities and Exchange Commission and distributes to holders of Jenkon's common stock in connection with the Proposed Transaction.

Based upon and subject to the foregoing, it is our opinion that, as of the date of this letter, the Purchase Consideration is fair, from a financial point of view, to the shareholders of Jenkon.


Very truly yours,



CAPITALINK, L.C.

(FRONT)

PROXY

                           JENKON INTERNATIONAL, INC.
                        7600 N.E. 41st Street, Suite 350
                           Vancouver, Washington 98662
                                 (360) 256-4400

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints David Edwards and Cliff DeGroot as Proxies, each with the power to appoint his substitute, and hereby authorizes them or either of them to represent and to vote as designated below, all the shares of common stock of Jenkon International, Inc. held of record by the undersigned on May 5, 2000, at the Special Meeting of Shareholders to be held on May 31, 2000, or any adjournment thereof.

1. APPROVAL OF THE CONVERSION PROPOSAL (as described in the Proxy Statement)

____ FOR                       ____ AGAINST                        ____ ABSTAIN

2. APPROVAL OF THE CHARTER AMENDMENT PROPOSAL (as described in the Proxy Statement)

____ FOR                       ____ AGAINST                        ____ ABSTAIN

3. APPROVAL OF THE SALE PROPOSAL (as described in the Proxy Statement)

____ FOR                       ____ AGAINST                        ____ ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(BACK)

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

Please sign exactly as name appears below.   When shares are held by joint
                                             tenants, both should sign. When
                                             signing as attorney, as executor,
                                             administrator, trustee, or
                                             guardian, please give full title as
                                             such.  If a corporation, please
                                             sign in full corporate name by
                                             President or other authorized
                                             officer. If a partnership, please
                                             sign in partnership name by
                                             authorized person.


Dated:                         , 2000
       ------------------------        ----------------------------------------
                                       Signature

-----------------------------------------------------------------------------
                                          Signature if held jointly

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.